SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.                      )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Shareholders,

Hasbro will host the 2017 Annual Meeting of Shareholders on Thursday, May 18 at the Company’s headquarters in Pawtucket, Rhode Island. The attached Notice of Annual Meeting of Shareholders and Proxy Statement provides information regarding the business we will conduct at the Meeting and other important matters regarding our Company. On behalf of Hasbro’s Board of Directors, we encourage you to vote your shares and invite you to join the meeting.

Over the past ten years, Hasbro has redefined itself as a global organization Creating the World’s Best Play Experiences. It has invested to build the best possible team to execute consumer insight and story-led brands across consumer touch points, including toys and games, digital gaming, entertainment and consumer products. This strategic roadmap is known as Hasbro’s Brand Blueprint.

In 2016, strong execution of the Brand Blueprint delivered another record year. 13% revenue growth drove Hasbro’s first $5 billion revenue year along with a 14% increase in operating profit and a 22% increase in diluted earnings per share.

Consistent with Hasbro’s long-standing capital priorities, the Company invested back into the business to drive long-term profitable growth and shareholder value creation. In 2016, this included investing in brands, innovation, new capabilities around the Brand Blueprint, such as the acquisition of Boulder Media, and in systems infrastructure. The Company then returned excess cash to shareholders. Hasbro generated $775 million in operating cash flow last year and returned approximately $400 million to shareholders. This included $249 million in dividends and $151 million in share repurchases. In February 2017, the Board voted to increase the quarterly dividend 12%, or $0.06 per share, to $0.57 per share. This marked the 13th quarterly dividend increase in the past 14 years.

As Hasbro continues to expand its reach as a Global Play and Entertainment Company, Hasbro’s Board of Directors is ensuring it has the relevant skills and expertise to fully support the Company’s broader ambitions. Through thoughtful and proactive recruiting and succession planning, Hasbro’s Board represents the most diverse set of industries and experiences in its history. Since last year’s annual meeting, we were pleased to add two new Board members: Mary Beth West, with her tremendous experience in the retail and consumer space, and Hope Cochran, with her robust digital gaming and financial expertise. The addition of Mary Beth and Hope, as well as Sir Crispin Davis who joined the Board in early 2016, well prepares the Board for the departure of two valued members, Basil Anderson, lead independent director, and Alan Batkin. Both Basil and Alan will not stand for reelection this year. We are identifying and appointing a new Lead Independent Director who will assume those duties as of our upcoming Annual Meeting.

Throughout the past year, we have continued our dialogue with shareholders. This dialogue included discussions on a wide-range of topics, most notably compensation, governance and corporate social responsibility (CSR). These conversations inform our actions as we craft the best practices for advancing Hasbro’s business over the long term. We encourage you to read more about our pay-for-performance compensation programs as well as our governance practices in this document. In addition, under the oversight of the Nominating, Governance and Social Responsibility Committee, our efforts to make the world a better place for children and their families, continues to drive our industry-leading efforts in CSR and philanthropy. You can read more about these important initiatives on our website at www.hasbro.com/csr.

On behalf of our shareholders, Hasbro’s Board of Directors works collaboratively with Hasbro’s Senior Management team to drive long-term shareholder value creation. We are pleased with the results of these efforts in 2016, and are working to unlock the full potential of Hasbro in future years. We thank you for your continued support and look forward to updating you on our progress.

Sincerely,

Brian D. Goldner Chairman of the Board and Chief Executive Officer, Hasbro, Inc.	Basil L. Anderson Lead Independent Director, Hasbro’s Board of Directors

HASBRO, INC.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Time:	11:00 a.m. local time

Date:	Thursday, May 18, 2017

Place:	Hasbro, Inc. Corporate Offices 1027 Newport Avenue Pawtucket, Rhode Island 02861

Purpose:

•     Elect twelve directors.

•     Conduct an advisory vote on the compensation of the Company’s named executive officers.

•     Conduct an advisory vote as to the frequency of the shareholder vote on the compensation of the Company’s named executive officers.

•     Consider amendments to the Company’s Restated 2003 Stock Incentive Performance Plan.

•     Consider an amendment to the Company’s 2014 Senior Management Annual Performance Plan.

•     Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

•     Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•     The Company’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” advisory approval of the Company’s compensation for its named executive officers, in support of having an annual advisory vote (a vote every one year) on the Company’s compensation for its named executive officers, “FOR” the amendments to the Restated 2003 Stock Incentive Performance Plan, “FOR” the amendment to the 2014 Senior Management Annual Performance Plan and “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

•     Shareholders of record of the Company’s common stock at the close of business on March 22, 2017 may vote at the meeting.

•     You are cordially invited to attend the meeting to vote your shares in person, to hear from our senior management, and to ask questions. If you are not able to attend the meeting in person, you may vote by Internet, by telephone or by mail. See the Proxy Statement for specific instructions. Please vote your shares.

•     On or about April 4, 2017 we will begin mailing a Notice of Internet Availability of Hasbro’s Proxy Materials to shareholders informing them that this Proxy Statement, our 2016 Annual Report to Shareholders and voting instructions are available online. As is more fully described in that Notice, all shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials.

By Order of the Board of Directors

Barbara Finigan

Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: April 4, 2017

PROXY STATEMENT HIGHLIGHTS

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 25, 2016.

Annual Meeting of Shareholders

Date:	Thursday, May 18, 2017

Time:	11:00 a.m. local time

Place:	Hasbro, Inc. Corporate Offices 1027 Newport Avenue Pawtucket, Rhode Island 02861

Record date:	March 22, 2017

Meeting Agenda and Voting Recommendations

Agenda Item	Board Vote Recommendation	Page Reference for More Information
Proposal 1: Election of Twelve Director Nominees	FOR each director nominee	5
Proposal 2: Advisory Approval of the Compensation of the Company’s Named Executive Officers	FOR	68
Proposal 3: Advisory Vote on the Frequency of the Vote on the Compensation of the Company’s Named Executive Officers	ANNUAL (a vote every one year)	69
Proposal 4: Approval of Amendments to the Restated 2003 Stock Incentive Performance Plan	FOR	70
Proposal 5: Approval of Amendment to the 2014 Senior Management Annual Performance Plan	FOR	79
Proposal 6: Ratification of KPMG as Independent Registered Public Accounting Firm for 2017	FOR	91

Hasbro, Inc. | Proxy Statement Highlights	I

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent Director	Committee Memberships
Kenneth A. Bronfin	57	2008	Senior Managing Director of Hearst Ventures	✓	Compensation; Executive; Finance (Chair)
Michael R. Burns	58	2014	Vice Chairman of Lions Gate Entertainment Corp.	✓	Audit; Finance
Hope Cochran	45	2016	Venture Partner in Madrona Venture Group	✓	Audit; Finance
Sir Crispin H. Davis	67	2016	Retired Chief Executive Officer of Reed Elsevier, PLC	✓	Compensation; Nominating, Governance and Social Responsibility
Lisa Gersh	58	2010	Former Chief Executive Officer of Goop, Inc.	✓	Compensation; Nominating, Governance and Social Responsibility
Brian D. Goldner	53	2008	Chairman and Chief Executive Officer of Hasbro, Inc.		Executive
Alan G. Hassenfeld	68	1978	Retired Chairman and Chief Executive Officer of Hasbro, Inc.	✓	Executive (Chair); Finance
Tracy A. Leinbach	57	2008	Retired Executive Vice President and Chief Financial Officer of Ryder System, Inc.	✓	Audit (Chair); Executive; Nominating, Governance and Social Responsibility
Edward M. Philip	51	2002	Chief Operating Officer of Partners in Health	✓	Compensation (Chair); Executive; Nominating, Governance and Social Responsibility
Richard S. Stoddart	54	2014	Chief Executive Officer of Leo Burnett Worldwide	✓	Audit; Finance
Mary Beth West	55	2016	Former Executive Vice President, Chief Customer & Marketing Officer of J.C. Penney Company	✓	Finance; Nominating, Governance and Social Responsibility
Linda K. Zecher	63	2014	Retired President and Chief Executive Officer of Houghton Mifflin Harcourt Company	✓	Audit; Compensation

II	Proxy Statement Highlights (Continued) | Hasbro, Inc.

2016 Business Highlights

Following our record revenues and earnings in 2015, in 2016 we again delivered record revenues and earnings as we continued driving the performance of our Company across brands, business segments and geographic markets. We are connecting with consumers more deeply and across more demographics than ever before. Our focus remains on the long-term profitable growth of our Company and on achieving our strategic objectives and investment priorities.

2016 Financial Performance and Key Accomplishments

•	In 2016 we delivered net revenues of $5.02 billion, the first year in our history in which we achieved revenues in excess of $5 billion.

•	Net revenues increased 13% from 2015, inclusive of a negative $61 million impact from foreign exchange.

•	Revenues grew in all major operating segments:

•	15% in the U.S. and Canada segment,

•	11% in the International Segment, and

•	8% in the Entertainment and Licensing segment.

•	Games category revenues increased 9%.

•	Revenues grew in both the Girls and Boys categories.

•	Franchise brand revenues grew 2% and Partner brand revenues grew 28%.

•	We had an extremely successful first year of selling DISNEY PRINCESS and DISNEY FROZEN small dolls and fashion dolls under license from The Walt Disney Company.

•	Operating profit increased 14% to $788 million.

•	Net earnings increased 22% to $551.4 million, or $4.34 per share.

•	We generated $774.9 million in operating cash flow.

•	We delivered a 15.4% return on invested capital.

•	We accomplished these objectives while returning $400.2 million to our shareholders in 2016, $248.9 million in cash dividends and $151.3 million in share repurchases.

•	In February 2017, our Board approved an 12% increase in the quarterly dividend, bringing the quarterly dividend to $0.57 per common share. This is the highest quarterly dividend rate in our history. We have increased the quarterly dividend in 13 of the prior 14 years.

Shareholder Outreach and Responsiveness to Shareholders

Hasbro has engaged with our major shareholders on governance and compensation matters for several years. We do this as part of our commitment to be responsive to shareholders and to ensure that our actions are informed by the viewpoints of you, our investors. Informed by our discussions with our shareholders, both our Board of Directors and our Chief Executive Officer, Brian Goldner, mutually decided to amend certain terms of Mr. Goldner’s employment agreement. These amendments were implemented in August of 2014 and were described in detail in our proxy statement for the 2015 Annual Meeting.

Following these amendments our shareholders overwhelmingly supported our 2015 Say-on-Pay vote, with 96.7% of the shares voted at the 2015 Annual Meeting voting in favor of Say on Pay, and our 2016 Say-on-Pay Vote, with 97.4% of the shares voted at the 2016 Annual Meeting voting in favor of Say on Pay.

In 2016 we again spoke with shareholders who expressed an interest in speaking with management. In addition to speaking with any shareholders who reached out to us, we proactively extended an invitation to all 25 of our top shareholders (who held in aggregate approximately 46% of our outstanding shares) to meet and we had discussions with all of the top 25 holders who accepted our invitation, comprising holders of approximately 27% of our outstanding shares. Based upon our continuing dialog with shareholders and our 2016 Say-on-Pay vote results, we believe our current compensation program for our executive officers, including the changes we made to our compensation programs in 2014, reflect our shareholder’s views and strongly drive our pay for performance objectives.

Hasbro, Inc. | Proxy Statement Highlights (Continued)	III

In 2015 we also implemented a proxy access bylaw provision which allows holders who have held 3% or more of our shares for at least three years to include in our proxy materials nominees for election to the Board. Such holders may include the greater of 20% of the total number of nominees or two nominees. Up to twenty holders may aggregate their holdings under this provision. We adopted the proxy access bylaw provision in response to the affirmative vote of our shareholders on a proxy access shareholder proposal presented at our 2015 Annual Meeting and following conversations with many of our shareholders who supported proxy access. The proxy access bylaw provision is discussed in detail beginning on page 20 of this proxy statement.

Our amendments to Mr. Goldner’s employment agreement and adoption of the proxy access bylaw provision were all part of our commitment to listen to and be responsive to you, our shareholders.

Corporate Governance Highlights

Hasbro is committed to strong corporate governance, ethical conduct, sustainability and the accountability of our Board and our senior management team to the Company’s shareholders.

Highlights of our Efforts in these Areas include:
Comprehensive Shareholder Outreach Program;
Entire Board is Elected Annually;
Lead Independent Director Role with Clearly Defined Responsibilities;
Majority Vote Standard with a Plurality Carve-out for Contested Elections;
Proxy Access Bylaw Provision;
Board is Composed of a Significant Majority of Independent Directors;
Balance of Experience, Tenure and Qualifications on the Board;
No Shareholder Rights Plan;
Clawback Policy;
Long-standing Commitment to Corporate Sustainability;
Prohibit the Pledging or Hedging of Company Stock;
No Tax Gross-ups;
Equity Incentive Awards Granted in 2013 and Thereafter Are All Subject to a Double-Trigger Change in Control Provision;
Written Code of Conduct and Corporate Governance Principles; and
Share Ownership Policies Applicable to our Board Members and to Executive Officers and Other Designated Members of Management, as well as a Share Retention Policy.

IV	Proxy Statement Highlights (Continued) | Hasbro, Inc.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is making these proxy materials available to you on the Internet, or sending printed proxy materials to you in certain situations, including upon your request, beginning on or about April 4, 2017, in connection with Hasbro’s 2017 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 11:00 a.m. local time on Thursday, May 18, 2017 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, Rhode Island 02861. The information included in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s named executive officers and Hasbro’s directors, and certain other information. Hasbro’s 2016 Annual Report to Shareholders is also available to shareholders on the Internet and a printed copy will be mailed to shareholders upon their request.

Q:	What proposals will be voted on at the Meeting?

A:	There are six proposals scheduled to be voted on at the Meeting:

•	Election of twelve directors.

•	An advisory vote on the compensation of the Company’s named executive officers.

•	An advisory vote on the frequency of the shareholder vote on the compensation of the Company’s named executive officers.

•	Approval of amendments to the Restated 2003 Stock Incentive Performance Plan.

•	Approval of an amendment to the 2014 Senior Management Annual Performance Plan.

•	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Q:	Why did I receive a Notice of the Internet Availability of Hasbro’s Proxy Materials, instead of a full set of printed proxy materials?

A:	Rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every shareholder. We have sent a Notice of Internet
Availability of Hasbro’s Proxy Materials (the “Notice”) to our shareholders who have not requested to receive a full set of the printed proxy materials. Because of certain legal requirements, shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan were still mailed a full set of proxy materials this year. Our other shareholders may access our proxy materials over the Internet using the directions set forth in the Notice. In addition, by following the instructions in the Notice, a shareholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice to shareholders, instead of automatically sending a full set of printed copies to all shareholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Q:	How do I access Hasbro’s proxy materials online?

A:	The Notice provides instructions for accessing the proxy materials for the Meeting over the Internet, and includes the Internet address where those materials are available. Hasbro’s Proxy Statement for the Meeting and 2016 Annual Report to Shareholders can be viewed on Hasbro’s website at http://investor.hasbro.com/annual-proxy.cfm.

Q:	How do I request a paper copy of the proxy materials?

A:	Paper copies of Hasbro’s proxy materials will be made available at no cost to you, but they will only be sent to you upon request. To request a paper copy of the proxy materials follow the instructions on the Notice that you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:

All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of the close of business on March 22, 2017, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through the Computershare CIP, a Direct Stock Purchase and Dividend Reinvestment Plan for Hasbro, Inc., and (2) held

Hasbro, Inc. | Questions and Answers about the Proxy Materials and the Annual Meeting	1

for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Hasbro’s Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Meeting and vote in person, please mark the box on the voting instruction card you received and return it to your broker or nominee or contact your broker or nominee to obtain a legal proxy or follow the instructions on the Notice or voting instruction card that you received.

Effect of Not Casting Your Vote

Whether you hold your shares in street name in a brokerage account, or you are a shareholder of record, it is critical that you cast your vote.

If you hold your shares in street name, you must cast a vote if you want it to count in the election of Directors (Proposal No. 1 in this Proxy Statement), in the shareholder advisory vote on the compensation of the Company’s named executive officers (Proposal No. 2), in the vote on the frequency of advisory votes on the compensation of the Company’s named executive officers (Proposal No. 3), in the vote to approve amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4), and in the vote to approve an amendment to the 2014 Senior Management Annual Performance Plan (Proposal No. 5).

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, or on many other matters, your broker was allowed to vote those shares on your behalf as they felt appropriate. However, brokers no longer have the ability to vote your uninstructed shares in the election of Directors on a discretionary basis, and brokers do not have any discretionary ability to vote shares on the advisory vote with respect to the compensation of the Company’s named executive officers, the advisory vote with respect to the frequency of votes on the compensation of the Company’s named executive officers, or on either of the plan proposals. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of Directors and on proposals 2, 3, 4 and 5, no votes will be cast on your behalf on those matters. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 6).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Meeting, including the ratification of the appointment of the independent registered public accounting firm.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of the close of business on March 22, 2017 and bring proof of your identification. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 22, 2017, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of your identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. Please bring proof of your identification to the meeting. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Meeting or are otherwise unable to attend.

2	Questions and Answers about the Proxy Materials and the Annual Meeting (Continued) | Hasbro, Inc.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that for Hasbro shareholders, other than those shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan who are all being mailed a printed set of proxy materials, you will only be mailed a printed set of the proxy materials, including a printed proxy card or printed voting instruction card, if you request that such printed materials be sent to you. You may request a printed set of proxy materials by following the instructions in the Notice.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of Directors. In the election of Directors, for each of the nominees you may vote “FOR” such nominee “AGAINST” such nominee, or you may “ABSTAIN” from voting with respect to such nominee. For proposals 2, 4, 5 and 6, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote
“AGAINST” the proposal on proposals 2, 4, 5 and 6. For proposal 3, you may indicate a preference to have the advisory vote on the compensation for the Company’s named executive officers every one year, every two years, every three years, or you can abstain from expressing a preference.

If you properly sign and return your proxy card or complete your proxy via the Internet or telephone, your shares will be voted as you direct. If you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a shareholder of record and do not either vote via the Internet, via telephone, return a signed proxy card or vote in person at the Meeting, your shares will not be voted.

If you are a beneficial shareholder and do not vote via the Internet, telephone, in person at the Meeting or by returning a signed voting instruction card, your shares may only be voted in situations where brokers have discretionary voting authority over the shares. Discretionary voting authority is only permitted on the proposal for the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for 2017.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice or more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices or proxy and voting instruction cards you receive.

Hasbro, Inc. | Questions and Answers about the Proxy Materials and the Annual Meeting (Continued)	3

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish final voting results in a Current Report on Form 8-K within a few days following the Meeting.

Q:	What is the quorum for the Meeting?

A:	Holders of record of the Common Stock at the close of business on March 22, 2017 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 125,006,746 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	What happens if I have previously consented to electronic delivery of the Proxy Statement and other annual meeting materials?

A:	If you have previously consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the Proxy Statement, notice of meeting and annual report on the Company’s website, and the proxy card for registered shareholders and voting instruction card for beneficial or “street name” shareholders, on the voting website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the Notice, or annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record who choose to vote their shares via the Internet will be asked to choose a current and future delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Submit” and then respond as to whether you would like to receive current proxy material electronically or by mail. If you already have access to the materials, choose that option and click the “Next” button. On the following screen, choose whether you would like to receive future proxy materials by e-mail (and enter and verify your e-mail address), by mail or make no change or no preference and click “Next.” During the year, shareholders of record may sign up to receive their future annual meeting materials electronically over the Internet by going to the website www.computershare.com/investor. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

4	Questions and Answers about the Proxy Materials and the Annual Meeting (Continued) | Hasbro, Inc.

ELECTION OF DIRECTORS (Proposal No. 1)

Twelve directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2018 Annual Meeting of Shareholders (the “2018 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors, to serve until the 2018 Meeting, the persons named below. All of the nominees are currently directors of the Company. The proxies cannot be voted for more than twelve directors at the Meeting.

Unless otherwise specified in your voting instructions, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by the Board. The Board, however, has no reason to believe that any nominee named below will be unable to serve as a director.

In considering candidates for election to the Board, the Board, the Nominating, Governance and Social Responsibility Committee of the Board, and the Company consider a number of factors, including employment and other experience, qualifications, attributes, skills, expertise and involvement in areas that are of importance to the Company’s business, business ethics and professional reputation, other Board service, business, financial and strategic judgment, and the desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. Each of the nominees for election to the Board at the meeting has served in senior positions at complex organizations and has demonstrated a successful track record of strategic, business and financial planning, execution and operating skills in these positions. In addition, each of the nominees for election to the Board has proven experience in management and leadership development and an understanding of operating and corporate governance issues for a large multinational company.

The following information set forth below as to each director nominee includes: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) current directorships of publicly-held companies or investment companies; (v) other previous directorships of publicly-held companies or investment companies during the past five years; (vi) period of service as a director of the Company; and (vii) particular experience, qualifications, attributes or skills, which led the Company’s Board to conclude that the nominee should serve as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

Nominees for Election as Directors

Kenneth A. Bronfin

Age: 57

Kenneth A. Bronfin is Senior Managing Director of Hearst Ventures (the strategic investment arm of diversified media company Hearst Corporation), serving in this role since 2013. Prior thereto, he was President of Hearst Interactive Media since 2002. Prior thereto, he was Deputy Group Head of Hearst Interactive Media since 1996. Mr. Bronfin has been a director of the Company since 2008.

The Board has nominated Mr. Bronfin for election as a director because of his extensive expertise and experience in operational and executive roles in the media and digital services sectors. Mr. Bronfin’s experience includes serving in a number of executive positions where he was in charge of leading interactive media and digital businesses and where he led new business ventures, strategic investments and acquisitions in the digital content and media industries. Mr. Bronfin has experience serving on a number of private and public company boards of directors. The Board believes Mr. Bronfin possesses substantial knowledge, expertise and experience, including operations and business planning experience, in the media, digital products and digital services industries, including experience in international media, advertising and marketing expertise, including in analyzing and anticipating consumer trends in media and digital technologies and businesses, as well as expertise in strategic planning and corporate finance.

Hasbro, Inc. | Election of Directors (Proposal No. 1)	5

Michael R. Burns

Age: 58

Michael R. Burns is the Vice Chairman and a member of the Board of directors of Lions Gate Entertainment Corp. (a global entertainment company with significant motion picture and television operations), serving in this role since 2000. Lions Gate acquired Starz in December 2016. From 1991 to 2000, he was the Managing Director and Head of the Los Angeles Investment Banking Office of Prudential Securities Inc. Mr. Burns has been a director of the Company since 2014.

The Board has nominated Mr. Burns for election as a director because of his extensive knowledge and experience in content development and brand building, including in the use of creative storytelling and immersive entertainment across platforms to build global entertainment franchises, in the entertainment industry, including operating and financial expertise in motion picture and television development, production, financing, marketing and monetization, expertise in strategic planning for, investing in and building content and entertainment-driven multi-platform businesses, experience in global media distribution, expertise in investment banking and corporate finance, and expertise in international business.

Hope Cochran

Age: 45

Hope Cochran is a venture partner at Madrona Venture Group (a technology-focused venture capital group). Prior to joining Madrona in January 2017, Ms. Cochran was the Chief Financial Officer of King Digital Entertainment from 2013 to 2016. From 2005 to 2013, Ms. Cochran was the Chief Financial Officer for Clearwire, Inc. Ms. Cochran has been a director since 2016.

The Board appointed Ms. Cochran as a director in 2016 and has nominated Ms. Cochran for re-election as a director because of her extensive experience spanning more than 20 years as a senior financial executive in the digital gaming and telecom industries, her knowledge of how to develop digital content businesses, her expertise in managing global teams, her work managing, growing and overseeing global businesses, her international business experience, her experience as a public company chief financial officer, and her expertise in financial and accounting issues for large public companies.

Sir Crispin H. Davis

Age: 67

Sir Crispin H. Davis served as the Chief Executive Officer of Reed Elsevier, PLC (a leading provider of scientific, legal and business publishing) from 1999 to 2009. From 1994 to 1999 he was the Chief Executive Officer of Aegis Group, PLC (media and digital marketing communications company). He is a director of Vodaphone Group, PLC and served on the Board of Glaxo Smith Kline, PLC from 2003 to 2013. Sir Davis has been a director of the Company since February 2016.

The Board has nominated Sir Davis for election as a director because of his experience transforming a print-based publishing company into a leading online information provider, international business expertise, proven leadership in driving the growth of large multinational corporations, expertise in brand building, organizational development and global marketing, background in media and digital marketing, and knowledge of corporate governance and board best practices.

6	Election of Directors (Proposal No. 1) (Continued) | Hasbro, Inc.

Lisa Gersh

Age: 58

Lisa Gersh served as the Chief Executive Officer of Goop, Inc. (lifestyle publication curated by Gwyneth Paltrow) from 2014 to 2016. Ms. Gersh served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. (integrated media and merchandising company) from 2012 to 2013. Prior thereto, she served as President and Chief Operating Officer of Martha Stewart Living Omnimedia, Inc. from 2011 to 2012. She served as President, Strategic Initiatives at NBC News, an operating subsidiary of NBC Universal (media company) from 2007 until January 2011. Ms. Gersh served as a director of Martha Stewart Living Omnimedia, Inc. from 2011 to 2013. Ms. Gersh was the founder and President of Oxygen Media from 1998 until 2007. Ms. Gersh has been a director of the Company since 2010.

The Board has nominated Ms. Gersh for election as a director because of her extensive experience in the media, branded products and entertainment industries, including television, digital entertainment and publishing. These roles involved operating and executive positions with multiple leading media and brand-driven companies, including as Chief Executive Officer of Goop, Inc., President and Chief Executive Officer of Martha Stewart Living Omnimedia and her role in leading NBC Universal’s acquisition of the Weather Channel companies as the executive in charge of the investment. The Board believes Ms. Gersh possesses knowledge, expertise and perspectives, including business and strategic planning expertise, regarding media, brand-driven and entertainment industries, including the cable television and digital industries, marketing and branding expertise, and expertise in media trends and in building global brand-driven businesses.

Brian D. Goldner

Age: 53

Brian D. Goldner has served as the Chief Executive Officer of Hasbro, Inc. since 2008, and additionally has served as the Chairman of the Board since May 2015. In addition to being Chief Executive Officer, from 2008 to 2016 Mr. Goldner was also the President of Hasbro. Prior to 2008, Mr. Goldner served as the Chief Operating Officer of Hasbro from 2006 to 2008 and as President, U.S. Toys Segment from 2003 to 2006. Prior to joining Hasbro in 2000, Mr. Goldner held a number of management positions in the family entertainment and advertising industries, including as Executive Vice President and Chief Operating Officer of Bandai America, Worldwide Director in charge of the Los Angeles Office of J. Walter Thompson and as a Vice President and Account Director of Leo Burnett Advertising. Mr. Goldner serves on the Board of The Gap, Inc. and served on the Board of Molson Coors Brewing Company from 2010 to 2016. Mr. Goldner has been a director of the Company since 2008.

The Board has nominated Mr. Goldner for election as a director because of the fundamental role he has played and continues to play in the transformation of Hasbro’s business globally and in successfully formulating and executing the Company’s strategy, including its expansion into new geographies and new categories, and its use of consumer insights, content creation and immersive storytelling to build global brands. Mr. Goldner has extensive experience and expertise in branded-products and entertainment industries and expertise in marketing, brand development, storytelling and brand building. Mr. Goldner is the chief architect of the Company’s brand blueprint and has led the Company’s transformation from a traditional toy and game manufacturer into a global organization dedicated to Creating the World’s Best Play Experiences. Since 2000, under Mr. Goldner’s leadership, the Company has conceptualized and implemented its brand blueprint, imagining and re-imagining core Hasbro brands globally, identifying Hasbro’s Franchise Brands and developing new ways to express Hasbro’s brands through entertainment, digital media and lifestyle licensing. Mr. Goldner has been a key driver behind the Company’s use of immersive brand-driven entertainment experiences, including motion pictures and television based on the Company’s brands, to develop brand recognition and build the Company’s business. The Board believes Mr. Goldner possesses knowledge, expertise and experience regarding strategic and operational planning and execution in global brand and content-driven entertainment industries, including in delivering immersive branded-play offerings and in using storytelling to build global consumer franchises, expertise in global branded-entertainment industry trends and challenges, expertise in the media and entertainment industries, and expertise in marketing, product and brand development and delivery in the entertainment and consumer products spaces.

Mr. Goldner also serves as an officer and/or director of a number of the Company’s subsidiaries at the request and convenience of the Company.

Hasbro, Inc. | Election of Directors (Proposal No. 1) (Continued)	7

Alan G. Hassenfeld

Age: 68

Alan G. Hassenfeld served as Chairman of the Board of Hasbro, Inc. from 1989 to 2008. Prior to May 2003, Mr. Hassenfeld served as Chairman of the Board and Chief Executive Officer of Hasbro since 1999. Prior thereto, he was Chairman of the Board, President and Chief Executive Officer of Hasbro since 1989. Mr. Hassenfeld serves on the Board of salesforce.com, inc. and served on the Board of Global Cornerstone Holdings Ltd. from 2011 until 2013. Mr. Hassenfeld is also co-chairman of the Governing Body of the International Council of Toy Industries CARE Process. Mr. Hassenfeld has been a director of the Company since 1978.

The Board has nominated Mr. Hassenfeld for election as a director because of his more than 40 years of experience in the toy, game and family entertainment industry, including his extensive service in senior leadership roles at Hasbro, culminating in his service as the Company’s Chairman of the Board and Chief Executive Officer. Throughout his career at Hasbro, Mr. Hassenfeld held a number of positions of increasing responsibility in marketing and sales for the Company’s domestic and international operations, including responsibilities overseeing global markets. He became Vice President of International Operations in 1972 and later served as Vice President of Marketing and Sales and then as Executive Vice President, prior to being named President of the Company in 1984 and President and Chief Executive Officer in 1989. The Board believes Mr. Hassenfeld possesses particular knowledge, expertise and experience regarding strategic and operational planning and execution in the toy, game and family entertainment industries, expertise in industry trends and challenges, global markets, and international business operations, expertise in issues of corporate social responsibility and sustainability, and experience and expertise in the competitive and financial positioning of the Company and its business.

Tracy A. Leinbach

Age: 57

Tracy A. Leinbach served as the Executive Vice President and Chief Financial Officer for Ryder System, Inc. (a global logistics and transportation and supply chain solutions provider) from 2003 until 2006. Prior thereto, Ms. Leinbach served as Executive Vice President, Fleet Management Solutions for Ryder since 2001. She is a director of Forward Air Corporation and Veritiv Corporation. Ms. Leinbach has been a director of the Company since 2008.

The Board has nominated Ms. Leinbach for election as a director because of her extensive business experience in global operations, strategic and financial planning, auditing and accounting. Ms. Leinbach held a number of positions involving increasing global operating and global financial management, responsibility and oversight, as well as global supply chain management, with Ryder, spanning a career with Ryder of over 21 years. During her career she lead the company’s largest business unit in the U.S., as well as units in Europe, Mexico and Canada. In addition to extensive operating experience, her time with Ryder included service as controller and chief financial officer at many of Ryder’s subsidiaries and divisions. Ms. Leinbach’s career with Ryder culminated in her service as Executive Vice President and Chief Financial Officer. Prior to her career with Ryder, Ms. Leinbach worked for Price Waterhouse in public accounting and was a CPA. The Board believes Ms. Leinbach possesses particular knowledge, expertise and experience in strategic planning, management, operations, logistics and risk management for a large multinational company, corporate finance, sales, and expertise in issues regarding financial reporting and accounting issues for large public companies. The Board has determined that Ms. Leinbach qualifies as an Audit Committee Financial Expert due to her prior experience, including as the Chief Financial Officer of a public company (Ryder System, Inc.).

8	Election of Directors (Proposal No. 1) (Continued) | Hasbro, Inc.

Edward M. Philip

Age: 51

Edward M. Philip has served as the Chief Operating Officer of Partners in Health (a non-profit healthcare organization) since January 2013. In addition, Mr. Philip is a Special Partner at Highland Consumer Fund (consumer-oriented private equity fund), serving in this role since 2013. He served as Managing General Partner at Highland Consumer Fund from 2006 to 2013. Prior thereto, Mr. Philip served as President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) from May 2004 to November 2005. Prior thereto, he was Senior Vice President of Terra Networks, S.A. (global Internet company) from October 2000 to January 2004. In 1995, Mr. Philip joined Lycos, Inc. (an Internet service provider and search company) as one of its founding members. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as Vice President of Finance for the Walt Disney Company, and prior thereto Mr. Philip spent a number of years in investment banking. He is a director of BRP Inc. and United Continental Holdings, Inc. Mr. Philip has been a director of the Company since 2002.

The Board has nominated Mr. Philip for election as a director because of his more than 25 years of business and management experience, including years of experience as both an operating executive and chief financial officer of multinational corporations, and his experience in strategic, business and financial planning in consumer-based and technology-based industries and in overseeing management teams of such companies, as well as in managing teams responding to complex and critical international issues. The Board believes Mr. Philip possesses knowledge, expertise and perspectives regarding internet and technology based industries and the use of the internet and digital media for building businesses, expertise in strategic planning and execution in complex global organizations, expertise in consumer trends and in the family entertainment industry, corporate finance, financial reporting and accounting matters for large multinational public companies, as well as expertise in the operation and management of large multinational corporations.

Richard S. Stoddart

Age: 54

Richard S. Stoddart is the Chief Executive Officer of Leo Burnett Worldwide, serving in this role since February 2016. He served as Chief Executive Officer of Leo Burnett North America from 2013 to 2016 and as President of Leo Burnett North America from 2005 to 2013. Mr. Stoddart has been a director of the Company since 2014.

The Board has nominated Mr. Stoddart for election as a director because of his extensive experience in the advertising, marketing and communications industries, including in television, digital, social media and in print, and in building global brands and businesses. As the Chief Executive Officer of one of the largest advertising agencies, Mr. Stoddart is recognized for his leadership in the development and integration of shopper, digital, social and mobile capabilities as part of a company’s overall marketing and brand strategy. The Board believes Mr. Stoddart possesses knowledge, expertise and experience regarding branding and brand building, marketing strategy and marketing communications across media platforms, including in traditional advertising, digital advertising and social media, expertise in media planning, launching branded content and products, and expertise in media trends and strategic planning for businesses building global content-driven brands.

Mary Beth West

Age: 55

Mary Beth West served as Executive Vice President, Chief Customer & Marketing Officer of J.C. Penney Company from 2015 through March 2017. From 2012 to 2014 she was the Executive Vice President, Chief Category & Marketing Officer for Mondelez International, Inc. Prior thereto, she served as the Chief Marketing Officer for Kraft Foods, Inc. from 1986 to 2012. Ms. West served as a director of J.C. Penney Company from 2006 through 2015. Ms. West has been a director of the Company since 2016.

The Board appointed Ms. West as a director in 2016 and has nominated Ms. West for re-election as a director because of her extensive experience and expertise in marketing, brand building, managing global franchises, understanding and applying consumer insights, developing retail and sales experiences, skill in managing teams and proven perspective in delivering top tier consumer experiences.

Hasbro, Inc. | Election of Directors (Proposal No. 1) (Continued)	9

Linda K. Zecher

Age: 63

Linda K. Zecher served as the President and Chief Executive Officer, and a member of the Board of directors, of Houghton Mifflin Harcourt Company, from 2011 to 2016. Prior thereto, she was Corporate Vice President, Worldwide Public Sector of Microsoft Corporation from 2003 to 2011. Ms. Zecher has been a director of the Company since 2014.

The Board has nominated Ms. Zecher for election as a director because of her extensive experience in leading the transformation of businesses in the fields of digital publishing, digital learning, and online sales and marketing, as well as her expertise and skill in driving technological innovation and in leading content development and distribution across channels and platforms. The Board believes Ms. Zecher possesses knowledge, expertise and experience in unified analog and digital content development and distribution, in strategic planning and execution for businesses focused on global cross-platform content development and delivery, and expertise in digital brand building, online business development and in driving technological innovation.

Vote Required.    Under the Company’s majority vote standard in order to be elected a director must receive a number of “For” votes that exceed the number of votes cast “Against” the election of the director. As such, an abstention is effectively a vote against a director. The Company’s majority vote standard and mandatory resignation policy are discussed in detail beginning on page 13 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE TWELVE DIRECTOR NOMINEES NAMED ABOVE.

10	Election of Directors (Proposal No. 1) (Continued) | Hasbro, Inc.

GOVERNANCE OF THE COMPANY

Hasbro is committed to strong corporate governance, ethical conduct, sustainability and the accountability of our Board and our senior management team to the Company’s shareholders.

Highlights of our efforts in these areas include:
• Comprehensive shareholder outreach program;
• Board is composed of a significant majority of independent directors;
• Board includes a balance of experience, tenure and qualifications in areas important to our business;
• We have a Lead Independent Director with clearly defined responsibilities;
• Board is elected annually under a majority vote standard, with a plurality carve-out for contested elections;
• Policy limiting the number of boards on which our directors may serve;
• No shareholder rights plan;
• Longstanding commitment to Corporate Sustainability;
• Proxy Access Bylaw provision adopted in 2015;
• Strong Clawback Policy;
• Policy prohibiting the pledging or hedging of Company stock;
• Share ownership and retention policy for our Board members and executive officers; and
• Written Code of Conduct and Corporate Governance Principles.

Code of Conduct

Hasbro has a Code of Conduct which is applicable to all of the Company’s officers, other employees and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company officers, other employees and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.

The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles

Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance.”

Director Independence

Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with The NASDAQ Stock Market’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance.” A copy of the Independence Standards is also attached as Appendix A to this Proxy Statement.

Hasbro, Inc. | Governance of the Company	11

The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. The Board has determined in accordance with our Independence Standards, that each of the following directors are independent and have no relationships which impact an independence determination under the Company’s Independence Standards: Basil L. Anderson, Alan R. Batkin, Kenneth A. Bronfin, Michael R. Burns, Hope Cochran, Sir Crispin H. Davis, Lisa Gersh, Alan G. Hassenfeld, Tracy A. Leinbach, Edward M. Philip, Richard S. Stoddart, Mary Beth West and Linda K. Zecher.

Alan G. Hassenfeld was formerly an employee and Chief Executive Officer of the Company. However, Mr. Hassenfeld’s officer and employee relationship with the Company ended in December of 2005. Although Mr. Hassenfeld has a greater than 5% shareholding in the Company, which is detailed in the stock ownership tables in this Proxy Statement, that interest is only a minority interest in the total share ownership of the Company. The Board does not believe that the former employment relationship or equity interest impact Mr. Hassenfeld’s independence.

The only member of the Company’s Board who was determined not to be independent was Brian D. Goldner, the Company’s current Chairman and Chief Executive Officer.

Lead Independent Director

At the Company’s 2015 Annual Meeting, the role of Presiding Non-Management Director was replaced with an expanded role of Lead Independent Director. This reflected Hasbro’s continued commitment to good governance and to providing a strong voice for its independent directors. Basil Anderson serves in the role of Lead Independent Director. Mr. Anderson has served on the Board since 2002 and currently also serves as Chairman of the Nominating, Governance and Social Responsibility Committee. We are identifying and appointing a new Lead Independent Director who will assume those duties at our upcoming Annual Meeting following Mr. Anderson’s retirement from the Board.

The Lead Independent Director’s primary responsibilities include:

•	reviewing and approving all information and materials to be sent to the Board;

•	reviewing and approving agendas and meeting schedules for all Board and Committee meetings, including to assure that there is sufficient time for discussion of all agenda items;

•	developing the agendas for, and moderating, executive sessions of the Board’s non-management and independent directors;

•	advising management on the quality, quantity and timeliness of information provided to the Board;

•	presiding at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including all executive sessions of the non-management and independent directors;

•	providing feedback to the Chairman and Chief Executive Officer regarding the matters discussed at such meetings and sessions, as appropriate;

•	having the authority to call meetings of the non-management and independent directors whenever the Lead Independent Director deems it appropriate or necessary;

•	serving as the principal liaison between the non-management and independent directors and the Chairman and Chief Executive Officer and management;

•	serving as the liaison between the non-management and independent directors and other constituents of the Company, such as shareholders, and meeting and consulting with major shareholders as part of the Company’s shareholder outreach programs and when otherwise requested by such shareholders;

•	serving as a conduit for third parties to contact the non-management and independent Directors as a group;

•	regularly consulting with the Chairman and Chief Executive Officer and other members of the Board on matters related to corporate governance and Board performance;

•	facilitating the retention of outside advisors for the independent directors and the Board as needed; and

•	performing such other duties as the Board may from time to time delegate or request.

Board Leadership Structure

The Chairman of the Company’s Board is elected by the Board on an annual basis. Currently, Mr. Goldner serves as Chairman of the Board, as well as Chief Executive Officer. Mr. Goldner’s appointment as Chairman in May of 2015 reflected the integral role he has played and continues to play in the transformation of Hasbro’s business globally and in successfully formulating and executing the Company’s strategy, including its expansion into new

12	Governance of the Company (Continued) | Hasbro, Inc.

geographies and new categories, both before and following his appointment as Chief Executive Officer in 2008. The Board believes that combining these roles at this time is best for the Company and its shareholders as it will facilitate the functioning of the Board with senior management in strategic planning for the Company and in determining the Company’s key business opportunities and objectives, and setting plans for achieving those objectives. Hasbro believes the combination of these roles with a proven leader positions the Company well for future success.

The Chairman of the Board provides leadership to the Board by, among other things, working with the Lead Independent Director and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the recruitment and orientation of new directors, oversee director performance, assist in consideration and Board adoption of the Company’s strategic plan and annual operating plans, and help promote senior management succession planning.

The Lead Independent Director, whose responsibilities are described in detail above, works with the Chairman in ensuring the proper operation of the Board, and serves as the principal liaison between the non-management, independent directors and the Chairman and other constituents of the Company, such as shareholders.

Majority Vote Standard

The Company has a majority vote standard for the election of directors in uncontested director elections (with a plurality vote standard applying to contested director elections), coupled with a director resignation policy for those directors who do not receive a majority vote.

In an election of directors which is not a contested election (as defined below), when a quorum is present, each nominee to be elected by shareholders shall be elected if the votes cast “for” such nominee exceed the votes cast “against” such nominee. In cases where as of the tenth (10th) day preceding the date on which the Company first mails its notice of meeting, for the meeting at which directors are being elected, the number of nominees for director exceeds the number of directors to be elected (referred to as a “contested election”), when a quorum is present, each nominee to be elected by shareholders shall be elected by a plurality of the votes cast.

In order for an incumbent director to become a nominee for re-election to the Board, such person must submit an irrevocable resignation, contingent on both that person not receiving a “for” vote that exceeds the “against” vote cast in an election that is not a contested election and acceptance of that resignation by the Board in accordance with the policies and procedures of the Board adopted for such purpose. In the event an incumbent director fails to receive a “for” vote that exceeds the “against” vote in an election that is not a contested election, the Company’s Nominating, Governance and Social Responsibility Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director.

The Board shall act on the resignation, taking into account the recommendation of the Nominating, Governance and Social Responsibility Committee, and publicly disclose (by filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale for that decision, within sixty (60) days following the final certification of the vote at which the election was held. The Nominating, Governance and Social Responsibility Committee in making its recommendation, and the Board in making its decision, may each consider all factors and information that they consider relevant and appropriate. Both the Nominating, Governance and Social Responsibility Committee, in making their recommendation, and the Board in making its decision, with respect to any given nominee who has not received the requisite vote in an election that is not a contested election, will act without the participation of the nominee in question.

Overboarding Policy

The Company has a policy providing that our board members may not serve on the boards of directors of more than a total of four public companies (including the Company’s Board) and/or registered investment fund families. If the director is also a sitting Chief Executive Officer of a public company, the director may not serve on more than one other public company board or registered investment fund family board, in addition to the Company’s board.

Annual Self-Evaluation for the Board and Board Committees

Every year the entire Board, as well as each of the committees of the Board, conduct a self-evaluation process. This process includes each director and each committee member submitting confidential feedback on the

Hasbro, Inc. | Governance of the Company (Continued)	13

performance of the Board, as well as the performance of each committee on which they serve. The feedback is then collected and reviewed and discussed by the applicable committees, as well as the entire Board of Directors. This feedback informs changes the Board and the committees consider making to their processes and areas of review for the next year.

Board Tenure

Although the Company does not have a formal policy with respect to Board tenure, the Board does seek to keep a balance of tenures to provide continuity of understanding of the business, long-term succession planning, and meaningful onboarding of new directors, including educating new directors with respect to the Company’s business, while also providing for new perspectives brought to bear by new Board members. The Board is targeting a mix of tenures in which roughly one-third of the Board members have been on the Board for five years or less, one-third of the members have been on the Board for six to ten years, and one-third of the members have served on the Board for longer than ten years. Although that is a general target, the composition of Board tenures may vary over time for a number of factors, including the availability of appropriate director candidates.

Proxy Access

In response to the affirmative vote of a majority of our shareholders on a proxy access shareholder proposal at our 2015 Annual Meeting, and other feedback received from our shareholders, including as part of our ongoing shareholder outreach, in October 2015 the Board amended the Company’s Amended and Restated By-Laws to implement a “proxy access” procedure. The By-Law amendment allows a shareholder or a group of up to 20 shareholders, who has maintained continuous ownership of at least 3% of the voting power of the Company’s outstanding voting stock for at least 3 years, to include nominees for election to the Board of Directors in the Company’s proxy statement. Subject to compliance with the requirements of the proxy access By-Law provisions, the shareholder or group of shareholders may include director nominees for up to the greater of (i) 20% of the Board, rounded down to the nearest whole number, or (ii) 2 nominees. Details concerning the Proxy Access procedure are set forth in this proxy statement beginning on page 20.

Share Retention Requirements

The Company has historically had share ownership guidelines which apply to all officers and employees at or above the Senior Vice President level and establish target share ownership levels which executives are expected to achieve over a five-year period and then maintain, absent extenuating circumstances. To further align executives’ interests with the long-term interests of shareholders, effective March 1, 2014, the Company adopted amendments to the share ownership policy, which include a requirement to retain a portion of any net shares realized from stock vesting or option exercises during the five-year period an executive has to achieve their stock ownership requirement until the executive’s ownership requirement level is satisfied. Until the applicable ownership level is achieved, the executive is required to retain an amount equal to at least 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted to the executive following such executive becoming subject to the policy. Once the required stock ownership level is achieved, the executive is required to maintain the stock ownership level for as long as the executive is employed by the Company and is subject to the policy.

Equity Awards Granted in 2013 and Beyond Subject to Double Trigger Following a Change in Control

At the Company’s 2013 Annual Shareholder Meeting, shareholders approved amendments to the Company’s Restated 2003 Stock Incentive Performance Plan, as amended. This approval by our shareholders provided that all awards granted in 2013 and thereafter, including the equity awards granted to Mr. Goldner pursuant to his Amended and Restated Employment Agreement, will be subject to a double trigger change in control provision. This means that rather than vesting automatically upon a change in control, such awards will only vest following a change in control if the award recipient’s employment with the Company is terminated under specified circumstances.

Clawback Policy

In 2012 the Company’s Board adopted a Clawback Policy. All equity and non-equity incentive plan compensation granted by the Company in 2013 and thereafter is subject to this Clawback Policy. The policy

14	Governance of the Company (Continued) | Hasbro, Inc.

provides that if an accounting restatement is required due to the Company’s material non-compliance with any accounting requirements, then all of the Company’s executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, will be subject to forfeiting any excess in the incentive compensation they earned over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements.

Adoption of a Policy Prohibiting the Pledging or Hedging of Company Stock

In 2012 the Board adopted a policy prohibiting any pledges or hedges of Company stock by directors, officers or other employees on a prospective basis. The Board believes this policy furthers the interest of shareholders by ensuring that directors, officers and employees have the same economic incentives as shareholders and that equity held by directors, officers and employees will not be sold in situations beyond the control of the director, officer or employee.

No Tax Gross-Ups

We do not have any existing tax gross-up arrangements with any of our directors, officers or other employees and we have made a commitment to not enter into such arrangements in the future.

Corporate Social Responsibility

Corporate social responsibility (CSR) unites Hasbro’s desire to play a part in building a safe and sustainable world for future generations and to positively impact the lives of millions of children and families every year. The Company focuses its CSR initiatives on three key areas: product safety, ethical sourcing and environmental sustainability. Another important element of the Company’s CSR efforts is its tradition of supporting children worldwide through a variety of philanthropic programs. Hasbro recently received several prestigious recognitions in this area, including being named by the Ethisphere Institute as a 2017 World’s Most Ethical Company. This was our sixth consecutive year to receive that award. We are also ranked #1 Most Community Minded Company in the consumer discretionary industry by “The Civic 50” and #3/100 on Corporate Responsibility Magazine’s 100 Best Corporate Citizens list (#1 in consumer discretionary sector for 2016).

Board Meetings and Director Attendance at the Annual Meeting

During 2016, the Board held seven meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2016 and (ii) the meetings of any committees held during their tenure as members of such committees during 2016. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. All members of the Board who were members as of the 2016 Annual Meeting of Shareholders attended the 2016 Annual Meeting of Shareholders.

Board Committees

Audit Committee.    The Audit Committee of the Board, which currently consists of Tracy A. Leinbach (Chair), Alan R. Batkin, Michael R. Burns, Hope Cochran, Richard S. Stoddart and Linda K. Zecher, held twelve meetings in 2016. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance — Committee Charters.”

The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. The Board has determined that Tracy A. Leinbach qualifies as an Audit Committee Financial Expert, as such term is defined in the rules and regulations promulgated by the United States Securities and Exchange Commission.

The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee.

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Compensation Committee.    The Compensation Committee of the Board, which currently consists of Edward M. Philip (Chair), Basil L. Anderson, Kenneth A. Bronfin, Crispin H. Davis, Lisa Gersh and Linda K. Zecher, held five meetings in 2016. The Compensation Committee is responsible for establishing and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, is authorized to make grants and awards under the Company’s employee stock equity plan and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.

The current Compensation Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance — Committee Charters.” The Board has determined that each member of the Compensation Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. For a further description and discussion concerning the Compensation Committee, including its composition and its processes and procedures for determining the compensation of the Company’s executive officers, please see the Compensation Committee Report on page 24 of this Proxy Statement, and the Compensation Discussion and Analysis which begins immediately thereafter.

As is discussed beginning on page 45 of this Proxy Statement, in reviewing the proposed fiscal 2016 compensation and retention program for the Company’s executive officers at the beginning of 2016, the Compensation Committee received input and recommendations from Compensation Advisory Partners LLC (“CAP”) who served as an outside compensation consultant for the Compensation Committee until October 2016. Beginning in October 2016 the Compensation Committee has received input and recommendations from Meridian Compensation Partners LLC (“Meridian”) with respect to executive compensation matters. For their work with respect to advising on the 2016 compensation program, both CAP and Meridian were retained by, and reported directly to, the members of the Committee. CAP advised the Committee with respect to the Committee’s review of the Company’s 2016 executive compensation programs and provided additional information as to whether the Company’s proposed 2016 executive compensation programs were competitive, fair to the Company and the executives, reflected appropriate pay for performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals. Meridian advised the Committee with respect to the 2016 executive compensation program and the extension to Mr. Goldner’ employment agreement in December 2016. CAP and Meridian did not perform any other work for the Company in 2016 and in order to maintain Meridian’s independence the Committee has established a policy that Meridian will not provide any services directly to the Company and will only provide services directly to the Committee. Meridian does not have any relationship with the Company which the Committee believes in any way adversely impacts Meridian’s independence. The Committee’s review of Meridian’s independence is discussed in more detail on page 46 of this Proxy Statement.

In addition to the work performed by CAP and Meridian directly for the Committee with respect to the 2016 compensation program, Willis Towers Watson (“Towers Watson”) was retained by the Company’s Human Resources and Compensation Departments to perform analysis on the Company’s current and proposed compensation and benefit programs, including preparation of proxy tables and executive tally sheets for management, consulting and benefits administration services for the Company, including services for the Company’s health and group benefits programs and retirement plans, work in connection with the Company’s online total reward statements for employees and work providing compensation surveys and other compensation and benefits information.

Additionally, the Company’s Human Resources and Compensation Departments retained Mercer LLC to perform consulting services relating to the Company’s retirement investments and to provide compensation surveys and other compensation and benefits information.

Executive Committee.    The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Basil L. Anderson, Kenneth A. Bronfin, Brian D. Goldner, Tracy A. Leinbach and Edward M. Philip, did not meet in 2016. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to the adoption of amendments to the Company’s Articles of Incorporation or By-laws, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance — Committee Charters.”

Finance Committee.    The Finance Committee of the Board, which currently consists of Kenneth A. Bronfin (Chair), Michael R. Burns, Hope Cochran, Alan G. Hassenfeld, Richard S. Stoddart and Mary Beth West, met four times in 2016. The Finance Committee assists the Board in overseeing the Company’s annual and long-term

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financial plans, capital structure, use of funds, investments, financial and risk management and proposed significant transactions. The current Finance Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance — Committee Charters.” The Board has determined that each member of the Finance Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

Nominating, Governance and Social Responsibility Committee.    The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of Basil L. Anderson (Chair), Alan R. Batkin, Crispin H. Davis, Lisa Gersh, Tracy A. Leinbach, Edward M. Philip and Mary Beth West, met five times in 2016. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and the Chair of the Nominating Committee shares with the Compensation Committee responsibility for evaluation of the Chief Executive Officer.

In addition, the Nominating Committee periodically reviews, and makes recommendations to the full Board with respect to, the compensation paid to non-employee directors for their service on the Company’s Board, including the structure and elements of non-employee director compensation. In structuring the Company’s director compensation, the Nominating Committee seeks to attract and retain talented directors who will contribute significantly to the Company, fairly compensate directors for their work on behalf of the Company and align the interests of directors with those of stockholders. As part of its review of director compensation, the Nominating Committee reviews external director compensation market studies to assure that director compensation is set at reasonable levels which are commensurate with those prevailing at other similar companies and that the structure of the Company’s non-employee director compensation programs is effective in attracting and retaining highly qualified directors. In 2006, the Company adopted director stock ownership guidelines which require that a director may not sell any shares of the Company’s Common Stock, including shares acquired as part of the yearly equity grant, until the director holds shares of common stock with a value equal to at least five times the current non-employee directors’ annual retainer (currently requiring holdings with a value of $475,000). Please see the Compensation of Directors section beginning on page 82 of this Proxy Statement for a full discussion of the Company’s compensation of its directors.

Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes significant issues of corporate social responsibility and related corporate conduct, including product safety, environmental sustainability and climate change, human rights and ethical sourcing, responsible marketing, transparency, public policy matters, community relations and charitable contributions. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance — Committee Charters.” The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

Identifying Director Nominees.    In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the Committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating Committee considers diversity of viewpoint, experience, education, skill, background and other qualities in its overall consideration of nominees qualified for election to the Board. The Nominating Committee will consider and evaluate nominees recommended by shareholders for election to the Board on the same basis as candidates from other sources if such nominations are made in accordance with the process set forth in the following pages under “Shareholder Proposals and Director Nominations.” The Nominating Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third-party executive search firms. As part of the Company’s robust board succession planning process and efforts to continually maintain the high functioning of the board, Hope Cochran and Mary Beth West were appointed to the Board in June 2016. The Company is proud that of the twelve director nominees standing for election to the Board at the 2017 Annual Meeting of Shareholders, five of those candidates are female.

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As of December 5, 2016 (the date that is 120 calendar days before the first anniversary of the release date of the proxy statement for the Company’s last Annual Meeting of Shareholders) the Nominating Committee had not received a recommended nominee for election to the Board in 2017 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Role of the Board in Risk Oversight

The Board of Directors is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, the efforts of the various committees of the Board are instrumental in this process. Each committee, generally through its Chair, then regularly reports back to the full Board on the conduct of the committee’s functions. The Board, as well as the individual Board committees, also regularly speaks directly with key officers and employees of the Company involved in risk assessment and risk management. Set forth below is a description of the role of the various Board committees, and the full Board, in risk oversight for the Company.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements.

The Finance Committee of the Board reviews and discusses with management the Company’s financial risk management activities and strategies, including with respect to foreign currency, credit risk, interest rate exposure, and the use of hedging and other techniques to manage these risks. As part of its review of the operating budget and strategic plan the Finance Committee also reviews major business risks to the Company and the Company’s efforts to manage those risks.

The Compensation Committee oversees the compensation programs for the Company’s executive officers. As part of that process the Compensation Committee ensures that the performance goals and metrics being used in the Company’s compensation plans and arrangements align the interests of executives with those of the Company and its shareholders and maximize executive and Company performance, while not creating incentives on the part of executives to take excessive or inappropriate risks.

The Nominating, Governance and Social Responsibility Committee has oversight over the Company’s governance policies and structures, management and director succession planning, corporate social responsibility, and issues related to health, safety and the environment, as well as risks and efforts to manage risks to the Company in those areas.

The full Board then regularly reviews the efforts of each of its committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

Director Retirement Age

The Board has established a target retirement age of 72. Normally, a Director who has reached this age will serve out his or her current term and not stand for re-election at the end of that term. However, the Board recognizes that from time to time there may be unusual circumstances where exceptions need to be made to this general rule to retain needed continuity and expertise, or for other business reasons.

Additional Availability of Corporate Governance Materials

In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the five committees of the Board of Directors are all available free of charge to any shareholder upon request to the Company’s Chief Legal Officer and Corporate Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island 02861.

Shareholder Proposals and Director Nominations

General Shareholder Proposals

To Be Considered at the Annual Meeting and Considered for Inclusion in the Proxy Materials.    Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy

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relating to the Company’s 2018 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company’s executive offices no later than December 5, 2017 (the date that is 120 calendar days before the anniversary of the release date of the proxy statement relating to the 2017 Annual Meeting of Shareholders). The address of the Company’s executive offices is 1011 Newport Avenue, Pawtucket, Rhode Island 02861. Such proposals must also comply with the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

To Be Considered at the Annual Meeting But Not Included in the Proxy Materials. With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2018 Annual Meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company no later than 150 days prior to the date of the 2018 Annual Meeting. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2018 Annual Meeting with respect to proposals received prior to the date that is 150 days before the date of such meeting, provided (i) the Company includes in its 2018 Annual Meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations

Director Nominations to be made at the Annual Meeting But Not Included in the Proxy Materials.    The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give written notice to the Secretary of the Company. Such notice must be received at the principal executive office of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company and will not have been included in the Company’s proxy materials.

Director Nominations to be Considered by the Company’s Nominating Committee.    To be considered by the Nominating Committee, director nominations must be submitted to the Chief Legal Officer and Corporate Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02861 not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2018 Annual Meeting of Shareholders must be submitted no later than February 17, 2018. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.

Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of The NASDAQ Stock Market, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be

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made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s Articles of Incorporation, By-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

Proxy Access Procedure for Director Nominees.    Set forth below is a summary of the Company’s proxy access procedure which was adopted in 2015 and which is contained in Section 2.10(d) of the Company’s Amended and Restated By-laws. Shareholders are referred to the By-laws for the full details related to this procedure. Pursuant to the proxy access procedure, the Company shall include in its proxy statement (including its form of proxy) for any annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to Section 2.10(d) of the By-laws (each a “Shareholder Nominee”) provided (i) timely written notice of such Shareholder Nominee satisfying the requirements of Section 2.10(d) is delivered to the Secretary of the Company by or on behalf of a shareholder or shareholders that, at the time the notice is delivered, satisfy the ownership and other requirements of Section 2.10(d) (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), (ii) the Eligible Shareholder expressly elects in writing at the time of providing the notice required by Section 2.10(d) to have its nominee included in the Company’s proxy statement, and (iii) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of Section 2.10 of the By-laws.

To be timely, an Eligible Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (x) the ninetieth (90th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

In addition to including the name of the Shareholder Nominee in the Company’s proxy statement for the annual meeting, the Company also shall include (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Shareholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in Section 2.10(d) shall limit the Company’s ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee.

The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy statement pursuant to Section 2.10(d) but either are subsequently withdrawn or that the Board of Directors decides to nominate (each a “Board Nominee”)) appearing in the Company’s proxy statement with respect to a meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Section 2.10(d) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”).

In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to Section 2.10(d) exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Company’s proxy statement until the Permitted Number is reached, going in the order of the amount (largest to smallest) of shares of the Company’s capital stock each Eligible Shareholder disclosed as owned in the original written notice of the nomination submitted to the Company. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

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An Eligible Shareholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents 3% or more of the total voting power of the Company’s outstanding shares of capital stock entitled to vote on the election of directors (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Company in accordance with Section 2.10(d) and the record date for determining shareholders entitled to vote at the meeting, and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under Section 2.10(d), the shares of the Company’s capital stock owned by one or more shareholders, or by the person or persons who own shares of the Company’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20). The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide, together with the notice delivered to the Company pursuant to this Section, documentation reasonably satisfactory to the Board of Directors or its designee that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940 and the rules, regulations and forms adopted thereunder, all as amended). With respect to any one particular annual meeting, no person may be a member of more than one group of persons constituting an Eligible Shareholder under Section 2.10 (d).

A person shall be deemed to “own” only those outstanding shares of the Company’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.

The Eligible Shareholder must provide with its timely notice of nomination the following information in writing to the Secretary of the Company: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Company, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, (A) within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders; (ii) documentation satisfactory to the Company demonstrating that a group of funds treated as one shareholder meet the applicable requirements; (iii) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder): (A) intends to continue to own the Required Shares through the date of the annual meeting; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent; (C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee being nominated pursuant to Section 2.10(d); (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee; (E) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Company; and (F) will provide facts, statements and other information in all communications with the Company

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and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) in the case of a nomination by a group of persons that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vii) an undertaking from the Eligible Shareholder as to the matters set forth in Section 2.10(d) of the By-laws.

The Eligible Shareholder may include with its timely notice of a nomination, a written statement for inclusion in the Company’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary, the Company may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard. At the request of the Company, each Shareholder Nominee must provide the Company with an agreement as to the matters specified in Section 2.10(d) of the By-laws.

The Company shall not be required to include a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company): (i) if the Eligible Shareholder has nominated for election to the Board of Directors at the annual meeting any person (other than the Shareholder Nominee) and does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy statement; (ii) if the Eligible Shareholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee; (iii) who is not independent under the applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, as determined by the Board of Directors; (iv) whose election as a member of the Board of Directors would cause the Company to be in violation of the By-Laws, the Articles of Incorporation, the listing standards of the principal exchange upon which the Company’s capital stock is traded, or any applicable state or federal law, rule or regulation; (v) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Company, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Company; (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (vii) whose then-current or within the preceding ten (10) years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the Company or any of its subsidiaries that would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to Rhode Island law, including but not limited to the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors.

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant Section 2.10(d), as determined by the Board of Directors or the person presiding at the meeting or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to Section 2.10(d).

Any Shareholder Nominee who is included in the Company’s proxy statement for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Shareholder Nominee’s election, shall be ineligible to be included in the Company’s proxy statement as a Shareholder Nominee pursuant to Section 2.10(d) for the next two (2) annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

22	Governance of the Company (Continued) | Hasbro, Inc.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has a policy that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or nominee for election as a director, must be reviewed and approved or ratified by the Company’s full Board, excluding any director interested in such transaction. All other related person transactions which would require disclosure under Item 404(a), including, without limitation, those involving executive officers of the Company, must be reviewed and approved or ratified by either the Company’s full Board or a committee of the Board which has been delegated with such duty. Any such related person transactions will only be approved or ratified if the Board, or the applicable committee of the Board, determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest which would be detrimental to the Company. This policy is contained in Section 20, entitled “Code of Conduct; Conflicts of Interest” of the Company’s Corporate Governance Principles.

The Company executed a license agreement with Lions Gate Entertainment Corp., dated March 27, 2015, to permit the Company to sell certain NERF Rebelle branded role-playing blasters and accessories during fiscal 2016 based on the motion picture The Divergent Series: Allegiant. The Company paid Lions Gate an advance of $100,000 under this license and guaranteed total royalties to Lions Gate of $200,000, inclusive of the advance. The Company pays Lions Gate a royalty on net sales of the licensed products. To date the Company has paid Lions Gate $200,000 under this license.

In 2015 the Company entered into a Rights Agreement with NGC Films, Inc. (“NGC”), an affiliate of Lions Gate Entertainment Corp., pursuant to which NGC Films has the option to acquire rights to produce and release a motion picture based upon the Company’s MONOPOLY property. Pursuant to that agreement NGC Films paid a $250,000 option fee to the Company in 2015. If NGC ultimately exercises its option it will pay the Company an agreed upfront rights fee for the motion picture rights and a producer fee, as well as future contingent compensation based upon the receipts from the motion picture. The Company will pay NGC a royalty on sales of picture-based merchandise sold by the Company.

The Company is also entering an agreement in 2017 with Lions Gate Films Inc. (“Lions Gate Films”) pursuant to which Lions Gate Films will distribute a motion picture being developed by the Company based upon the Company’s MY LITTLE PONY property which is scheduled to be released in October 2017. Lions Gate Films will receive a specified distribution fee for distributing the motion picture.

Any agreement between the Company and Lions Gate, or any of its affiliates, is reviewed with and approved by the Company’s Board of Directors, without the participation of Michael Burns. The Company believes the terms of these agreements are commercially reasonable and appropriate. Mr. Burns, a member of the Company’s Board of Directors, is the Vice Chairman of Lions Gate Entertainment Corp.

Hasbro, Inc. | Certain Relationships and Related Person Transactions	23

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Company’s Board of Directors (the “Board”) establishes and oversees the compensation programs for the Company’s executive officers, including all of the Company’s Named Executive Officers appearing in the compensation tables following this report, and grants all awards under the Company’s shareholder approved equity compensation plans. The Company only uses shareholder approved equity compensation plans. The Committee operates under a written charter, which has been established by the Company’s full Board and which is reviewed and evaluated by both the Committee and the Board on an annual basis. The Compensation Committee charter is available on the Company’s website at www.hasbro.com, under “Corporate — Investors — Corporate Governance.”

The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the United States Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of The NASDAQ Stock Market’s corporate governance listing standards. The exercise of independent judgment in furtherance of the interests of the Company and its shareholders is the guiding principle behind the Committee’s actions.

The following section of this Proxy Statement, entitled “Compensation Discussion and Analysis”, contains a detailed discussion regarding the objectives of the Company’s executive compensation programs, a review of how those programs drive Company performance, and a review of the processes and program elements used by the Committee to attract and retain top executive talent, align the interests of the executive team with those of the Company’s shareholders, create a powerful linkage between pay and performance and maximize the business results of the Company.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on its review and discussions with management, the Committee recommended to the Company’s full Board, and the full Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement for the Meeting and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the year ended December 25, 2016.

Report issued by the members of the Compensation Committee as of the Company’s 2016 fiscal year end.

Edward Philip (Chair)

Basil Anderson

Kenneth Bronfin

Crispin Davis

Lisa Gersh

Linda Zecher

24	Compensation Committee Report | Hasbro, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

In the following Compensation Discussion and Analysis, we describe the compensation programs for our Named Executive Officers (NEOs).

Hasbro, Inc. | Compensation Discussion and Analysis	25

Executive Summary

2016 Named Executive Officers

The Company’s Named Executive Officers (NEOs) for 2016 are listed in the following table. The titles in the table reflect Mr. Frascotti’s promotion to President and Mr. Billing’s change in role to Executive Vice President and Chief Strategy Officer, both effective in February 2017. Prior to that promotion Mr. Frascotti served as President, Hasbro Brands and prior to his change in role Mr. Billing served as Executive Vice President, Chief Global Operations and Business Development Officer.

Name	Title
Brian D. Goldner	Chairman and Chief Executive Officer
John A. Frascotti	President
Deborah M. Thomas	Executive Vice President and Chief Financial Officer
Duncan J. Billing	Executive Vice President and Chief Strategy Officer
Wiebe Tinga	Executive Vice President and Chief Commercial Officer

Business and Performance Overview

We are a global play and entertainment company committed to Creating the World’s Best Play Experiences. We strive to do this through deep consumer engagement and the application of consumer insights, the use of immersive storytelling to build our brands, world-class product innovation and development of global business reach. We apply these principles to leverage our beloved owned and controlled brands, including our seven Franchise Brands: LITTLEST PET SHOP, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS, as well as the licensed brands of our strategic partners. Key Partner brands in 2016 included MARVEL, STAR WARS, DISNEY PRINCESS and DISNEY FROZEN, DREAMWORKS’ TROLLS and YO-KAI WATCH.

Hasbro fulfills the fundamental need for play and connection for children and families around the world. The Company’s wholly-owned Hasbro Studios and its film label, Allspark Pictures, create brand-driven storytelling across mediums, including television, film, digital and more. These elements are executed globally within the construct of our strategic plan, which we refer to as the brand blueprint. Using this blueprint, we innovate new brands and re-imagine, re-invent and re-ignite our owned and controlled brands through toy and game innovation, immersive content offerings, including television programming, motion pictures and digital content, digital gaming and a broad range of consumer products, ranging from traditional to digital, all informed by storytelling and consumer insights.

Record Revenues and Earnings.    Following our record revenues and earnings in 2015, in 2016 we again delivered record revenues and earnings as we continued driving the performance of our Company across brands, business segments and geographic markets. We are connecting with consumers more deeply and across more demographics than ever before. Our focus remains on the long-term profitable growth of our Company and on achieving our strategic objectives and investment priorities.

2016 Financial Performance and Key Accomplishments

•	In 2016 we delivered net revenues of $5.02 billion, the first year in our history in which we achieved revenues in excess of $5 billion.

•	Net revenues increased 13% from 2015, inclusive of a negative $61 million impact from foreign exchange.

•	Revenues grew in all major operating segments:

•	15% in the U.S. and Canada segment,

•	11% in the International Segment, and

•	8% in the Entertainment and Licensing segment.

•	Games category revenues increased 9%.

•	Revenues grew in both the Girls and Boys categories.

•	Franchise brand revenues grew 2% and Partner brand revenues grew 28%.

•	We had an extremely successful first year of selling DISNEY PRINCESS and DISNEY FROZEN small dolls and fashion dolls under license from The Walt Disney Company.

26	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

•	Operating profit increased 14% to $788 million.

•	Net earnings increased 22% to $551.4 million, or $4.34 per share.

•	We generated $774.9 million in operating cash flow.

•	We delivered a 15.4% return on invested capital.

•	We accomplished these objectives while returning $400.2 million to our shareholders in 2016, $248.9 million in cash dividends and $151.3 million in share repurchases.

•	In February 2017, our Board approved a 12% increase in the quarterly dividend, bringing the quarterly dividend to $0.57 per common share. This is the highest quarterly dividend rate in our history. We have increased the quarterly dividend in 13 of the prior 14 years.

Providing value and return to our shareholders is our most fundamental corporate objective. The tables below compare the total return on our shares of common stock over the designated periods to the returns for the S&P 500 Index and Russell 1000 Consumer Discretionary Index and provide the Company’s annual dividend rate and the year-over-year increases in dividend rates since 2007.

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	27

The following graph charts the Company’s net revenues (in millions of dollars) for every fiscal year since 2006.

The following tables provide: (i) the Company’s GAAP diluted earnings per share, (ii) operating cash flow (in thousands of dollars), (iii) operating profit margin and (iv) return on invested capital for each of the five most recently completed fiscal years. Return on invested capital (ROIC) is computed as net earnings divided by the sum of long-term debt (less debt issuance costs), short-term borrowings and shareholders’ equity.

28	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

The following table provides the amounts we have returned to our shareholders since 2012, in the form of both cash dividends and share repurchases.

Shareholder Engagement

Hasbro has engaged with our major shareholders on governance and compensation matters for several years. We do this as part of our commitment to be responsive to shareholders and to ensure that our actions are informed by the viewpoints of you, our investors. Informed by our discussions with our shareholders, both our Board of Directors and our Chief Executive Officer, Brian Goldner, mutually decided to amend certain terms of Mr. Goldner’s employment agreement. These amendments were implemented in August of 2014 and were described in detail in our proxy statement for the 2015 Annual Meeting.

Following these amendments our shareholders overwhelmingly supported our 2015 Say-on-Pay vote, with 96.7% of the shares voted at the 2015 Annual Meeting voting in favor of Say on Pay, and our 2016 Say-on-Pay Vote, with 97.4% of the shares voted at the 2016 Annual Meeting voting in favor of Say on Pay.

In 2016 we again spoke with shareholders who expressed an interest in speaking with management. In addition to speaking with any shareholders who reached out to us, we proactively extended an invitation to all 25 of our top shareholders (who held in aggregate approximately 46% of our outstanding shares) to meet and we had discussions with all of the top 25 holders who accepted our invitation, comprising holders of approximately 27% of our outstanding shares. Based upon our continuing dialog with shareholders and our 2016 Say-on-Pay vote results, we believe our current compensation program for our executive officers, including the changes we made to our compensation programs in 2014, reflect our shareholder’s views and strongly drive our pay for performance objectives.

Extension and Amendment of the Employment Agreement with our Chief Executive Officer

The term of Mr. Goldner’s employment agreement as our Chief Executive Officer was set to expire at the end of December 2017. In recognition of Mr. Goldner’s instrumental ongoing leadership in transforming Hasbro from a traditional toy and game manufacturer to a premier global play and entertainment company, the key role he continues to play in bringing the Company’s brand blueprint strategy to life globally through innovative play experiences, engaging storytelling, a comprehensive global consumer products licensing program, digital gaming and the long-term development of relationships with key strategic partners, and his proven track record of delivering strong returns to our shareholders over a sustained period of time, including the delivery of record revenues and earnings in both of the last two years, in December 2016 the Board agreed with Mr. Goldner to extend the term of Mr. Goldner’s employment agreement to December 31, 2020. Mr. Goldner is the primary architect of the Company’s highly successful brand blueprint strategy, has led the development of our storytelling and consumer products businesses, including the creation of Hasbro Studios in 2010, drives our ongoing international expansion, is a key catalyst to the continuing development of our capabilities around the blueprint and possesses a unique executive skillset spanning innovative play, consumer products, immersive storytelling, brand building and global business.

The changes in Mr. Goldner’s compensation package beginning in 2017 were developed working closely with the Compensation Committee’s outside compensation consultant, Meridian Partners. The Compensation Committee and Meridian reviewed current compensation programs at our peer companies, and designed Mr. Goldner’s

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	29

amended compensation plan to provide a highly performance-based total opportunity to Mr. Goldner that recognizes his talent, rewards him fairly for delivering strong Company performance, and is competitive with compensation offered by opportunities with other companies available to a person with his skills and background. The terms of this extension were also informed by our ongoing discussions with shareholders. As an example, no additional equity grants were made to Mr. Goldner at the time of this contract extension, as our shareholders expressed a strong desire to have a competitive annual compensation program serve as the primary driver of executive retention, rather than making significant special retention grants at the time contracts are extended. As part of the extension, the Board and Mr. Goldner agreed to the following amendments to Mr. Goldner’s compensation beginning in fiscal 2017:

CEO Compensation

	2016 Compensation	Amended Compensation beginning in 2017
Base Salary	$1.3 million	$1.5 million
Annual Cash Bonus Target	150% of Base	175% of Base
Long-Term Equity Incentive Target*	400% of Base	450% of Base
Total Target Direct Compensation	$8.45 million	$10.875 million

*	Annual Long-Term Equity Incentive Target continues to be delivered 50% by value in stock options (which vest ratably over three years) and 50% by value in contingent stock performance awards with three-year performance periods tied to net revenues, earnings per share and ROIC performance targets.

Executive Compensation Program Structure and Alignment with Performance

The Compensation Committee has implemented a carefully-structured executive compensation program that is tightly linked to long- term shareholder value creation. The program incorporates a combination of short- and long-term forms of executive compensation that are structured to incentivize company performance and the achievement of corporate objectives the Committee believes are critical to driving long-term shareholder value. At the same time, the program incorporates elements that ensure the Company is able to attract and retain top executive talent with the creativity, innovation, relentless drive and diverse skills in storytelling and entertainment, branded-play, consumer products, media and technology that are critical to the successful execution of our strategy and ongoing business transformation.

In support of this linkage to long-term shareholder value creation, a significant portion of the total compensation opportunity for our Named Executive Officers is performance-based and at risk. The following charts summarize the components of our 2016 compensation program for our CEO. The chart below shows that 82% of our CEO’s total compensation for 2016, based on the values reflected in the following Summary Compensation Table, was performance based and at risk.

30	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

2016 CEO Pay Program Elements
Annual Cash Compensation		Long-Term Equity Incentive Plan

Base Salary	• Base cash compensation • Set at industry competitive level, in light of individual experience and performance	Performance Contingent Stock Awards

•   Represent ~50% of annual target equity award value

•   Earned based on challenging goals that require strong performance

•   Tied to achievement of EPS, Net Revenue and ROIC targets over a 3-year performance period

Management Incentive Awards

•   Performance-based; tied to company and individual achievement against stated annual financial and strategic goals

•   Align management behavior with shareholder interests

•   Designed to be flexible to enable us to reward for strategic and operating performance not captured by the financial metrics listed below by allowing the Committee to adjust the payouts down to as little as 0, or up by up to 50% based on individual performance

•   Performance measures evaluated (weighting)

•   Total Net Revenues (40%)

•   Operating Margin (40%)

•   Free Cash Flow (20%)

		Stock Options	• Represent ~50% of annual target equity award value • 7-year term • Vest over a 3-year period

Our CEO’s long-term equity compensation is 100% performance-based. While the value of the CEO’s annual equity compensation is divided approximately evenly between performance contingent stock awards and stock options, for the other Named Executive Officers they receive approximately 25% of their long-term incentive target award in time-based restricted stock units, approximately 50% in contingent stock performance awards and approximately 25% in stock options. The CEO’s compensation does not use time-based restricted stock units to further increase the linkage between earned pay and performance for the CEO.

Variable Compensation Outcomes

Annual and long-term incentives are based on clear, measurable and objective performance goals that consider the overall financial performance of the Company and the individual contribution of each NEO to that performance.

Performance goals for the annual management incentive awards were established by the Committee early in fiscal 2016 based on the 2016 operating plan and budget approved by the Company’s Board of Directors. The Committee gives careful consideration to selecting metrics that will be used to drive annual business performance, and setting performance objectives that are both challenging but achievable. For 2016, the Committee selected three financial performance metrics to capture the most important aspects of the top and bottom line performance of the Company, in the form of revenues, profitability (operating margin), and cash generation (free cash flow, defined as cash flow from operations minus capital expenditures).

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	31

There is no payout for a given metric if the Company achieves less than 80% of the target performance against that metric. The maximum payout for overachievement against a given metric is set at 200% of target, and that maximum is awarded when actual performance reaches 127% of target performance. In 2016, given the Company’s strong financial performance, we achieved an aggregate weighted performance payout of 132% of target under the annual management incentive plan. In addition to the corporate financial objectives that are established under the annual performance plan, the CEO, in consultation with the Committee, sets individual objectives for each NEO at the beginning of the year and assesses the performance of the NEOs in achieving these objectives at the end of the year. Performance against these objectives is the key determinant of the individual modifier in the annual incentive. With respect to the CEO’s individual objectives, the Board and Compensation Committee, working together, set these objectives in the beginning of the year and the Board evaluates the CEO’s performance at the end of the year. The table below compares our actual 2016 performance (reflected at the budgeted foreign exchange rates used to set the objectives at the beginning of the year) against the corporate financial performance targets under the annual management incentive awards.

	Goal	Actual	Percentage Achievement	2016 Payout Percentage	2016 Weighted Payout
Revenue	$4,648,327	$5,019,822	108%	124%	49.6%
Operating Margin %	15.4%	15.7%	102%	106%	42.4%
Free Cash Flow	$413,250	$619,973	150%	200%	40%
		Total weighted payout			132%

All numbers are in thousands.

The annual management incentive award paid to Mr. Goldner for 2016 was based first on the Company’s financial performance against the revenue, operating margin and free cash flow targets set forth above. 132% of Mr. Goldner’s annual target cash incentive under the plan was $2,574,000. The final management incentive paid to Mr. Goldner for 2016 also included a 50% individual performance modifier, to this base award, reflecting Mr. Goldner’s performance against his other individual performance objectives under the plan, beyond delivering stated revenue growth, operating margin and free cash flow for 2016. This individual performance modifier added $1,286,000 to the base financial formula award to arrive at the final management incentive award for Mr. Goldner of $3,860,000. Mr. Goldner’s individual objectives for 2016 included the following, which were in addition to delivering the stated revenue, operating margin and free cash flow targets indicated above:

•	Additional Objectives for Mr. Goldner in 2016

•	Deliver growth in total shareholder return relative to identified peer group companies.

•	Grow revenues in the U.S. and Canada and International segments by more than a target amount for each segment set by the Committee.

•	Grow revenues in emerging markets by more than a target amount set by the Committee.

•	Continue achieving costs savings and efficiency enhancements through the Company’s product to market initiative.

•	Continuing to revolutionize and grow Hasbro’s games business, including Franchise brand Magic: The Gathering.

•	Continue to invest in and grow the Magic: The Gathering online game’s capabilities and business.

•	Deliver at least a 12% ROIC.

•	Further develop and accelerate multi-layered digital marketing approaches for the Company’s brands across the business.

•	Continue enhancing social media and content capabilities for the Company’s brands.

•	Drive product innovation across the business.

•	Continue to accelerate growth in our business with on-line retailers.

•	Further the Company’s succession planning across the senior management team.

In addition to the annual cash management incentive plan, each year the Committee approves annual long-term incentive awards tied to achievement of specified objectives over a period longer than one year. Target values are based on a designated percentage of each executive’s base salary. For our CEO, these awards are comprised of performance contingent stock awards and stock options (other NEOs also receive time-based

32	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

restricted stock units). The metrics for the performance contingent stock awards, stated cumulative diluted earnings per share, average return on invested capital and cumulative net revenues over a three-year period, are taken from the Company’s long-term strategic plan, budget and operating plan that have been approved by the Company’s Board.

Under the 2016 performance contingent stock award program, cumulative earnings per share is weighted 34%, average return on invested capital is weighted 33% and cumulative revenue is weighted 33%. Each metric is measured independently and must achieve a minimum of 90% of target over the performance period or no value is earned with respect to that metric. If a metric does not achieve a minimum of 90% of target over the performance period, but one or more of the other metrics achieve this threshold performance, an award is payable based on the achievement of those metrics that do achieve at least threshold performance.

The performance contingent stock awards with a trailing three-year performance period ending 2016 achieved 192% of the target performance. The prior three performance cycles ending in each of December 2012, 2013 and 2014 failed to achieve even a threshold payout and no shares were earned by any officers or employees under any of those contingent stock performance awards. The awards with a three-year performance period ending in December 2015 achieved 127% of target performance. The following table compares the actual results achieved against the targeted goals for each three-year performance period under the three most-recently completed contingent stock performance award periods. Those awards were made prior to the addition of average return on invested capital as a third performance metric.

Performance Period	Cumulative revenues*		Percentage Achieved	Cumulative EPS		Percentage Achieved	Payout
	Target	Results		Target	Results
2012 – 2014	$14,022	$12,733	91%	$10.01	$ 8.88	89%	0%
2013 – 2015	$12,869	$13,255	103%	$ 9.23	$10.04	109%	127%
2014 – 2016	$13,229	$14,833	112%	$ 9.59	$12.64	132%	192%
*	Numbers are in millions. All financial performance is calculated based on exchange rates in effect at the beginning of the relevant three-year performance period.

Strong Compensation Governance Practices

Compensation Governance Highlights

✓    Robust shareholder engagement process

✓    Program informed by and responsive to shareholder input

✓    Significant portion of compensation is variable and performance based

✓    Significant share ownership and retention requirements

✓    5x base salary for CEO

✓    2x base salary for other NEOs

✓    NEOs must hold 50% of net shares received upon option exercises or award vesting until they achieve the required ownership levels

✓    Maximum payout caps under incentive plans

✓    Do not incentivize excessive risk taking

✓    Adopted proxy access mechanism in 2015 in response to shareholder feedback

✓    Robust anti-hedging and pledging policies prohibiting pledging or hedging of Company stock

✓    Double-trigger change in control provisions for equity grants

✓    Fully independent Compensation Committee

✓    Independent Compensation Consultant

✓    No tax gross-ups

✓    No excessive perquisites

✓    No repricing of equity incentive awards

✓    Strong clawback policy

Summary of Our Peer Group Composition

In 2016, the Committee approved changes to the peer group used for our compensation planning and structuring for our NEOs to more closely reflect our size and complexity while continuing to align with the Company’s transformation into a global play and entertainment organization with a robust portfolio of brands. The 2016 compensation program for the NEOs reflects alignment with this revised peer group. The revised peer group comprises a diverse set of consumer products and entertainment businesses with comparable revenues and market capitalization, those against whom we compete and recruit for talent, and many of which face economic challenges and opportunities similar to those we experience.

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	33

Recognizing that the Company has few direct competitors, the Committee selected a peer group for use in providing a market check on NEO compensation that is a mix of direct competitors and companies in related business lines with each having one or more of the following characteristics:

•	House of Brands: Companies that have a portfolio of recognizable brand names

•	Entertainment/Leisure: Companies focused on products used for entertainment or leisure

•	Global Business: Companies that have at least 10% non-US revenue

•	Trend Oriented: Companies operating in trend-oriented businesses

•	Mom Advertising Demographic: Companies driven by advertising that appeals to mothers

•	Kid Focus: Companies offering products designed for children and their families

Our goal is to position total target compensation for our NEOs within a competitive range around the peer group median that reflects the individual’s performance, criticality to the business, retention risk and future potential. For more information on the peer group used as a market check for the NEOs please see the discussion beginning on page  44 of this Proxy Statement.

Executive Compensation Philosophy and Objectives

The Committee’s fundamental objectives in our executive compensation program are to:

•	Attract, develop and retain talented executives who can contribute significantly to the achievement of Company goals and deliver results in keeping with our objective of Creating the World’s Best Play Experiences

•	Align the interests of the Company’s executives with the medium and long-term goals of the Company and its shareholders

•	Instill a pay-for-performance culture; a substantial majority of the compensation opportunity for the CEO and other NEOs is composed of variable, performance-based compensation elements

•	Reward superior performance by the Company and its business units as a whole, as well as superior individual performance

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation program, including by managing reasonable levels of equity dilution and annual share usage when granting equity-based compensation

The Committee believes it is critical to have a robust succession planning and management development process and seasoned talent ready to deploy into key executive positions, and our compensation programs are designed to support these objectives.

The Committee structures the Company’s compensation program in a way it believes appropriately aligns pay with performance without encouraging excessive risk taking or other behavior on the part of executive officers that is not in the Company’s best interests.

In 2012 the Company’s Board adopted a Clawback Policy. All equity and non-equity incentive plan compensation granted by the Company in 2013 and thereafter is subject to this Clawback Policy. The policy provides that if an accounting restatement is required due to the Company’s material non-compliance with any accounting requirements, then all of the Company’s executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, will be subject to forfeiting any excess in the incentive compensation they earned over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements.

34	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Executive Compensation Program Elements

The NEOs receive a mix of fixed and variable compensation. The following charts summarize the various elements of the executive compensation program. Approximately 82% of the CEO’s compensation for 2016, as reported in the Summary Compensation Table, as well as the substantial majority of the compensation opportunity for the other NEOs, was variable and tied to Company performance.

Elements of Compensation Summarized

•	Variable and Performance-Based Compensation Elements

•	Annual Incentive Compensation/Cash Bonus

•	Long-Term Incentive Compensation

•	Performance Contingent Stock Awards

•	Special CEO Performance-Based Restricted Stock Grant (one time grants in 2013-2014)

•	Restricted Stock Units

•	Stock Options

•	Fixed Compensation and Benefits

•	Base Salary

•	Reasonable and Limited Benefits and Perquisites

Variable and Performance-Based Compensation Elements

The substantial majority of the total compensation opportunity for our NEOs is performance based, including our entire long-term equity incentive compensation program and annual cash incentive program. Performance targets are derived from the Company’s long-term strategic plan and budget and operating plan that have been approved by the Board.

The Committee and the Board set performance targets that they believe will challenge the Company and its executive team to achieve a threshold payout, and require superior performance to achieve a higher than target payout.

When structuring incentive compensation, the Committee identifies the performance metrics it considers most important for driving Company value and return to shareholders, such as net revenues, earnings per share, operating margins, free cash flow, return on invested capital and stock price. The Committee then ties the incentive compensation to performance against those metrics. The Committee has determined that the following forms of compensation and performance metrics are appropriate for aligning executive compensation with performance.

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	35

Component of Incentive Compensation		Variability Factor / Performance Metrics	Objectives
Annual Incentives	• Annual cash bonus	Total Net Revenues (40%)	Measures Company’s annual top line growth
		Operating Margins (40%)	Measures Company’s ability to maximize profitability and drive shareholder value
		Free Cash Flow (20%)	Measures Company’s ability to convert revenues into cash

		Individual Performance Adjustment	Measures for performance against individual objectives

Long-Term Incentives	• Performance Contingent Stock • Restricted Stock Units • Stock Options • Special CEO Performance-Based Restricted Stock Grant (One-time)	Cumulative Net Revenues	Measures Company’s ability to deliver top line growth over multi-year period
		Cumulative Diluted Earnings Per Share	Measures Company’s profitability over the long-term
		Return on Invested Capital	Measures capital efficiency
		Continued Service with the Company	Provide a time-based retention mechanism
		Stock Price Appreciation	Measures how publicly-traded Company stock performs

If we do not meet our financial objectives, and if we do not deliver share price appreciation to you, our shareholders, our executives’ realized compensation is reduced dramatically. This reduction is manifested through both reductions in the payouts under our cash management incentive plans and in a reduction in the realized compensation from awards under our equity compensation plans.

Annual Incentive Compensation

All Company employees participate in some form of annual incentive program. Approximately 25% of the Company’s employees, including all NEOs, received management incentive awards with respect to fiscal 2016. The management incentive award is performance based, with payout of awards tied to the Company’s achievement of specific yearly performance measures, as well as individual performance for the year to the extent discussed below.

Structure of the Annual Incentive Plans.    Management incentive awards for the Company’s executive officers for fiscal 2016 were determined under two programs, the 2014 Senior Management Annual Performance Plan (the “Annual Performance Plan”) and the 2016 Performance Rewards Program (the “PRP”). The Annual Performance Plan has been approved by the Company’s shareholders and is intended to allow for the deduction by the Company of the bonuses paid to “covered employees” as defined in Code Section 162(m). Despite certain differences in the two plans, both the Annual Performance Plan and the PRP use the same corporate performance criteria and targets. Under the Annual Performance Plan, awards are structured to provide a range of maximum permissible payouts corresponding to a range of Company performances against the performance targets, with the Committee reserving negative discretion to reduce any such award to any level below the achieved maximum payout as it deems appropriate. The actual achievement against targeted corporate financial performance and attainment of other key financial and non-financial goals are the primary factors used by the Committee in exercising this negative discretion under the Annual Performance Plan, as is discussed in detail below.

The target and maximum awards for each of the NEOs for 2016, as well as the threshold, target and maximum awards for NEOs participating in the PRP Plan, are included in the Grants of Plan-Based Awards table that follows this discussion on page 53.

36	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Selecting Annual Incentive Performance Metrics.    The Committee selects performance metrics that will be used to drive short-term (annual) business performance and establishes rigorous yet achievable performance targets for each of those metrics. The Committee established the fiscal 2016 corporate and business unit performance goals in the first quarter of fiscal 2016 based on the Company’s 2016 operating plan and budget approved by the Board. The Committee selected three performance metrics: (i) total net revenues (weighted at 40%), (ii) operating margin (weighted at 40%) and (iii) free cash flow (weighted at 20%). Free cash flow is computed as cash flow from operations, less capital expenditures.

The Committee believes these performance metrics capture the most important aspects of the top and bottom line performance of the Company, in the form of revenues, profitability and cash generation. The relative weighting among the performance metrics aligns with the relative importance of those metrics, in the Committee’s view, to the Company’s performance and the strength of the Company’s business. If the Company achieves less than a threshold performance of 80% of target against any given metric, the payout achieved for that metric is 0%. Once the achievement of the corporate financial goals is computed, providing the base incentive award payout, the Committee modifies that achieved base payout against target based on the executive’s performance against his or her individual strategic goals to arrive at the final incentive payout to the executive. The modifier applied for performance against individual strategic goals is generally between 0% and 150% of the base corporate financial payout, although the committee can assess a modifier in excess of that range where it deems that warranted by particularly strong individual performance.

Calculating the Annual Incentive Payout.    The following process was used in determining the annual incentive payout for our CEO and other NEOs under the Annual Performance Plan in 2016:

Annual Incentive Plan Targets for 2016.    The target annual incentive award, associated with achieving performance of the designated financial goals for the Company, for our CEO in 2016 was 150% of earned base salary. For our other NEOs, the target annual incentive award ranged between 70% and 80% of earned base salary in 2016. In February 2017 Mr. Frascotti was promoted to President, Hasbro, Inc., and in connection with that promotion his target annual incentive award beginning in 2017 was raised to 90% of earned based salary.

The table set forth below provides the 2016 corporate total net revenues, operating margin and free cash flow performance targets established by the Committee at the beginning of the year under the annual management incentive plan, as well as the Company’s actual performance (reflected at the budgeted foreign exchange rates used to set the objectives at the beginning of the year) against those targets in 2016. The Company’s actual weighted financial performance in fiscal 2016 corresponded to a 132% weighted payout against target for the corporate financial goals.

Performance Measure	Weight	2016 Target*	2015 Actual Performance*	Percentage Achievement	2016 Payout Percentage	2016 Weighted Payout
Revenue	40%	$4,648,327	$5,019,822	108%	124%	49.6%
Operating Margin	40%	15.4%	15.7%	102%	106%	42.4%
Free Cash Flow	20%	$ 413,250	$ 619,973	150%	200%	40%
Total weighted payout						132%
*	Dollar figures are in thousands; based on the Company’s actual performance the maximum payout allowed under the Annual Performance Plan for 2016 for Mr. Goldner, Mr. Billing, Mr. Frascotti, and Mr. Tinga was 300% of base salary. In the case of Mr. Goldner this equated to approximately $3.9 million. The actual annual incentive award paid to Mr. Goldner for 2016 was $3.86 million.

Adjusting for Performance Against Individual Strategic Objectives.    The Company’s financial performance on which all employee bonuses are calculated serves as the starting point for the annual incentive award. The Committee then determines how Mr. Goldner and the other NEOs performed in achieving their individual strategic objectives to determine, what, if any, adjustments should be made to the corporate performance factor (132% of target in 2016) to arrive at the final payout amount for each executive, which can be adjusted down to 0% of the corporate base award or up based upon performance against individual objectives. The total 2016 annual incentive payout for the CEO was $3.86 million, which was adjusted down from the maximum $3.9 million payout allowed under the Annual Performance Plan. The 2016 award earned by Mr. Goldner was

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	37

computed by taking the base 132% weighted corporate payout calculated above, and applying a positive adjustment of 50% for Mr. Goldner’s performance against his goals and objectives, and leadership in driving the Company’s achievement of its goals and objectives, as such performance is described starting on page 32 of this proxy statement. The application of the individual performance modifier to the corporate base performance resulted in a final payout to Mr. Goldner of 198% of target under the annual incentive award.

With respect to NEOs other than the CEO, the Committee considered the recommendations of the CEO as one of the factors in making the final management incentive bonus determinations. The CEO and Committee used the Company’s achievement of 132% of its targets under the management incentive award as a starting point and then adjusted this baseline award for each of the NEOs in accordance with performance against their personal objectives for 2016. The strategic modifier applied to each of the NEOs was based on the individual factors set forth below:

President (Mr. Frascotti):    The base corporate formula award would have yielded a payout of $815,557. The actual bonus paid to Mr. Frascotti was $1,100,000 and was modified based upon his:

•	role in driving corporate net revenues to $5 billion for the first time in the Company’s history and in delivering profit growth across the Company, including in all major business segments

•	success in driving growth in our Franchise and Partner brands

•	role in driving Games category revenues up 9% year over year and in driving revenues in entertainment and consumer products

•	work accelerating the mission of creating and delivering the World’s Best Play Experiences

•	work driving process reengineering and operational efficiency across the design and development, marketing and operations groups

•	role in ensuring we deliver innovative play experiences informed by consumer insights across our business to consumers globally, including integrated analog and digital play experiences

•	leadership in significantly increasing quality engagement with our consumers across all digital touchpoints

•	role in strengthening our relationships with our key external partners

•	continued development of our licensing, publishing and promotions capabilities

•	leadership in our delivery of strong content creation and storytelling behind the Company’s brands

Executive Vice President and Chief Strategy Officer (Mr. Billing):    The base corporate formula award would have yielded a payout of $504,021. The actual bonus paid to Mr. Billing was $755,000 and was modified based upon his:

•	leadership in successfully completing the acquisition of Boulder Media

•	leadership of the Company’s global business development team

•	success in significantly increasing the capacity and efficiency of the Company’s global supply chain to meet record product demand in 2016

•	progress delivering cost savings in the global supply chain, including from the product to market initiative

•	role in driving new business initiatives across the Company to further develop the Company’s capabilities around the brand blueprint

Executive Vice President and Chief Commercial Officer (Mr. Tinga):    The corporate formula award would have yielded a payout of $547,736. The actual bonus paid to Mr. Tinga was $925,000, modified based upon his:

•	role in driving corporate net revenues to $5 billion for the first time in the Company’s history and in delivering profit growth across the Company

•	role in delivering revenue growth in all segments and geographic regions

•	role in driving revenue growth in emerging markets

•	leadership in driving growth in Franchise and Partner brands

•	success in driving the Company’s ecommerce business

•	role in driving Games category growth

38	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

•	role in strengthening our relationships with our key retail customers and in driving our relationships with online retailers

•	leadership of our retail channel strategy and role in developing strong leadership across the global sales organization

•	successful achievement of cost savings efforts

The final award for Mr. Tinga reflects a 150% modifier applied to the base corporate award, along with an additional amount of $117,601 to reflect, in the Committee’s view, superb performance from Mr. Tinga and his global sales organization in driving growth across the Company globally. Even with this additional upward modification for personal performance, the total award to Mr. Tinga of $925,000 was significantly below the maximum award allowable under the Annual Incentive Plan to Mr. Tinga of $1.78 million.

Executive Vice President and Chief Financial Officer (Ms. Thomas):    Due to the fact that the requirements of Code Section 162(m) do not, by their terms, apply to the compensation of Chief Financial Officers, Ms. Thomas participates in the PRP, rather than in the Annual Performance Plan. Under the PRP, Ms. Thomas’ fiscal 2016 management incentive award opportunity was set to provide for a payout of 70% of earned salary for target performance. A range of payouts as a percentage of target then corresponded to a range of performances against target both above and below 100%. Threshold performance for each given financial metric under the PRP is set at 80% of target performance for purposes of the achievement of that goal contributing to payout of the management incentive award. An 80% achievement of a performance goal under the PRP equates to a 60% payout against that goal. In addition to taking into account Company performance, the PRP also allows for a multiplier of up to 150% of the formula award in recognition of superior performance against individual performance objectives.

The 132% weighted payout against the corporate performance goals in 2016 would have corresponded with approximately 132% of the target payout for Ms. Thomas under the management incentive award for 2016, absent the personal performance modifier. The corporate formula award under the PRP, prior to personal performance adjustments, for Ms. Thomas, would have been $637,915. In determining the actual bonus for Ms. Thomas, as with the other executive officers, the Committee reviewed the performance of Ms. Thomas against her individual objectives and also considered the recommendations of Mr. Goldner. Ms. Thomas was paid a bonus of $900,000 for fiscal 2016, modified in recognition of her:

•	role in driving the 14% increase in the Company’s operating profit and net earnings

•	successful management of the Company’s expenses and cash flow

•	support in driving the Company’s growth in revenues

•	role in delivering the Company’s fifteenth consecutive year of underlying earnings per share growth

•	role in delivering TSR growth relative to the Company’s peers

•	contributions to the ongoing return of capital to shareholders, through both the quarterly cash dividend and share repurchase programs

•	successful management of the Company’s hedging program

•	successful management of the Company’s enterprise risk management (ERM) efforts and global information technology enhancements, including the Company’s product to market initiative

Performance Metric Adjustments and Exclusions to Accurately Measure Management’s Performance.    At the time the performance goals were set at the beginning of 2016, the Committee provided that certain events that might occur during the performance period would not be taken into account in determining the Company’s performance against these targets. The Committee adjusts for such one-time events as it deems appropriate. Such exclusions included the impact of any acquisitions or dispositions consummated by the Company during the year that had a total acquisition or sale price, as applicable, of $100 million or more, the impact of any major discrete restructuring activities undertaken by the Company after the performance goals are set which result in aggregate costs or charges to the Company of $10 million or more, as well as any changes in exchange rates with an impact to revenues of greater than $100 million from the rates in effect at the beginning of the performance period.

Long-Term Incentive Compensation

Long-term incentive compensation is provided in the form of performance contingent stock awards, time-based restricted stock units, and non-qualified stock options, as shown below. In addition, in 2013 and 2014

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	39

Mr. Goldner received one-time special restricted stock unit awards (divided into two tranches) which may be earned based on achievement of specified stock price hurdles, as well as continuing to serve as Chief Executive Officer through the end of December 31, 2017.

*	Mr. Goldner’s 2013 and 2014 long-term incentive compensation included a one-time performance-based restricted stock unit grant that is not reflected in the graph above.

For 2016, the Committee approved target annual equity award values for each of the Company’s executive officers and other equity eligible employees. Targets are expressed as a percentage of each individual’s base salary which for our NEOs in 2016 were as follows:

Equity Grant Target Value as Percentage of Salary
CEO	400%
President, Hasbro Brands	200%
Executive Vice Presidents	175%

This division across award types, and the targeted total award value, reflect the Committee’s view as to the appropriate total award opportunity for each NEO, the optimal weighting of short and long-term objectives and drivers to retention value, a total long-term compensation program that drives corporate performance and appropriately rewards executives for delivering performance, and a belief that over the performance period the realization of equity award values should be balanced among achievement of the Company’s longer-term internal financial targets and the Company’s stock price appreciation – as well as, for NEOs, the retention of key executive talent. In February 2017 Mr. Frascotti was promoted to President, Hasbro, Inc., and in connection with that promotion his target equity grant value for 2017 was increased to 275% of salary. As a reflection of his performance and impact in driving the Company’s business, the Committee also approved an increase in the target equity grant value for 2017 for Mr. Tinga to 200% of base salary.

Performance Contingent Stock

Performance contingent stock awards provide the recipient with the potential to earn shares of the Company’s common stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”), average return on invested capital (ROIC), and cumulative net revenue (“Revenue”) targets over a three-year performance period beginning with the start of the Company’s 2016 fiscal year and ending December 2018 (the “Performance Period”). For stock performance awards granted in 2016, the EPS metric was weighted at 34%, the ROIC metric was weighted at 33% and the Revenue metric was weighted at 33%. Unless the Company achieves at least 90% performance against a metric no shares are earned under the award for that particular metric.

The Company considers the specific target performance levels for ongoing performance periods to be confidential information that would harm the Company if disclosed, as they are based on confidential internal plans and forward-looking expectations concerning the Company’s performance over a multi-year period. As

40	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

discussed above, the performance targets set forth in the contingent stock performance awards align with the Company’s Board approved budget and operating plan and strategic plan, and were set at levels the Committee determined will challenge the executive team in working to meet the objectives and drive performance. Solid performance from the Company, and in turn its executives, will be required to achieve a threshold payout, and superior performance in managing the Company’s business will be required to achieve a higher than target payout.

The maximum payout under the contingent stock performance awards granted in 2016 for overachievement of the financial objectives is equal to 200% of the target number of shares.

Assuming at least threshold performance is met for each metric, the actual payout under the performance share award scales between the threshold payout (in 2016 the threshold payout was 50% for net revenues, earnings per share and return on invested capital) to a maximum (200%) with achievement of the target metric equating to a 100% payout for that metric.

The following table compares the targeted goals and actual performance of the Company (adjusted to eliminate the impact of certain factors designated by the Committee at the beginning of the performance period, such as acquisitions or divestitures of more than $100 million in the aggregate) under the contingent stock performance awards for the 2014 — 2016 performance period (those awards had just two performance metrics, as ROIC was added as a third performance metric for grants beginning in 2015). Revenues are expressed in millions of dollars.

	3-Year Target Performance	3-Year Actual Performance	% of Target	Payout
Cumulative Revenues	$13,299	$14,833	112%	180%
Cumulative EPS	$ 9.59	$12.64	132%	200%
Total Payout				192%

If an officer retires at an early retirement date (at least 55 years old with ten years of credited service with the Company) or a normal retirement date (at least 65 years old with at least five years of credited service with the Company) the contingent stock performance award remains outstanding for its remaining term and at the end of the performance period the retired executive earns a pro-rata portion (based on the amount of the performance period served) of the actual shares earned under the award.

Restricted Stock Units

CEO Special Restricted Stock Unit Award.    As more fully described on page 47 of this proxy statement, the Board made a special performance-based restricted stock unit award to Mr. Goldner to further drive the linkage between the Company’s performance and Mr. Goldner’s compensation, and to provide an additional incentive for Mr. Goldner to remain employed with the Company through December 31, 2017. The Special RSU Grant was made in two tranches, the first in April of 2013 and the second in February 2014. Both tranches of the Special RSU Grant were granted at the same time that the Company made its yearly equity awards to other equity- eligible employees.

Other NEO Restricted Stock Unit Awards.    The Company uses restricted stock units as a reward and retention mechanism. The restricted stock units granted in 2016 to our NEOs (excluding our CEO) represented approximately 25% of their annual targeted equity award value in 2016 and vest in three equal installments on the first three anniversaries of the date of grant provided the recipient remains employed with the Company through the applicable vesting dates. Pro-rata vesting is provided earlier only in the event of the death, disability, early retirement (with at least 10 years of credited service) or retirement at age 65 (with at least 5 years of credited service) of the executive. All other terminations of employment result in termination of the awards.

Stock Options

Stock options represent approximately 25% of the targeted annual equity award value for our NEOs, and 50% for our CEO. The options vest in three equal cumulative annual installments on the first three anniversaries of the date of grant, subject to the optionee’s continued employment with the Company through such vesting dates, and have seven-year terms. Options forward vest upon an executive officer retiring at age 65 or older with at least five years of credited service.

The Company does not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. The effective date of equity grants are made in open trading windows following the Company’s release of its financial results. All option grants are made with an exercise price at or above the average of the high and low sales prices of the Company’s common stock on the date of grant.

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	41

Fixed Compensation and Benefits

Base Salary

The Company’s philosophy is to review salaries on an annual basis and increase executive base salaries in the event of: (i) increases in responsibility, (ii) to maintain competitiveness with market compensation offered to executives with similar responsibilities, expertise and experience in other companies the Company considers to be comparable to and/or competitive with the Company, and (iii) to recognize continued individual performance and contribution.

Increases made to the base salaries for certain of the Named Executive Officers in 2016 were made to remain competitive with companies in the Company’s peer groups for similar positions and were as follows: Mr. Frascotti from $740,000 to $780,000; Ms. Thomas from $650,000 to $725,000; and Mr. Tinga from 476,924 Euros ($524,139 using an average monthly exchange rate of 1 Euro equals U.S. $1.099) to $650,000. Mr. Goldner and Mr. Billing did not receive any increase in base salary during 2016.

In connection with the three-year extension of his employment agreement with the Company, in 2017 Mr. Goldner’s base salary will increase to $1,500,000. In connection with his promotion to President, Hasbro, Inc., effective on February 6, 2017, Mr. Frascotti’s annual base salary was increased to $900,000.

Benefits

The Company’s officers also participate in certain employee benefit programs provided by the Company that are offered to the Company’s other full-time employees.

The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. The Company’s executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.

Company-Sponsored Retirement Plans

The Company provides retirement benefits to its employees primarily through the Hasbro, Inc. Retirement Savings Plan (the “401(k) Plan”) and the Supplemental Benefit Retirement Plan (the “Supplemental Plan”). The 401(k) Plan and the Supplemental Plan, provide for Company matching contributions, and an annual Company contribution of 3% of aggregate salary and bonus. Executive officers are eligible to participate in the 401(k) Plan and the Supplemental Plan on the same basis as all other U.S. Hasbro employees.

The Supplemental Plan is intended to provide a competitive benefit for employees whose employer-provided retirement contributions would otherwise be limited. However, the Supplemental Plan is designed only to provide the benefit which the executive would have accrued under the Company’s 401(k) Plan if the Code limits had not applied. It does not further enhance those benefits.

The amount of the Company’s contributions to the Named Executive Officers under both the 401(k) Plan and the Supplemental Plan, are included in the “All Other Compensation” column of the Summary Compensation Table that follows this report. Mr. Tinga is not eligible to participate in the 401(k) Plan or the Supplemental Plan.

The Hasbro, Inc. Pension Plan (the “Pension Plan”), a defined benefit pension plan for eligible Company employees in the United States, and the pension portion of the Supplemental Plan were frozen effective December 31, 2007. Executive officers hired prior to December 31, 2007, continue to participate in the Pension Plan and the pension portion of the Supplemental Plan, which are described starting on page 57 of this Proxy Statement, but will not accrue additional benefits thereunder subsequent to the plan freeze on December 31, 2007.

Description of Pension Benefits for Mr. Tinga

Mr. Tinga participates in the Hasbro B.V. Pension Plan in the Netherlands (the “Netherlands Pension Plan”). Upon becoming a member of the Netherlands Pension Plan on January 1, 1997, an additional payment was made to the plan granting Mr. Tinga an additional one year and two months of credited service, changing his credited service date to November 1, 1995. The Netherlands Pension Plan is described in more detail below. Mr. Tinga was hired by Tonka Corporation on October 1, 1987, which was subsequently acquired by the Company in January 1992. The Company does not have any obligation to pay pension benefits to Mr. Tinga from his service with Tonka.

42	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Netherlands Pension Plan

The Netherlands Pension Plan provides benefits to all employees in service of Hasbro B.V. that are at least 21 years of age.

Effective January 1, 2006, the plan was amended and became a career average pay plan with an annual accrual rate of 1.3% of Pension Base for each year of service. As of January 1, 2015, the plan was further amended, increasing the annual accrual rate to 1.47% of Pension Base for each year of service from January 1, 2015 to retirement. Accrued benefits are conditionally indexed each year for active employees. Increases of 2% have been granted in each year, except in 2006 when there were no increases granted. Benefits are provided in the form of an annuity with 70% payable to the spouse or partner upon the participant’s death.

Prior to the January 1, 2006 amendment, the plan was a final average pay plan with an formula equal to 1.25% of final average Pension Base per year of service. The final average pay benefits were frozen as of December 31, 2005, with indexation applied from this date as described above.

The Pension Base is defined as Pensionable Salary minus the Offset, where Pensionable Salary is 12 times fixed monthly salary plus holiday allowance plus 13th month salary and the Offset is equal to 100/70 times the state old age pension for a married person. Effective January 1, 2015, as a result of legislative changes in the Netherlands, the annual Pensionable Salary is capped. The government mandated pensionable salary cap for 2016 is EUR 101,519 for the Netherlands Pension Plan. Prior to this date Mr. Tinga’s Pensionable Salary under the plan was not capped.

Credited service in the plan is defined as all years and completed months of service up to the date of retirement, with a maximum of 40 years (for participants who joined the plan prior to January 1, 2008) and 44 years for new participants. Effective January 1, 2015, the maximum credited service was increased to 42 years (for employees who joined the plan prior to January 1, 2008) and 46 years for new participants. A new participant with accrued pension benefits at a former employer can transfer their pension benefits into the Netherlands Pension Plan and get additional years of credited service beyond the plan definition.

Effective January 1, 2015, as a result of legislative changes in the Netherlands, the normal retirement age of the plan changed to age 67. Prior to this date, the normal retirement age under the plan was age 65. The pension benefits accrued through December 31, 2014 are guaranteed as unreduced from age 65 and are actuarially increased for retirement after age 65. Plan members are eligible for early retirement from age 55; however benefits are reduced for early commencement and the participant must officially request early retirement six months before the desired retirement date.

Beginning in 2015, Mr. Tinga is eligible for a certain percentage (21.01% for 2016) of the amount by which his ending base salary is above the government mandated pensionable salary cap (101,519 Euros for 2016) to compensate him for the loss of pension value as a result of legislative changes in the Netherlands which capped pensionable salary at 100,000 Euros in 2015. The percentage applied varies with age and is 17.85% until age 55, 21.01% from ages 55 up to 60 and 24.97% from ages 60 to 65. Mr. Tinga is required to pay all taxes on this annual cash payment. This annual make up payment is payable until the earlier of Mr. Tinga’s termination of employment or age 65.

Nonqualified Deferred Compensation Plan

Executive officers who are employees of the Company’s U.S. operations are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which is available to all of the Company’s employees based in the United States at or above selected management levels and whose annual base salary is equal to or greater than $120,000. The Deferred Compensation Plan allows participants to defer compensation to be recorded into various measurement funds, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include a fixed rate option, a choice that tracks the performance of the Company’s Common Stock, and other equity indices. Earnings recorded on compensation deferred by the executive officers do not exceed the returns on the relevant investments earned by other non-executive officer employees deferring compensation into the applicable investment vehicles. Mr. Tinga is not eligible to participate in the Deferred Compensation Plan.

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	43

Perquisites

The Company offers perquisites that the Committee believes are reasonable yet competitive for attracting, retaining and compensating the Company’s executives. The Company reimburses designated executive officers for the cost of certain tax, legal and financial planning services they obtain from third parties provided that such costs are within the annual limits established by the Company. The 2016 annual limit on these costs for the Chief Executive Officer was $25,000 and for Ms. Thomas was $5,000. Mr. Billing and Mr. Frascotti did not receive reimbursement for any tax, legal or financial planning services in 2016. Mr. Tinga receives certain tax services due to his secondment from the Netherlands. The cost to the Company for this reimbursement to the Named Executive Officers receiving it is included in the “All Other Compensation” column of the Summary Compensation Table.

Severance and Change in Control Benefits

Beginning on page 61 of this proxy statement there is a discussion of the severance and change in control benefits that may be payable to the NEOs in certain situations, as well as the plans under which those benefits are payable.

Compensation Process

Hasbro’s executive compensation program is structured with input, analysis, review and/or oversight from a number of sources, including:

•	The Compensation Committee:

•	the full Board;

•	The Company’s Human Resources and Compensation Departments;

•	The Committee’s and Company’s outside compensation consultants;

•	The Company’s Chief Executive Officer; and

•	Market studies and other comparative compensation information.

All final decisions regarding the compensation and retention programs for the Company’s executive officers, including the NEOs, are made by the Compensation Committee. The compensation and retention package for the Company’s Chief Executive Officer is also reviewed and approved by the full Board of Directors without Mr. Goldner being present.

Each of these compensation elements was described in detail in the preceding pages. In structuring these elements the Company and the Committee review each element on an individual basis, as well as review them in totality as part of an overall target compensation package. This process includes reviewing tally sheets for each of the executive officers which set forth total target compensation for the officer, and within that total summarize the target level for each element and the portion of total target compensation comprised of the various compensation elements.

For the NEOs other than the CEO, the CEO makes recommendations for each individual’s compensation package to the Committee. The Committee discusses these recommendations with the CEO, both with and without the presence of the Company’s Chief Human Resources Officer, the Company’s Senior Vice President, Talent & Rewards and outside compensation consultants. The Committee further reviews and discusses these recommendations in executive sessions, and as part of these discussions the Committee discusses the proposed compensation and retention programs with representatives of its outside compensation advisor. In 2016 the Committee transitioned from Compensation Advisory Partners to Meridian Compensation Partners LLC as the Committee’s outside compensation consultant. As such, during 2016 the Committee received advice from both Compensation Advisory Partners and Meridian Compensation Partners.

Peer Group and Benchmarking to the Market

In designing the fiscal 2016 executive compensation program, the Committee and the Company reviewed certain market data as a market check for the proposed executive officer: (i) base salaries, (ii) total target cash compensation (comprised of base salaries and target management incentive awards) and (iii) total target direct compensation (comprised of base salaries, target management incentive awards and target equity awards, combined). This market information is one element reviewed by the Committee; the Committee does not simply set compensation levels at a certain benchmark level or within a certain benchmark range with respect to other companies.

44	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

As the Company has developed into a global play and entertainment organization, rather than a traditional toy and game manufacturer, the companies with which Hasbro competes for executive talent have broadened considerably and the skills and expertise required of Hasbro’s executives have greatly increased. As a result, the Company now competes with a broad range of consumer products, entertainment and branded portfolio companies in the hiring and retention of employees and executives.

For purposes of establishing a market check for base salaries, total target cash compensation and total target direct compensation for the NEOs, other than Mr. Goldner, in 2016 the Company and the Committee reviewed the Willis Towers Watson’s 2015 Executive Compensation Databank. The Willis Towers Watson survey is employed by the Company as a market check against other companies of similar size, in terms of their consolidated net revenues. Within this survey the Committee and the Company focused on companies in the general industry category. The total sample of companies in the general industry category in the data set is then size adjusted to indicate pay levels for a company with approximately the level of annual revenues as Hasbro. There are numerous companies included in the Willis Towers Watson data set. Appendix B to this Proxy Statement contains a listing of all of the companies included in the Willis Towers Watson 2015 Executive Compensation Databank.

For Mr. Goldner, the Committee conducted both a market check and a pay for performance analysis in 2016. The Company’s peer group which was used in connection with the market check and the pay for performance analysis that informed the terms of Mr. Goldner’s contract extension in December 2016 was updated in October 2016 to remove Viacom Inc. and Discovery Communications, Inc. (both of which were previously used in the peer group), as the Committee thought both the large magnitude of overall pay and the structure of the compensation program for the Chief Executive Officer at those two companies was not appropriate for the Company. The peer group was then further refined in December 2016 to remove Brunswick Corporation (which the Committee viewed as a business that was not driven by storytelling and involved significantly higher priced consumer purchases than Hasbro) and to add Ralph Lauren Corporation (which the Committee viewed as a marketing and story driven branded company). The peer group used as a market check on our Chief Executive Officer’s compensation as of December 2016 comprises the following companies (reflecting the changes discussed above):

Activision Blizzard, Inc.	Edgewell Personal Care	Ralph Lauren Corporation

The Clorox Company	Hanesbrands, Inc.	Scripps Network

Church & Dwight Co., Inc.	Lions Gate Entertainment Corp	Spectrum Brands Holdings, Inc.

Electronic Arts, Inc.	Mattel, Inc.	Tiffany & Co.

The Committee reviews the market data as part of assessing the appropriateness and reasonableness of the compensation levels and mix of compensation elements to ensure that the compensation program:

•	is appropriate and effective in furthering the goals of the Company

•	provides adequate retention incentive for top performing executives

•	aligns pay with performance

•	fairly rewards executives for their performance and contribution to the achievement of the Company’s goals, rather than in having compensation packages align to a certain range of market data of the Company’s peers

According to market data reviewed by the Company the total target direct compensation (target management incentive award opportunities, base salary and target equity award value) for the NEOs for 2016, generally ranged between the 50th and the 75th percentiles of total target direct compensation at companies in the market surveys reviewed by the Company and the Committee.

Role of the Independent Compensation Consultant

In reviewing and establishing the proposed fiscal 2016 compensation and retention program for the Company’s executive officers, the Committee received input and recommendations from both Compensation Advisory Partners LLC (“CAP”), who served as the Committee’s outside compensation consultant until October 2016, and then from Meridian Compensation Partners LLC (“Meridian”) from October 2016 onwards. Both CAP and Meridian were retained by, and reported directly to, the members of the Committee. CAP and Meridian advised the Committee with respect to both the Committee’s review of the Company’s 2016 executive compensation programs and the amendment and extension to Mr. Goldner’s employment agreement in 2016, and provided additional information as to whether the Company’s proposed 2016 executive compensation programs were

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	45

competitive, fair to the Company and the executives, reflected strong alignment between pay and performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals.

The Committee previously reviewed CAP’s independence, and has reviewed Meridian’s independence, relative to the following factors: (i) their provision of other services to the Company, of which there are none; (ii) the amount of fees they receive from the Company as a percentage of their total revenue; (iii) the policies and procedures they have that are designed to prevent conflicts of interest; (iv) any business or personal relationship between Hasbro officers and directors and the entity or the compensation consultants at the entity working for the Committee, of which there aren’t any; (v) any Hasbro stock owned by the entity or any of its compensation consultants working for the Committee, of which there isn’t any; (vi) any business or personal relationship between our executive officers and entity or any of its compensation consultants working for the Committee, of which there aren’t any; and (vii) any other factors that would be relevant to the consultant’s independence from management. On the basis of such review, the Committee concluded that CAP and Meridian were independent and no conflicts of interest or other relationships exist that may impair their independence during their service to the Committee.

Willis Towers Watson was retained by the Company to assist with the preparation of compensation information presented to the Committee in 2016, including tally sheets showing each NEO’s forward-looking target compensation and actual earned compensation, as well as certain compensation tables for this proxy statement.

Other Considerations

CEO Employment Agreement

Effective on October 4, 2012 the Company entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Mr. Goldner. The Amended Employment Agreement replaced the Amended and Restated Employment Agreement, dated March 26, 2010, and the Change in Control Employment Agreement, dated March 18, 2000, as amended (together referred to as the “Prior Agreements”) previously in place. In response to shareholder feedback received by the Company during its 2013 and 2014 outreach programs, the Board and Mr. Goldner mutually agreed to make certain changes to the Amended Employment Agreement in August of 2014.

Most recently, in December 2016 the Amended Employment Agreement was further amended to provide that the term of Mr. Goldner’s employment as Chief Executive Officer be extended for an additional three years, from the then current expiration date of December 31, 2017 to a new expiration date now set at December 31, 2020, and to make the changes to Mr. Goldner’s compensation set forth in the table below beginning in fiscal 2017. Except for the extension of the terms for three years and for the changes set forth in the following table, the December 2016 amendment did not make any other changes to the Amended Employment Agreement. The terms of this extension were informed by our ongoing discussions with shareholders. As an example of that, no additional equity grants were made to Mr. Goldner at the time of the contract extension, as shareholders had previously expressed to us a strong preference for a competitive annual compensation plan for Mr. Goldner, as opposed to special retention grants made at the time of contract extensions. The Board and Mr. Goldner agreed to the following amendments to Mr. Goldner’s ongoing compensation beginning in fiscal 2017:

	2016 Compensation	Amended Compensation beginning in 2017
Base Salary	$1.3 million	$1.5 million
Annual Cash Bonus Target	150% of Base	175% of Base
Annual Long-Term Equity Incentive Target*	400% of Base	450% of Base
Total Target Direct Compensation	$8.45 million	$10.875 million

*	Annual Long-Term Equity Incentive Target continues to be delivered 50% by value in stock options (which vest ratably over three years) and 50% by value in contingent stock performance awards with three-year performance periods tied to net revenues, earnings per share and ROIC performance targets.

46	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Set forth below is a description of the Amended Employment Agreement, as it was modified in August of 2014 in response to shareholder feedback and as it was extended in December 2016. The objectives of the Amended Employment Agreement are to:

•	ensure that Mr. Goldner only benefits if shareholders realize significant value, which is why the special RSU award, granted in two tranches (the first tranche in 2013 and the second in 2014), was tied to absolute stock price appreciation;

•	structure the agreement to incentivize Mr. Goldner to remain at Hasbro through the end of 2020, which the Board believes is an appropriate timeframe to have developed and executed the key elements of the Company’s global play and entertainment strategy and measure the success of the strategy; and

•	implement a number of compensation and governance best practices, including:

•	the elimination of the tax-gross up provisions contained in the prior agreements with Mr. Goldner with respect to excess parachute payments under Section 4999 and taxes and charges under Section 409A of the Internal Revenue Code;

•	the elimination of the auto-renewal feature contained in the Prior Agreements, pursuant to which the term of Mr. Goldner’s employment with the Company would continue to be automatically extended for additional one-year periods unless Mr. Goldner or the Company provided notice of non-renewal;

•	the elimination of a special bonus which was payable under the prior agreements one year following a Change in Control of the Company provided Mr. Goldner remained employed with the Company through that one-year anniversary;

•	subject all of Mr. Goldner’s incentive-based compensation, both cash and equity-based incentive compensation, granted on or after October 4, 2012 to the Company’s Clawback Policy and to future clawback policies that apply to senior management of the Company; and

•	provide for a more restrictive definition of a Change in Control than was provided in the prior agreements.

Enhanced Pay for Performance Linkage and Retention

The Amended Employment Agreement:

•	extended the term of Mr. Goldner’s scheduled employment with the Company for three years, from the previously scheduled expiration date of December 31, 2014 to the new expiration date of December 31, 2017 (the December 2016 amendment extends this to December 31, 2020); and

•	provided additional performance-based equity incentives designed to retain Mr. Goldner in the employ of the Company during this extended term and to strengthen the linkage between Mr. Goldner’s potential future compensation and Hasbro’s performance and delivery of shareholder value.

To further drive the linkage between the Company’s performance and Mr. Goldner’s compensation, and to provide an additional incentive for Mr. Goldner to remain employed with the Company through December 31, 2017, the Amended Employment Agreement provided for the grant to Mr. Goldner of an aggregate of 587,294 restricted stock units (referred to as the “Special RSU Grant”). The Special RSU Grant was made in two tranches, the first in April of 2013 and the second in February 2014. Both tranches of the Special RSU Grant were granted at the same time that the Company made its yearly equity awards to other equity-eligible employees.

Both tranches of the Special RSU Grant have two vesting components, each of which must be satisfied for Mr. Goldner to earn any shares under the award. The first vesting component is based entirely on achievement of specified Hasbro stock price thresholds, with each threshold being progressively higher. For Mr. Goldner to realize the full value from his Special RSU Grant, all four stock price thresholds must be achieved, which would result in the Company’s market capitalization increasing approximately 60% or $3 billion, from October 2012, when the amended agreement was entered. This market capitalization increase does not capture any of the incremental value created by dividends paid to shareholders in the intervening years. The stock price thresholds and the percentage of the shares subject to the Special RSU Grant attributable to achievement of each threshold are as follows:

Stock Price Threshold	Percentage of Shares Earned
$45/share	25%
$52/share	25%
$56/share	25%
$60/share	25%

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	47

To achieve the stock price thresholds the average closing price of the Company’s stock must meet or exceed the threshold for a period of at least thirty consecutive trading days by December 31, 2017. The second vesting component requires that, subject to certain termination scenarios which are discussed below, Mr. Goldner must remain continuously employed with the Company through December 31, 2017 to vest in any earned shares under the Special RSU Grant. The August 2014 amendment to the Amended Employment Agreement added a further price requirement to the $56 and $60 tranches of the special restricted stock unit award. Even if those stock hurdles are achieved during the term of the agreement, that actual number of shares earned will be adjusted downward (according to a schedule attached to the back of the 2014 amendment to the Amended Employment Agreement) if the trading price of the Company’s common stock is below those respective thresholds during the thirty-day trading period ending just prior to December 31, 2017, or the earlier termination of Mr. Goldner’s employment in certain situations.

The Amended Employment Agreement provided that Mr. Goldner will participate in Hasbro’s other long-term incentive programs during the term of his employment and will have an annual long-term equity grant target level equal to four (4) times his annualized base salary in 2016. The December 2016 amendment increased this grant target, effective beginning in fiscal 2017, to 4.5 times Mr. Goldner’s annualized base salary.

Other Compensation

The Amended Employment Agreement provided that the Company increase Mr. Goldner’s annualized based salary from $1,200,000 to $1,300,000 beginning July 1, 2013, and in 2013 Mr. Goldner was eligible to receive a management incentive plan bonus based on a target of one hundred and fifty percent (150%) of his earned base salary. The December 2016 amendment provides that effective in fiscal 2017 Mr. Goldner’s base salary is increased to $1,500,000 and he is eligible to receive a management incentive plan bonus based on a target of one hundred and seventy-five percent (175%) of his earned base salary. Thereafter, Mr. Goldner’s base salary, management incentive bonus target and long-term incentive target will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

Post-Employment Restrictions

The Amended Employment Agreement contains certain post-employment restrictions on Mr. Goldner, including:

•	a two-year non-competition provision which prohibits Mr. Goldner from engaging, in any geographical area in which Hasbro is doing business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Goldner’s employment; and

•	a two-year non-solicitation provision, providing that Mr. Goldner will not (a) solicit or recruit any employee of Hasbro to leave the Company or (b) solicit the business of any clients, customers or accounts of Hasbro.

If Mr. Goldner violates these restrictions and does not cure such violation, the Amended Employment Agreement provides that he will forfeit and pay to Hasbro the Net Proceeds (as defined in the Amended Employment Agreement) obtained with respect to any unvested stock options, restricted stock units, contingent stock performance awards or other equity that had been accelerated in connection with the termination of his employment by Hasbro without Cause (as defined in the Amended Employment Agreement) or by Mr. Goldner for Good Reason (as defined in the Amended Employment Agreement).

Stock Ownership Guidelines

Our stock ownership and retention guidelines are rigorous.

Stock Ownership Guidelines*
CEO	5X Base Salary
NEOs (other than CEO)	2X Base Salary
*	Base salary, through termination of employment with the Company

An executive has five years to achieve the stock ownership requirement level. Thereafter, during the executive’s employment with the Company they must maintain the required stock ownership. All NEOs are in compliance with the stock ownership guidelines as of Dec. 31, 2016.

Stock Retention Requirement.    To further align our executives’ interests with the long-term interests of shareholders, effective March 1, 2014, the Company adopted amendments to the Hasbro, Inc. Executive Stock

48	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Ownership Policy (“Stock Ownership Policy”), which included a requirement to retain 50% of any net shares realized from stock vesting or option exercises until the executive’s required ownership level is satisfied.

Anti-Hedging and Pledging Policies.    The Company has had a longstanding policy in place that prohibits all directors, executive officers and other employees from hedging or pledging any Company securities.

Realized Pay Table

Our shareholders have indicated that realized pay disclosure provides a useful tool in assessing the alignment of pay and performance. For purposes of helping our shareholders see the strong alignment of pay and performance in our executive compensation program, we are showing a comparison of Mr. Goldner’s reported total compensation to realized pay over the prior three years. All figures in the table are in thousands.

The following section of this discussion explains in detail how realized compensation is computed for purposes of this table. The table illustrates that the reported compensation often diverges from the actual, realized compensation for the executive, and this divergence can become greater as the percentage of the executive’s compensation composed of variable performance-based elements increases.

There can be a significant difference between what is reported for a given year in the compensation tables that follow this Compensation Discussion and Analysis as compensation to an executive officer and the value of what the executive actually realizes as compensation in that year or over time. This difference results from the fact that we are required to include in the reported compensation tables the value of equity awards and changes in pension values and nonqualified deferred compensation earnings for our NEOs at values which are impacted by accounting and actuarial assumptions. Realized compensation is not a substitute for reported compensation in evaluating our executive compensation programs, but we believe understanding realized compensation is important in understanding the impact of the performance components and stock price appreciation components of an award on the value of what an executive ultimately realizes or may receive.

Total Realized Compensation is computed by:

Taking the Total Compensation Amount reported in the Summary Compensation Table appearing on page 51 of this Proxy Statement, and making the following adjustments:

•	subtract the grant date accounting values of stock awards and option awards made during the year, as such amounts are reflected in the Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable year;

•	add the value realized on the date of exercise from any actual option exercises by the executive in such year, as such amounts are reflected in the Option Exercises and Stock Vested table for the proxy statement covering that year;

Hasbro, Inc. | Compensation Discussion and Analysis (Continued)	49

•	add the value of any stock awards which vested or were earned in such year (to the extent the executive has access to such awards and they are not subject to a forced deferral), at the value such stock had on the date of vesting (because contingent stock performance awards are not earned until February of the year following the end of the three-year performance period, any such awards that are earned are reflected in the realized compensation for the year following the end of the applicable performance period); and

•	subtract the year over year change in pension value and nonqualified deferred compensation earnings, as such amounts are reflected in the Summary Compensation Table for that year under the heading Change in Pension Value and NQDC Earnings.

Compensation and Risk Management

As part of structuring the Company’s executive compensation programs, the Committee (A) evaluates the connection between such programs and the risk-taking incentives they engender, to ensure that the Company is incenting its executives to take an appropriate level of business risk, but not excessive risk, and (B) considers any changes in the Company’s risk profile and whether those changes should impact the compensation structure. To achieve this appropriate level of risk taking, and avoid excessive risk, the Committee structures the compensation program to (i) link the performance objectives under all incentive-based compensation to the strategic and operating plans of the Company which are approved by the full Board of Directors, with the Board ensuring that the goals set forth in such plans require significant performance to achieve, but are not so out of reach that they require excessively aggressive behavior to be met, (ii) provide for a balance of shorter-term objectives or exercise periods (such as the annual cash incentive plan objectives) and longer-term objectives or exercise periods (such as the three-year performance period under the contingent stock performance awards and seven-year option terms) to mitigate the risk that short-term performance would be driven at the expense of longer-term performance and shareholder value creation, and (iii) include stock ownership guidelines which require executives to maintain significant equity ownership during their entire career with the Company, thus linking personal financial results for the executives with the investment performance experienced by the Company’s shareholders over a significant period of time. In addition to the analysis performed by the Committee, the Committee also had Meridian perform a risk assessment of the Company’s executive compensation programs for 2016 and advise on the appropriateness of the levels of risk presented by those programs and the effectiveness of their design to mitigate risk. As a result of its analysis and the work performed by Meridian, the Committee believes the Company’s compensation programs promote appropriate, but not excessive, risk taking and are designed to best further the interests of the Company while mitigating risk.

Tax Considerations

Although the Company considers the tax treatment, including the requirements of Code Section 162(m), and the accounting treatment of various forms of compensation in determining the elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to receive a tax deduction for such compensation, the Company feels strongly that maximizing the performance of the Company and its executives is more important than assuring that every element of compensation complies with the requirements for tax deductibility under Section 162(m). The Company selects performance goals under its variable compensation programs that are intended to be objective within the meaning of the Code, such as achieving certain net revenues, operating margin, free cash flow, earnings per share or ROIC goals. However, in certain situations, such as with our targeted retention grants of restricted stock units, the Company may feel a particular goal, such as retaining a key talented individual, is very important to the Company, even though the form of compensation being used is not considered objective within the meaning of the Code or the associated compensation is otherwise not deductible under the requirements of Section 162(m). The Company reserves the right to compensate executives for achievement of such objectives, or to reflect other individual performance measures in an executive’s compensation, even if they do not comply with the requirements of Section 162(m).

50	Compensation Discussion and Analysis (Continued) | Hasbro, Inc.

Executive Compensation

The following table summarizes compensation paid by the Company for services rendered during fiscal 2016, fiscal 2015 and fiscal 2014 by any person serving as the Company’s Chief Executive Officer during any part of fiscal 2016, by any person serving as the Company’s Chief Financial Officer during any part of fiscal 2016, and by the three other most highly compensated executive officers of the Company in fiscal 2016 (to the extent that such person was an executive officer during the year in question).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(a)	Bonus	Stock Awards(b)	Option Awards(b)	Non-Equity Incentive Plan Compensation (a)(c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(d)	All Other Compensation (e)	Total
Brian Goldner(f)	2016	$1,300,000	$0	$2,600,235	$2,162,091	$3,860,000	$169,229	$450,687	$10,542,242
Chairman and Chief	2015	$1,350,000	$0	$2,887,500	$2,053,289	$3,600,000	$39,068	$356,130	$10,285,987
Executive Officer	2014	$1,300,000	$0	$7,741,677	$2,798,372	$2,300,000	$185,125	$297,938	$14,623,112
John Frascotti(g)	2016	$772,308	$0	$1,170,180	$357,583	$1,100,000	$8,886	$159,508	$3,568,465
President	2015	$698,463	$0	$901,101	$213,529	$1,000,000	$2,486	$112,362	$2,927,941
	2014	$557,501	$0	$721,724	$189,830	$550,000	$3,126	$86,175	$2,108,356
Deborah Thomas(h)	2016	$690,385	$0	$909,487	$283,264	$900,000	$48,285	$130,835	$2,962,256
Executive Vice President and	2015	$633,504	$0	$857,862	$204,960	$750,000	$3,386	$105,390	$2,555,102
Chief Financial Officer	2014	$554,504	$0	$726,935	$199,090	$525,000	$66,365	$86,780	$2,158,674
Duncan Billing(i)	2016	$545,910	$0	$738,991	$217,181	$755,000	$137,043	$107,632	$2,501,757
Executive Vice President and	2015	$558,957	$0	$826,730	$188,622	$650,000	$5,131	$95,306	$2,324,746
Chief Strategy Officer	2014	$522,505	$0	$721,724	$189,830	$500,000	$197,195	$83,025	$2,214,279
Wiebe Tinga(j)	2016	$592,787	$0	$850,472	$332,351	$925,000	$384,684	$118,754	$3,204,048
Executive Vice President and	2015	$518,970	$0	$852,364	$202,032	$825,000	$0	$92,354	$2,490,720
Chief Commercial Officer	2014	$589,749	$0	$718,493	$191,441	$500,000	$461,984	$32,453	$2,494,120
(a)	Includes amounts deferred pursuant to the Company’s 401(k) Plan and Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Mr. Goldner did not receive a salary increase in 2015. 2015 contained one extra two-week pay period as compared to prior years. Mr. Tinga’s 2016 salary has been converted to U.S. dollars using an average exchange rate over the fiscal year of 1 Euro equals U.S. $1.099. Mr. Tinga’s 2015 salary has been converted to U.S. dollars using an average exchange rate over the fiscal year of 1 Euro equals U.S. $ 1.106. Mr. Tinga’s 2014 salary has been converted to U.S. dollars using an average exchange rate over the fiscal year of 1 Euro equals U.S. $1.338.

(b)	Reflects the grant date fair value for stock and option awards to the Named Executive Officers. Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2016, for a detailed discussion of assumptions used in valuing options and stock awards generally, and see footnote (e) to the following Grants of Plan-Based Awards table for a discussion of certain assumptions used in valuing equity awards made to the Named Executive Officers.

In each of the years shown, these executives were granted non-qualified stock options and contingent stock performance awards. Each of Ms. Thomas, Mr. Billing, Mr. Frascotti and Mr. Tinga were granted restricted stock units in 2014, 2015 and 2016. Mr. Goldner received a special restricted stock unit grant in 2014. Mr. Goldner did not receive any restricted stock unit grants in 2015 or 2016.

The grant date fair values included in the table of the contingent stock performance awards, and for Mr. Goldner, the 2014 tranche of his special RSU award, have been calculated based on the probable outcomes under such awards (assumed to be realization of the target values of such awards). If it were assumed that the maximum amount payable under each of the contingent stock performance awards were paid, which maximum is 200% of the target value, then the grant date fair values included under the stock award column for each of the Named Executive Officers for performance shares in 2016, would have been as follows: Mr. Goldner $5,200,470, Mr. Frascotti $1,600,179, Ms. Thomas $1,250,107, Mr. Billing $1,000,205, and Mr. Tinga $1,250,107. This is in addition to the grant date value of restricted stock units.

(c)	For Messrs. Goldner, Billing, Frascotti and Tinga these amounts consist entirely of the management incentive awards earned by such executives under the Company’s 2014 Senior Management Annual Performance Plan for the applicable year. For Ms. Thomas these amounts consist entirely of the management incentive awards earned under the Company’s Performance Rewards Plan for the applicable year.

(d)	The amounts reflected in this table primarily consist of the change in pension value during fiscal 2016, fiscal 2015 and fiscal 2014 for each Named Executive Officer. The change in pension value in 2016 was an increase of $96,117 for Mr. Goldner, an increase of $36,936 for Ms. Thomas, an increase of $120,821 for Mr. Billing and an increase of $384,684 for Mr. Tinga. The change in pension value in 2015 was a decrease of $13,724 for Ms. Thomas, a decrease of $29,425 for Mr. Billing and a decrease of $212,956 for Mr. Tinga. For purposes of computing the 2015 amounts in the table these values were reflected at $0.

Hasbro, Inc. | Executive Compensation	51

The amounts reflected in this table also include the following amounts which were earned on balances under the Supplemental Plan and are considered above market, as the Company paid interest on account balances at a rate of 5.05%, when 120% of the applicable long-term rate was 3.18%:

2016
Brian Goldner	$73,113
John Frascotti	$8,886
Deborah Thomas	$11,348
Duncan Billing	$16,221
Wiebe Tinga	$—

Does not include the following aggregate amounts, in fiscal 2016, fiscal 2015 and fiscal 2014 respectively, which were earned by the executives on the balance of (i) compensation previously deferred by them under the Deferred Compensation Plan and (ii) amounts previously contributed by the Company to the executive’s account under the Supplemental Plan (401(k)):

	2016	2015	2014
Brian Goldner	$287,308	$187,521	$242,513
John Frascotti	$60,816	$27,480	$22,608
Deborah Thomas	$65,452	$20,093	$43,605
Duncan Billing	$79,080	$46,673	$36,923
Wiebe Tinga	$—	$—	$—

Earnings on compensation previously deferred by the executive officers and on the Company’s prior contributions to the Supplemental Plan do not exceed the market returns on the relevant investments which are earned by other participants selecting the same investment options.

For fiscal 2016, all of the Named Executive Officers experienced an increase in the present value of their pension benefits versus the previous fiscal year 2015. This was primarily due to a decrease in the discount rates. For fiscal 2015, most of the Named Executive Officers experienced a decrease in the present value of their pension benefits versus the previous fiscal year, 2014. This was primarily due to changes in currency exchange rates and the discount rate.

(e)	Includes the following amounts, for fiscal 2016, fiscal 2015 and fiscal 2014 respectively, paid by the Company for each Named Executive Officer in connection with a program whereby certain financial planning, legal and tax preparation services provided to the individual are paid for by the Company:

	2016	2015	2014
Brian Goldner	$9,687	$27,630	$18,938
John Frascotti	$—	$—	$—
Deborah Thomas	$1,200	$1,125	$875
Duncan Billing	$—	$—	$—
Wiebe Tinga	$17,650	$24,230	$32,453

The figure for Mr. Goldner in 2015 includes amounts incurred in prior years which had not previously been reimbursed by the Company.

Includes matching charitable contributions made in the name of Mr. Goldner of 5,000 for 2015, and $7,500 for 2014.

The $17,650 figure for Mr. Tinga in the table above includes an unemployment contribution in 2016 of $814.36 (the contribution was made in Euros but has been converted to US dollars using an average exchange rate over the fiscal year of 1 Euro equals 1.099 USD).

All Other Compensation for Mr. Tinga in 2016 also includes a cash payment equal to $101,104.48 (converted from Euros using an exchange rate of 1 Euro equals 1.099 USD), reflecting 21.01% of the amount by which his ending base salary is above the new pension cap of 101,519 Euros to compensate him for the loss of pension value as a result of legislative changes in the Netherlands which cap the pensionable salary at 101,519 Euros. Mr. Tinga is required to pay all taxes on this annual cash payment.

Includes the Company’s matching contribution to each individual’s savings account, the annual company contribution, as well as the annual transition contribution, if applicable, for each individual under the 401(k) Plan and the Supplemental Plan, such amounts as follows:

	2016	2015	2014
Brian Goldner	$441,000	$328,500	$279,000
John Frascotti	$159,508	$112,362	$86,175
Deborah Thomas	$129,635	$104,265	$85,905
Duncan Billing	$107,632	$95,306	$83,025
Wiebe Tinga	$—	$—	$—

52	Executive Compensation (Continued) | Hasbro, Inc.

These amounts are in part contributed to the individual’s account in the 401(k) Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Supplemental Plan (401(k)).

(f)	Mr. Goldner has served as Chairman and Chief Executive Officer since February 2017 when Mr. Frascotti was promoted to President. Mr. Goldner became President and Chief Executive Officer of the Company on May 22, 2008 and Chairman on May 21, 2015.

(g)	Mr. Frascotti became President in February 2017. Prior thereto Mr. Frascotti was President, Hasbro Brands since 2014. Prior thereto Mr. Frascotti served as Executive Vice President and Chief Marketing Officer since 2013. Prior thereto Mr. Frascotti serviced as Global Chief Marketing Officer since 2008.

(h)	Ms. Thomas became Executive Vice President and Chief Financial Officer in March 2013. Prior thereto Ms. Thomas served as Senior Vice President and Chief Financial Officer since May 2009. Prior thereto Ms. Thomas was Senior Vice President and Head of Corporate Finance.

(i)	Mr. Billing became Executive Vice President, Chief Strategy Officer in 2017. Prior thereto Mr. Billing served as Executive Vice President, Chief Global Operations and Business Development Officer since 2014. Prior thereto Mr. Billing served as Executive Vice President and Chief Development Officer since 2013. Prior thereto Mr. Billing served as Global Chief Development Officer since 2008.

(j)	Mr. Tinga became Executive Vice President and Chief Commercial Officer in 2013. Prior thereto Mr. Tinga served as President, North America since 2012. Mr. Tinga’s base salary and certain elements of All Other Compensation are established and paid in Euros. The dollar figures in this table for salary and certain elements of All Other Compensation have been converted from Euros to dollars at the computed monthly average exchange rate over 2016 of 1 Euro equals $1.099.

The following table sets forth certain information regarding grants of plan-based awards for fiscal 2016 to the Named Executive Officers.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(e)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Goldner	2/3/2016(a)		$1,950,000	$3,900,000
	2/23/2016(b)				17,470	34,940	69,880				$2,600,235
	2/23/2016(c)								157,243	$74.42	$2,162,091
John Frascotti	2/3/2016(a)		$617,846	$2,316,924
	2/23/2016(b)				5,376	10,751	21,502				$800,089
	2/23/2016(d)							4,973			$370,091
	2/23/2016(c)								26,006	$74.42	$357,583
Deborah Thomas	2/3/2016(a)	$289,962	$483,270	$1,449,809
	2/23/2016(b)				4,200	8,399	16,798				$625,054
	2/23/2016(d)							3,822			$284,433
	2/23/2016(c)								20,601	$74.42	$283,264
Duncan Billing	2/3/2016(a)		$382,137	$1,637,730
2/23/2016(b)	2/23/2016(b)				3,360	6,720	13,440				$500,102
	2/23/2016(d)							3,210			$238,888
	2/23/2016(c)								15,795	$74.42	$217,181
Wiebe Tinga	2/3/2016(a)		$414,951	$1,778,362
	2/23/2016(b)				4,200	8,399	16,798				$625,054
	2/23/2016(d)							3,029			$225,418
	2/23/2016(c)								24,171	$74.42	$332,351
(a)	For Messrs. Goldner, Frascotti, Billing and Tinga these management incentive awards were made pursuant to the Company’s 2014 Senior Management Annual Performance Plan. For Ms. Thomas, the management incentive plan awards were made pursuant to the Company’s 2016 Performance Rewards Plan. Mr. Tinga’s Maximum Estimated Possible Payout Under Non-Equity Incentive Plan Awards has been calculated using the computed monthly average exchange rate over 2016 of 1 Euro equals $1.099.

(b)

All of these contingent stock performance awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). These awards provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”), cumulative net revenue (“Revenues”) and average return on invested capital (“ROIC”) targets over a three-year period beginning at the beginning of fiscal 2016 and ending in December 2018 (the “Performance Period”). Each Stock

Hasbro, Inc. | Executive Compensation (Continued)	53

Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS, Revenues and ROIC targets set for the Performance Period. The grant date fair values for the contingent stock performance awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $74.42 per share on February 23, 2016.

(c)	All of these options were granted pursuant to the 2003 Plan. These options are non-qualified, were granted with an exercise price equal to the average of the high and low sales prices of the Company’s common stock on the date of grant, and vest in equal annual installments over the first three anniversaries of the date of grant. Awards may be eligible for accelerated vesting in connection with a change-in-control or certain termination scenarios, as described more fully below under “Potential Payments Upon Termination or Change in Control; Employment Agreements”.

(d)	All of these restricted share units were granted pursuant to the 2003 Plan. These units vest in three equal annual installments on the first three anniversaries of the date of grant, subject to the recipient remaining employed with the Company through the applicable vesting dates. Awards may be eligible for accelerated vesting in connection with a change-in-control or certain termination scenarios, as described more fully below under “Potential Payments Upon Termination or Change in Control; Employment Agreements”. The grant date fair values for the restricted stock unit awards were based on $74.42 per share, as is described in footnote (b).

(e)	The fair value of option grants for the NEOs were determined using standard application of the Black-Scholes option pricing model using the following weighted average assumptions: volatility 26.63%, dividend yield 2.73% and a risk free interest rate of 1.23% based on an estimated option life of approximately 5.5 years. The fair value of option grants does not take into account risk factors such as non-transferability and limits on exercisability. In assessing the fair value of option grants indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise.

Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2016, for a detailed discussion of the assumptions used in valuing these options and stock awards.

54	Executive Compensation (Continued) | Hasbro, Inc.

The following table sets forth information for equity awards held by the named individuals as of the end of the Company’s 2016 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(l)
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Brian Goldner
										128,926(d)	$10,102,641
										46,746(e)	$3,663,017
										34,490(f)	$2,737,898
										467,976(g)	$36,670,599
										119,318(h)	$9,349,758
	205,656	0		—	$45.66	2/8/2018
	408,164	0		—	$36.14	2/7/2019
	317,306	0		—	$47.21	4/23/2020
	201,467	100,733	(i)	—	$52.11	2/12/2021
	70,126	140,252	(j)	—	$61.77	2/12/2022
	0	157,243	(k)	—	$74.42	2/23/2023
John Frascotti
										17,760(d)	$1,391,674
										9,723(e)	$761,894
										10,751(f)	$842,448
							4,600	(a)	$360,456
							4,865	(b)	$381,221
							4,973	(c)	$389,684
	65,000	0		—	$36.14	2/7/2019
	30,682	0		—	$47.21	4/23/2020
	13,667	6,833	(i)	—	$52.11	2/12/2021
	7,293	14,585	(j)	—	$61.77	2/12/2022
	0	26,006	(k)	—	$74.42	2/23/2023
Deborah Thomas
										17,760(d)	$1,391,674
										9,188(e)	$719,972
										8,399(f)	$658,146
							4,700	(a)	$368,292
							4,700	(b)	$368,292
							3,822	(c)	$299,492
	0	7,168	(i)	—	$52.11	2/12/2021
	0	14,000	(j)	—	$61.77	2/12/2022
	0	20,601	(k)	—	$74.42	2/23/2023
Duncan Billing
										17,760(d)	$1,391,674
										9,089(e)	$712,214
										6,720(f)	$526,579
							4,600	(a)	$360,456
							4,295	(b)	$336,556
							3,210	(c)	$251,536
	0	6,833	(i)	—	$52.11	2/12/2021
	0	12,884	(j)	—	$61.77	2/12/2022
	0	15,759	(k)	—	$74.42	2/23/2023
Wiebe Tinga
										17,641(d)	$1,382,349
										9,199(e)	$720,834
										8,399(f)	$658,146
							4,600	(a)	$360,456
							4,600	(b)	$360,456
							3,029	(c)	$237,352
	30,009	0		—	$47.21	4/23/2020
	13,783	6,891	(i)	—	$52.11	2/12/2021
	6,900	13,800	(j)	—	$61.77	2/12/2022
	0	24,171	(k)	—	$74.42	2/23/2023

(a)	Comprised of restricted stock units granted on February 12, 2014 which cliff vest on the three-year anniversary of the date of grant provided the recipient continues employment with the Company through that date.

Hasbro, Inc. | Executive Compensation (Continued)	55

(b)	Comprised of restricted stock units granted on February 11, 2015 which cliff vest on the three-year anniversary of the date of grant provided the recipient continues employment with the Company through that date.

(c)	Comprised of restricted stock units granted on February 23, 2016 which vest in three equal installments on the first three anniversaries of the date of grant, provided the recipient continues employment with the Company through the applicable vesting dates.

(d)	These contingent stock performance awards granted in February 2014, are reflected at 192% of the target number of shares.

(e)	These contingent stock performance awards granted in February 2015, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2017 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(f)	These contingent stock performance awards granted in February 2016, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2018 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(g)	These restricted share units granted in April 2013, are reflected at the target number of shares, even though the performance period will not end until December 2017, vesting is contingent on remaining employed through December 31, 2017 and on meeting four stock price hurdles; (all of which have been achieved as of December 25, 2016), and for the last two of the four hurdles, the ultimate shares earned are also a function of the stock price for the thirty trading days immediately prior to December 31, 2017; therefore, there is no assurance that the target amounts will be earned under these awards.

(h)	These restricted share units granted in February 2014, are reflected at the target number of shares, even though the performance period will not end until December 2017 and vesting is contingent on remaining employed through December 31, 2017 and on meeting four stock price hurdles (all of which have been achieved as of December 25, 2016), and for the last two of the four hurdles, the ultimate shares earned are also a function of the stock price for the thirty trading days immediately prior to December 31, 2017; see (g) above.

(i)	One third of these options vested on February 12, 2015, one third vested on February 12, 2016, and the remaining options will vest on February 12, 2017, subject to the optionee’s continued employment with the Company through those dates.

(j)	One third of these options vested on each of February 11, 2016, and the remaining options with vest in two equal installments on February 11, 2017 and February 11, 2018, subject to the optionee’s continued employment with the Company through those dates.

(k)	One third of these options will vest on each of February 23, 2017, February 23, 2018 and February 23, 2019, subject to the optionee’s continued employment with the company through those dates

(l)	The amounts were computed by multiplying the number of shares by the closing share price of $78.36 on December 23, 2016, the last trading day of the Company’s 2016 fiscal year.

The following table sets forth information concerning aggregate option exercises, vesting of restricted stock and stock earned pursuant to contingent stock performance awards during the 2016 fiscal year for the Named Executive Officers. Contingent stock performance awards earned in February 2016 for the 2013-2015 performance period are reflected in the table below. Contingent stock performance awards earned in February 2017 for the 2014-2016 performance period are not reflected in this table and will be reflected in next year’s table.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (# Exercisable)	Value Realized On Exercise ($)
			Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Brian Goldner	493,500	$21,397,104	89,543	$6,663,342
John Frascotti	36,170	$ 1,495,268	27,895	$2,187,113
Deborah Thomas	60,070	$ 2,384,729	26,126	$2,041,181
Duncan Billing	50,791	$ 1,872,156	27,895	$2,187,113
Wiebe Tinga	53,844	$ 2,387,578	24,328	$1,908,777

56	Executive Compensation (Continued) | Hasbro, Inc.

The following table sets forth information regarding each of the NEOs’ years of credited service and accrued pension benefits with the Company under plans providing specified retirement payments and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and non-qualified defined contribution plans. Information is provided as of the plans’ measurement dates used for financial reporting purposes for the Company’s 2016 fiscal year.

Retirement Plan Annual Benefits and Payments

Name	Plan Name	Number of Years of credited Service (#)	Present Value of Accrued Benefit Payable at Normal Retirement ($)(a)	Payments During the Last Fiscal Year($)
Brian Goldner	Qualified Plan	8.00	$ 170,506	$ 0
	Supplemental Plan	8.00	$1,300,265	$ 0
John Frascotti(b)	Qualified Plan	n/a	n/a	n/a
Deborah Thomas	Qualified Plan	9.00	$ 201,550	$ 0
	Supplemental Plan	9.00	$ 112,234	$ 0
Duncan Billing	Qualified Plan	16.00	$ 446,561	$ 0
	Supplemental Plan	16.00	$ 737,833	$ 0
Wiebe Tinga(c)	Hasbro B.V. Pension Plan	21.17	$1,913,403	$ 0
(a)	The “Present Value of Accrued Benefit” is the lump-sum value as of December 25, 2016 of the annual pension benefit earned as of December 25, 2016 payable under a plan for the executive’s life beginning on the date in which the Named Executive Officer may commence an unreduced pension under the respective plan, reflecting credited service and five-year average compensation as of the plan freeze date of December 31, 2007 for the Pension and Supplemental Plans, and current statutory benefit and pay limits as applicable. Certain assumptions were used to determine the lump-sum values and are outlined below. These assumptions are consistent with those used for financial statement purposes, except that the Named Executive Officer is assumed to continue to be employed until the assumed retirement age (i.e., there will be no assumed termination for any reason, including death or disability). The assumptions are as follows: (i) measurement date is December 25, 2016, (ii) it is assumed that 65% of participants will elect a lump sum payment and 35% will elect an annuity under the Pension Plan and the Supplemental Plan, (iii) the discount rate is assumed to be 4.23% for the Pension Plan and 4.12% for the Supplemental Plan, (iv) the lump sum interest rate is assumed to be 4.23% for the Pension Plan and 4.12% for the Supplemental Plan, (v) for mortality (post-commencement) the sex-distinct RP-2014 mortality table with mortality improvements from the base year using the two dimensional, generational Scale BB projection table, for benefits paid as annuities and the IRS table promulgated in Revenue Ruling 2007-67 for benefits paid as lump sums, (vi) the earliest unreduced retirement age is age 65 for the plans prior to the January 1, 2000 amendment, and age 55 for the plans following such amendment and (vii) all values are estimates only; actual benefits will be based on data, pay and service at the time of retirement.

(b)	The Pension Plan was frozen prior to Mr. Frascotti joining the Company.

(c)	For Mr. Tinga, the material assumptions used in determining the “Present Value of Accrued Benefit” of the Netherlands Pension Plan benefits are (i) a discount rate of 1.20% (ii) for mortality (post-commencement) the AG Prognosetafel 2016 table with adjustment tables HM, and (iii) assumed retirement at the earliest age to receive unreduced benefits, or age 65 for benefits accrued through December 31, 2014 and age 67 for benefits accrued after January 1, 2015. The assumptions used are consistent with those used for financial statement purposes, except that the Named Executive Officer is assumed to continue to be employed until the assumed retirement age. The Netherlands Pension Plan amounts are converted from Euros to U.S. dollars using a year-end exchange rate of 1 Euro equals U.S. $1.045.

Description of Pension Plans

The Company sponsors the Hasbro, Inc. Pension Plan (the “Pension Plan”) and the Supplemental Benefit Plan (the “Supplemental Plan”) for substantially all of its U.S. employees. The Pension Plan provides funded, tax-qualified benefits subject to the limits on compensation and benefits applicable under the Internal Revenue Code. Except for John Frascotti, who joined the Company on January 21, 2008, after the Pension Plan benefits had been frozen, and Wiebe Tinga, who participates in the Netherlands Pension Plan, all of the other NEOs participate in the Pension and Supplemental Plans.

The Company does not have a policy of granting any additional years of benefit service beyond the definition of benefit service within the plans identified above. A year of benefit service is earned for each year in which an employee completes at least 1,000 hours of service for the Company.

Benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution targeted at 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age

Hasbro, Inc. | Executive Compensation (Continued)	57

and service requirements, there was an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)).

U.S. Pension Plan

Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of average compensation and actual years of service (previously years of service in excess of 30 years were excluded). Another aspect of the amendments made the benefits under the Pension Plan portable after five years of service with the Company.

Until January 1, 2007, employees working for the Company at the time of the January 1, 2000 amendments received the greater of the benefit provided by the unamended plan and the benefit provided by the amended plan. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the Pension Plan, prior to the amendment, as of December 31, 2006. If the benefits under the Pension Plan, prior to the amendment, are higher than the benefits provided for such employee under the Pension Plan following the amendment, the employee’s pension benefits are computed by adding the benefits accrued under the unamended plan, as of December 31, 2006, to the benefits accrued under the plan, as amended, for periods of service after January 1, 2007. For employees joining the Company after January 1, 2000, benefits will only be computed with respect to the Pension Plan as amended. Mr. Goldner was hired after January 1, 2000 and, therefore, is covered only by the amended Pension Plan.

Prior to the January 1, 2000 amendment the annual annuity under the Pension Plan was computed as follows: (I) (A) 50% of the person’s five-year average compensation was reduced by (B) X% of the lesser of (i) the person’s three-year average compensation and (ii) the person’s social security covered compensation, and (II) the resulting amount was then multiplied by the ratio of years of benefit service (not to exceed 30) over 30. For purposes of computing benefits in this formula X equals: (i) 22.5 if the social security retirement age is 65, (ii) 21.0 if the social security retirement age is 66 and (iii) 19.5 if the social security retirement age is 67.

If benefits commenced prior to age 65, (A) and (B) above were adjusted separately for early commencement as follows: (A) is reduced by 4% per year until age 50 and on an actuarially equivalent basis thereafter and (B) is reduced 5/9th of 1% for the first 60 months commencement precedes social security retirement age and 5/18th of 1% for the next 60 months. Thereafter, (B) is reduced on an actuarially equivalent basis. In all cases, X above equals 22.5% for early commencement of benefits.

Following the January 1, 2000 amendment annual annuity benefits under the Pension Plan are computed as follows: (I) (A) 2/3 of 1% of the person’s five-year average compensation is added to (B) 1/3 of 1% of the person’s five-year average compensation in excess of the social security taxable wage base and the resulting amount is multiplied by (II) the person’s years of benefit service. Under the amended plan, benefits commencing prior to age 55 are reduced 1/4th of 1% for each month commencement precedes age 55, with a maximum reduction of 75%.

For purposes of the computations set forth above under the Pension Plan, “five-year average compensation” equals the highest consecutive five years of compensation during the last ten years, while “three-year average compensation” equals the three most recent years during the same five-year period. Compensation includes salary, non-equity incentive plan payments and any additional cash bonus (in the year paid) as well as tax-qualified elective deferrals and excludes equity based compensation, sign-on or retention bonuses and other forms of non-cash compensation that may be taxable to the executive. Compensation is subject to the maximum limits imposed under the Code (which were $225,000 for 2007, the last year that compensation was considered under the plan).

Participants may elect to receive benefits as a lump sum payment or one of the annuity forms of payment available under the Pension Plan. Because the plan provides for a lump sum payment, benefits may commence at any age after termination, once vested (generally after five years of benefit service). For early commencement, the comparison of benefits under the amended and unamended formulae is determined based on the reduced benefit under each formula at the commencement age.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

58	Executive Compensation (Continued) | Hasbro, Inc.

Supplemental Plan (Pension)

The Supplemental Plan provides benefits determined under the same benefit formula as the Pension Plan, but without regard to the compensation and benefit limits imposed by the Code. For determination of Supplemental Plan benefits, compensation deferred into the Non-qualified Deferred Compensation Plan is included in the year of deferral. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan. The Supplemental Plan benefits are not tax-qualified and are unfunded.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Netherlands Pension Plan

Mr. Tinga participates in the Hasbro B.V. Pension Plan in the Netherlands (the “Netherlands Pension Plan”). The Netherlands Pension Plan provides benefits to all employees in service of Hasbro B.V. that are at least 21 years of age. Upon becoming a member of the Netherlands Pension Plan on January 1, 1997, an additional payment was made to the plan granting Mr. Tinga an additional one year and two months of credited service, changing his credited service date to November 1, 1995.

Effective January 1, 2006, the plan was amended and became a career average pay plan with an annual accrual rate of 1.3% of Pension Base for each year of service. As of January 1, 2015, the plan has been further amended, increasing the annual accrual rate to 1.47% of Pension Base for each year of service from January 1, 2015 to retirement. Accrued benefits are conditionally indexed each year for active employees. Increases of 2% have been granted in each year, except in 2006 when there were no increases granted. Benefits are provided in the form of an annuity with 70% payable to the spouse or partner upon the participant’s death.

Prior to the January 1, 2006 amendment, the plan was a final average pay plan with an formula equal to 1.25% of final average Pension Base per year of service. The final average pay benefits were frozen as of December 31, 2005, with indexation applied from this date as described above.

The Pension Base is defined as Pensionable Salary minus the Offset, where Pensionable Salary is 12 times fixed monthly salary plus holiday allowance plus 13th month salary and the Offset is equal to 100/70 times the state old age pension for a married person. Effective January 1, 2015, as a result of legislative changes in the Netherlands, the annual Pensionable Salary is capped. The cap for 2016 is EUR 101,519. Prior to this date Mr. Tinga’s Pensionable Salary under the plan was not capped. Beginning in 2015, Mr. Tinga is eligible for a certain percentage (21.01% for 2016) of the amount by which his ending base salary is above the government mandated pension cap (101,519 Euros for 2016) to compensate him for the loss of pension value as a result of legislative changes in the Netherlands which capped pensionable salary at 100,000 Euros in 2015. The percentage applied varies with age and is 17.85% until age 55, 21.01% from ages 55 up to 60, and 24.97% from ages 60 to 65. Mr. Tinga is required to pay all taxes on this annual cash payment. The annual make up payment is payable until the earlier of Mr. Tinga’s termination of employment or age 65.

Credited service in the plan is defined as all years and completed months of service up to the date of retirement, with a maximum of 40 years (for participants who joined the plan prior to January 1, 2008) and 44 years for new participants. Effective January 1, 2015, the maximum credited service was increased to 42 years (for employees who joined the plan prior to January 1, 2008) and 46 years for new participants. A new participant with accrued pension benefits at a former employer can transfer their pension benefits into the Netherlands Pension Plan and get additional benefits beyond the plan definition.

Effective January 1, 2015, as a result of legislative changes in the Netherlands, the normal retirement age of the plan changed to age 67. Prior to this date, the normal retirement age under the plan was age 65. The pension benefits accrued through December 31, 2014 are guaranteed as unreduced from age 65 and are actuarially increased for retirement after age 65. Plan members are eligible for early retirement from age 55; however benefits are reduced for early commencement and the participant must officially request early retirement six months before the desired retirement date.

Hasbro, Inc. | Executive Compensation (Continued)	59

The following table provides information with respect to fiscal 2016 for each of the NEOs regarding defined contribution plans and other plans which provide for the deferral of compensation on a basis that is not tax-qualified.

Non-Qualified Deferred Compensation and Other Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions ($)(b)	Aggregate Balance at Last Fiscal Year End ($)(c)
Brian Goldner	Nonqualified Deferred Compensation Plan Supplemental Savings Plan	$112,532 —	— $417,150	$ 96,049 $191,259	— —	$1,393,074 $4,373,234
John Frascotti	Nonqualified Deferred Compensation Plan	$274,461	—	$ 37,540	—	$ 688,999
	Supplemental Savings Plan	—	$135,658	$ 23,276	—	$ 627,582
Deborah Thomas	Nonqualified Deferred Compensation Plan Supplemental Savings Plan	— —	— $105,785	$ 35,746 $ 29,706	$(34,299) —	$ 522,462 $ 726,969
Duncan Billing	Nonqualified Deferred Compensation Plan	$300,251	—	$ 36,643	—	$1,071,824
	Supplemental Savings Plan	—	$ 83,782	$ 42,437	—	$ 962,359
Wiebe Tinga	Nonqualified Deferred Compensation Plan Supplemental Savings Plan	— —	— —	— —	— —	— —
(a)	Both the executive and registrant contributions above are also disclosed in the preceding Summary Compensation Table as either salary, non-equity incentive plan compensation or under all other compensation, as applicable. Registrant contributions earned during 2016 and credited to the account during 2016 as well as executive contributions on amounts earned during 2016 but paid in 2017 are included in the table above.

(b)	The aggregate earnings in the last fiscal year include earnings on amounts deferred by the individual in years prior to fiscal 2016.

(c)	Includes registrant and executive contributions on amounts earned during 2016 but credited during 2017. In addition to the amounts contributed for 2016, the amounts below were reported as compensation in prior Summary Compensation Tables (Mr. Goldner has had his compensation for fiscal 2000 forward reported as a Named Executive Officer in the Company’s previous proxy statements, Ms. Thomas had her compensation for fiscal 2009 forward reported as a Named Executive Officer, and Mr. Billing and Mr. Frascotti have had their compensation for fiscal 2008 forward reported in the Company’s proxy statements).

Brian Goldner	$4,020,485
John Frascotti	$757,742
Deborah Thomas	$615,022
Duncan Billing	$915,803
Wiebe Tinga	$—

Amounts included in the “Non-qualified Deferred Compensation” table above consist of executive deferrals and registrant contributions under the Supplemental Plan and the Non-qualified Deferred Compensation Plan, each of which are described below.

Supplemental Plan (401(k))

Each of the Named Executive Officers other than Mr. Tinga participated in the Supplemental Plan. All registrant contributions reflected in the preceding table were allocated to the Supplemental Plan. Elective deferrals are not permitted under the Supplemental Plan. Account balances received interest at the rate of 5.05% per year for 2016. This rate reflects the 2016 return, less an allowance for certain expenses, paid by the insurance companies providing this corporate owned life insurance product to Hasbro. Matching contributions are fully vested at all times while the annual Company and transition contributions are subject to a 3-year vesting requirement, however remaining benefits are subject to forfeiture for violations of non-competition or confidentiality obligations or for termination due to certain criminal acts involving Company property. Benefits under the Supplemental Plan are payable as a lump sum upon termination of employment (including retirement and death), subject to a six-month waiting period under Code Section 409A, as applicable.

60	Executive Compensation (Continued) | Hasbro, Inc.

As is noted in the description of Pension Plans set forth in the preceding pages, effective January 1, 2008, this plan was expanded to include new program employer contributions in excess of IRS limits.

Non-qualified Deferred Compensation Plan

The Company’s Non-qualified Deferred Compensation Plan is available to all of the Company’s U.S. based employees who are at or above job level 7 and whose base compensation is equal to or greater than $120,000 for 2016, including the Named Executive Officers. Participants may defer up to 75% of their base salary and 85% of the awards they are paid under the Company’s non-equity incentive plans. Participant account balances are credited with earnings based on the participant’s selection from the list of measurement funds offered in the plan. The fixed rate option was added to the plan effective July 21, 2009. The allocation of investments may be changed as often as daily, with the exception of the Hasbro Stock Fund and the fixed rate option. Selection of the Hasbro Stock Fund and the fixed rate option is made once per year and becomes effective the following January.

Rates of return earned (lost) by the Named Executive Officers are the same as the rates of return earned (lost) by other participants selecting the same investment choices. As such, the Company does not consider these rates of return to be “above-market” within the meaning of the rules of the United States Securities and Exchange Commission.

Generally, account balances under the plan may be paid as a lump sum or in installments over a five, ten or fifteen-year period following the termination of employment, except amounts designated as short-term payouts which are payable at a pre-selected date in the future. Account balances may be distributed prior to retirement in the event of a financial hardship, but not in excess of the amount needed to meet the hardship.

Potential Payments Upon Termination or Change in Control; Employment Agreements

The following table provides information as to the value of incremental payments and other benefits that would have been received by the NEOs upon a termination of their employment with the Company due to various types of situations, including upon a change in control of the Company, assuming such termination and change in control had taken place on December 23, 2016 (the last business day of the Company’s 2016 fiscal year). The benefits reflect the closing price of the Company’s Common Stock of $78.36 on December 23, 2016, where appropriate. Following these tables is a narrative description of the plans and agreements pursuant to which these payments and benefits are payable.

In addition to the benefits detailed in the following tables, the NEOs are eligible to receive vested benefits under the Company’s pension plans and deferred compensation plans, to the extent applicable, which are quantified in the preceding tables in this Proxy Statement, as well as benefits under stock options held by such executive officers which are vested and exercisable as of the date of their termination. In addition, the NEOs are eligible to participate in the Company’s post-retirement life insurance program, which is available to all salaried employees.

The NEOs would not receive any incremental payments or other benefits if they voluntarily resigned from the Company or were involuntarily terminated by the Company for cause.

Hasbro, Inc. | Executive Compensation (Continued)	61

Name	No Change in Control			Change in Control
	Involuntary Termination(a)	Death or Disability	Retirement(b)	No Termination	Involuntary Termination in connection with a change in control(c)
Brian Goldner
Cash Severance	$6,500,000	$0		$0	$7,019,231
FY 2016 Bonus	$3,860,000	$3,860,000		$0	$3,860,000
Pension(d)	$0	$0		$0	$88,758
Other Benefits(e)	$60,820	$0		$0	$81,230
Accelerated Equity(f)	$56,123,690	$68,114,474		$0	$65,044,041

Total Incremental Benefits	$66,544,510	$71,974,474	n/a	$0	$76,093,260
John Frascotti
Cash Severance	$800,000	$0		$0	$2,880,000
FY 2016 Bonus	$0	$0		$0	$0
Pension	$0	$0		$0	$0
Other Benefits(e)	$40,410	$0		$0	$40,410
Accelerated Equity(f)	$0	$3,389,150		$0	$4,651,173

Total Incremental Benefits	$840,410	$3,389,150	n/a	$0	$7,571,583
Deborah Thomas
Cash Severance	$725,000	$0		$0	$2,465,000
FY 2016 Bonus	$0	$0		$0	$0
Pension	$0	$0		$0	$0
Other Benefits(e)	$25,159	$0		$0	$25,159
Accelerated Equity(f)	$0	$3,252,502		$0	$4,307,455

Total Incremental Benefits	$750,159	$3,252,502	n/a	$0	$6,797,614
Duncan Billing
Cash Severance	$545,910	$0	$0	$0	$1,856,094
FY 2016 Bonus	$0	$0	$0	$0	$0
Pension	$0	$0	$0	$0	$0
Other Benefits(e)	$35,357	$0	$0	$0	$35,357
Accelerated Equity(f)	$0	$3,116,974	$2,661,630	$0	$4,034,359

Total Incremental Benefits	$581,267	$3,116,974	$2,661,630	$0	$5,925,810
Wiebe Tinga
Cash Severance(g)	$2,850,622	$0	$0	$0	$2,138,380
FY 2016 Bonus	$0	$0	$0	$0	$0
Pension	$0	$0	$0	$0	$0
Other Benefits(e)	$75,000	$0	$0	$0	$118,975
Accelerated Equity(f)	$0	$3,217,506	$2,712,442	$0	$4,224,657

Total Incremental Benefits	$2,925,622	$3,217,506	$2,712,442	$0	$6,482,012
(a)	“Involuntary Termination” means termination by the Company without Cause, and for Mr. Goldner only, termination by the executive for Good Reason.

(b)	As of December 25, 2016, Mr. Billing and Mr. Tinga qualify for early retirement and accelerated vesting of a portion of their equity awards.

(c)	“Involuntary Termination” means termination by the Company without Cause or termination by the executive for Good Reason.

(d)	Represents the additional age credit in connection with a change in control under Mr. Goldner’s employment agreement. In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan (and Mr. Goldner’s employment agreement, as in effect at the end of fiscal 2016), including both pension and deferred compensation, are subject to forfeiture.

(e)	Under Mr. Tinga’s employment agreement, should he be terminated involuntarily by the Company for reasons other than cause, the Company will pay for the most direct economy class airfare for himself and his partner to return to their point of origin in The Netherlands. Additionally, the Company would provide for the shipping and transportation of all personal affects. The value of these costs have been estimated at $75,000. Under a change in control, other benefits include the Company’s cost of continued health and welfare benefits coverage and outplacement services.

62	Executive Compensation (Continued) | Hasbro, Inc.

(f)	Includes the value of accelerated equity awards pursuant to the terms of the plan, award agreement or individual employment or change in control agreement, as applicable, and summarized below. For awards whose vesting is based on actual performance, the calculations assume a target level of performance is achieved.

(g)	Under Involuntary Termination, assumes Mr. Tinga is provided severance benefits under Dutch employment law standards. The value of Mr. Tinga’s cash severance benefits have been converted from Euros to dollars at a computed exchange rate of 1 Euro equals $1.045 on December 25, 2016.

Agreements and Arrangements Providing Post-Employment and Change in Control Benefits

The Company provides post-employment benefits through broad-based programs as well as individual agreements for certain executives. Benefits provided through each of the following programs are summarized below and the value of these benefits in various situations is included in the preceding tables.

•	Hasbro Equity Incentive Plans

•	Hasbro Severance Benefit Plan

•	Employment Agreement with Brian Goldner

•	Letter Agreement with Mr. Tinga

•	Change in Control Severance Plan for Designated Senior Executives

Benefits Under Hasbro Equity Incentive Plans

The executive officers of the Company and certain of the Company’s other employees have received outstanding equity awards, in the form of stock options, restricted stock units and/or contingent stock performance awards, under the Restated 2003 Stock Incentive Performance Plan, as amended.

Unless modified by the individual employment agreements or equity grant agreements entered into between the Company and an executive officer, all equity awards (including stock options, restricted stock grants, deferred restricted stock units and contingent stock performance awards) under all of the Company’s equity incentive plans are subject to the post-termination provisions which are summarized below, based on the type of termination or the occurrence of a change of control.

Effect of a Change of Control

For option awards granted prior to January 1, 2013, upon a change in control, whether or not an executive officer’s employment is terminated, all of such officer’s options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in a lump sum in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

Shares of restricted stock, restricted stock units and the target number of shares subject to contingent stock performance awards granted prior to January 1, 2013 will become immediately vested upon a change in control and settled in a similar manner as stock options, as described above, except that there is no exercise price for restricted stock, restricted stock units or performance shares, so the value received will be the product of the number of shares multiplied by the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control.

Option awards, shares of restricted stock, restricted stock units and the target number of shares subject to contingent stock performance awards granted on and after January 1, 2013, will vest upon a change in control only if the executive officer’s employment is terminated by the Company without Cause, or by the executive for Good Reason, each as defined under the Restated 2003 Stock Incentive Performance Plan, as amended (the “2003 Plan”) within twenty-four (24) months following a Change of Control, as defined under the 2003 Plan. If an award should vest in accordance with these terms, it is settled in a similar manner as described above for the respective award, but calculated as of the date of the executive’s termination of employment based on the then fair market value of the stock.

Hasbro, Inc. | Executive Compensation (Continued)	63

Disability Termination

If an executive officer’s employment with the Company is terminated due to a permanent disability of such officer, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards: (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of such disability, (ii) a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards remain outstanding for the remainder of the performance period and at the end of the performance period the number of shares which would have been earned under the award is pro-rated based on the portion of the performance period prior to the officer’s termination due to disability and such pro-rated number of shares is paid to the officer.

Termination due to Death of an Officer

If an executive officer’s employment with the Company terminates due to the officer’s death, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of death or the appointment of the executor of such officer’s estate, (ii) a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards are paid out based on the pro-rated portion of the performance period completed prior to the officer’s death, with such pro-rated period applied to the target number of shares subject to such awards.

Retirement

Upon retirement of an executive officer, outstanding equity awards are treated in the following manner: (i) if the retirement qualifies as normal retirement, where the officer is 65 or older and has five or more years of service with the Company, all stock option awards vest and become exercisable for a period of one year following retirement, and (ii) if it qualifies as normal retirement or early retirement, a pro-rata portion, reflecting the portion of the total vesting period which has elapsed, of restricted stock unit awards immediately vest and unearned performance share awards remain outstanding for the remainder of the performance period and at the end of the period the number of shares which are actually earned are pro-rated for the portion of the performance period during which the officer was employed and such pro-rated portion is paid to the retired executive.

Other Voluntary or Involuntary Terminations

For all other terminations of employment of an executive officer, either voluntary or involuntary, except to the extent this treatment is modified in an individual officer’s employment agreement or by action of the Compensation Committee, no additional vesting of equity awards occurs as a result of termination but (i) stock options that were currently exercisable prior to termination remain exercisable for a period of from three months following the date of termination and (ii) all unvested restricted shares and stock units, and unearned contingent stock performance awards, are forfeited.

Hasbro Severance Benefit Plan

The Company’s Severance Benefits Plan provides for a basic level of severance benefits and a more substantial level of benefits, subject to the individual signing a severance agreement acceptable to the Company. These benefits are provided if the executive is terminated by the Company without cause. The benefits shown for Ms. Thomas, Mr. Billing, Mr. Frascotti and Mr. Tinga in the preceding tables assume that each officer signs an acceptable severance agreement. For Ms. Thomas, Mr. Billing and Mr. Frascotti the tables reflect the following benefits under the Company’s Severance Benefits Plan: (i) continuation of base salary for a period equal to the greater of 2 weeks for each complete year of service with the Company or one year, (ii) continuation of Health & Welfare benefits for the same period including medical, dental, vision and life insurance, with the Company sharing the cost at the same rate as a similarly situated active employee and (iii) participation in an outplacement program. The amount shown in the tables above assumes one year of participation for each of these executives. However, benefits under the Company’s Severance Benefits Plan cease upon re-employment of an executive, provided that if the individual notifies the Company of the new employment, the Company will provide a lump sum equal to 50% of the remaining severance pay as of the date of new employment. For Mr. Tinga, the table reflects the benefits he is entitled to under the Netherlands severance plan.

Employment Agreement with Mr. Goldner

In recognition of Mr. Goldner’s critical role in continuing the transformation of Hasbro into a global play and entertainment company and in executing Hasbro’s future business strategies, effective on October 4, 2012 the Company entered into an Amended and Restated Employment Agreement (the “Amended Employment

64	Executive Compensation (Continued) | Hasbro, Inc.

Agreement”) with Brian Goldner. The Amended Employment Agreement replaced the Amended and Restated Employment Agreement, dated March 26, 2010, and the Change in Control Employment Agreement, dated March 18, 2000, as amended (together referred to as the “Prior Agreements”) previously in place between Mr. Goldner and the Company. The Amended Employment Agreement was amended in August 2014. Most recently the Amended Employment Agreement was amended in December 2016 to extend the term of the employment agreement for three years through December 31, 2020. The terms of the Amended Employment Agreement, as amended in August 2014 and December 2016, are described beginning on page 46 of this Proxy Statement.

In addition to that description, set forth below is a description of the consequences under the Amended Employment Agreement of various terminations of employment.

Treatment Following Various Terminations of Employment

The Amended Employment Agreement provides for the following treatment upon various terminations of Mr. Goldner’s employment with the Company.

For Cause or Other than for Good Reason.    If Mr. Goldner’s employment is terminated by the Company for Cause, or if Mr. Goldner terminates his employment for other than Good Reason, Hasbro will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment with Hasbro. All stock options, restricted stock units and contingent stock performance awards granted to Mr. Goldner will be treated as provided in the relevant grant agreements and plans, which currently provide that such awards will terminate.

For Death or Disability.    If Mr. Goldner’s employment is terminated by death or because of Disability (as defined in the Amended Employment Agreement), Hasbro shall pay to Mr. Goldner’s estate or to Mr. Goldner, as the case may be, the compensation which would otherwise be payable up to the end of the month in which the termination of employment occurs, and Hasbro shall pay Mr. Goldner (or his estate, if applicable) an amount equal to the annual management incentive plan bonus that would have been otherwise payable for the fiscal year in which termination of employment occurs based on the actual performance of Hasbro for such year, multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year of termination of employment through the date of such termination, and the denominator of which is 365 (the “Pro-Rata Bonus”). In the event of the termination of Mr. Goldner’s employment for death or Disability, and, if and only to the extent one or more of the stock price thresholds for the Special RSU Grant were satisfied prior to Mr. Goldner’s death or Disability, the service component for that award would be waived and the shares for which the thresholds were met would vest immediately, with any shares for which the stock price thresholds were not met being forfeited.

All other stock options, restricted stock units, and contingent stock performance awards granted to Mr. Goldner will vest on death or Disability in accordance with the relevant agreements and plans, provided that if any such award consists of unvested contingent stock performance awards, Mr. Goldner would be entitled to the number of shares of common stock, if any, that would have been earned (had Mr. Goldner’s employment not ended) based on achievement of the applicable targets during the full relevant performance period.

Termination by Hasbro Without Cause of by Mr. Goldner for Good Reason.    If, prior to or more than two years following a “Change in Control” (as defined in the Amended Employment Agreement), Mr. Goldner’s employment is terminated at the election of Hasbro without Cause, or at the election of Mr. Goldner for Good Reason, Mr. Goldner would be entitled to:

•	a severance amount equal to two (2) times his target cash compensation (base salary plus annual bonus) for the fiscal year immediately prior to the year in which termination occurs;

•	the Pro-Rata Bonus;

•	continuation of his then–current level of life insurance and medical, dental and vision coverage, with Hasbro and Mr. Goldner sharing the cost on the same basis as it is shared on the last day of his employment, until the date Mr. Goldner commences new employment or two years from the effective date of termination, whichever is earlier;

•

acceleration of the vesting of, and lapse of restrictions on, all unexpired, unvested stock options and time-based restricted stock units, such that said stock options and restricted stock units become fully vested as of the termination of Mr. Goldner’s employment, except as otherwise provided in the Amended Employment Agreement for the Special RSU Grant or in the terms of any such awards. In addition, to the extent Mr. Goldner is the holder of any equity award, he shall be entitled to the number of shares of

Hasbro, Inc. | Executive Compensation (Continued)	65

common stock, if any, that would have been earned (had his employment not ended) based on achievement of the applicable targets during the full relevant performance period for such award, pro-rated by multiplying that number of shares by a fraction, the numerator of which is the number of days from the start of the performance period to the effective date of termination of employment, and the denominator of which is the total number of days in the applicable performance period; and

•	provided one or more of the stock price thresholds for the Special RSU Grant have been satisfied prior to such termination of employment, a pro-rated portion of the Special RSU Grant will vest, calculated by multiplying the number of shares for which the stock price thresholds have been met by a fraction, the numerator of which is the number of days from October 4, 2012 to the effective date of Mr. Goldner’s termination of employment, and the denominator of which is the total number of days between October 4, 2012 and December 31, 2017. If one or more of the stock thresholds are not met in the Special RSU Grant as of the time of Mr. Goldner’s termination without Cause or resignation for Good Reason, such portions will not vest and will be forfeited.

If, within two years following a Change in Control, Mr. Goldner’s employment is terminated by Hasbro without Cause or by Mr. Goldner for Good Reason, Mr. Goldner shall be entitled to:

•	the sum of (1) his base salary through the date of termination to the extent not theretofore paid, (2) his annual bonus for the last fiscal year, to the extent not theretofore paid, (3) the product of (x) the “Highest Annual Bonus” (as defined in the Amended Employment Agreement), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through his date of termination, and the denominator of which is 365, and (4) any compensation previously deferred by Mr. Goldner and any accrued vacation pay, in each case to the extent not theretofore paid;

•	a severance amount (the “Change in Control Severance”) equal to the product of (1) two and (2) the sum of (x) his Average Annual Salary (as defined in the Amended Employment Agreement) and (y) the greater of (A) the Highest Annual Bonus and (B) the Average Annual Bonus (as defined in the Amended Employment Agreement);

•	until such date that is three years following the Change in Control, or such longer period as any plan, program, practice or policy may provide, Hasbro will continue providing benefits to Mr. Goldner and/or his family at least equal to those which would have been provided to them if his employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Hasbro applicable generally to other peer executives and their families during the 90-day period immediately preceding the Change in Control or, if more favorable to Mr. Goldner and/or his family, as in effect generally at any time thereafter with respect to other peer executives of Hasbro and its affiliated companies and their families;

•	acceleration of vesting of, and lapse of restrictions on, all unexpired, unvested stock options and time-based restricted stock units, such that said stock options and restricted stock units become fully vested as of the termination of Mr. Goldner’s employment, except as otherwise provided in the Amended Employment Agreement for the Special RSU Grant or in the terms of such awards. In addition, to the extent Mr. Goldner is the holder of any performance award, he shall be entitled to the number of shares of common stock, if any, that would have been earned (had Mr. Goldner’s employment not ended) based on achievement of the applicable performance targets during the full relevant performance periods, pro-rated by multiplying that number of shares by a fraction, the numerator of which is the number of days from the start of the performance period to the effective date of his termination of employment, and the denominator of which is the total number of days in the applicable performance period; and

•	provided one or more of the stock price thresholds in the Special RSU Grant have been satisfied, any such shares for which the thresholds have been met will vest. If one or more of the stock thresholds are not met in the Special RSU Grant as of the time of Mr. Goldner’s termination without Cause or resignation for Good Reason, such portions will not vest and will be forfeited.

Letter Agreement with Wiebe Tinga

Mr. Tinga is party to a letter agreement with the Company governing his employment. Mr. Tinga is an employee of Hasbro International, Inc. and pursuant to the letter agreement is seconded from the Netherlands to Hasbro, Inc. in the U.S. (80%) and Hasbro SA in Switzerland (20%). The letter agreement provides that Mr. Tinga is eligible to participate in the Company’s 2014 Senior Management Annual Performance Plan with a target bonus of 70% of his earned base salary. Mr. Tinga is also eligible to participate in the Company’s equity compensation plans for executive officers with an annual target award equal to 175% of base salary. Beginning in 2017, Mr. Tinga’s long-term incentive target will be raised to 200% of base salary.

66	Executive Compensation (Continued) | Hasbro, Inc.

Mr. Tinga participates in the Netherlands Pension Plan which is described beginning on page 59 of this proxy statement. In addition, beginning in 2015, Mr. Tinga is eligible for an annual cash payment for a certain percentage (21.01% for 2016) of the amount by which his ending base salary is above the government mandated pension cap (101,519 Euros for 2016) to compensate him for the loss of pension value as a result of legislative changes in the Netherlands which capped pensionable salary at 100,000 Euros in 2015. The percentage applied varies with age and is 17.85% until age 55, 21.01% from ages 55 up to 60, and 24.97% from ages 60 to 65. Mr. Tinga is required to pay all taxes on this annual cash payment. The annual make up payment is payable until the earlier of Mr. Tinga’s termination of employment or age 65.

Finally, under a tax protection agreement. Mr. Tinga pays all US taxes related to his compensation, and Hasbro is responsible for incremental social taxes related to his secondment to Hasbro SA.

Change in Control Severance Plan for Designated Senior Executives

In 2011 the Company adopted the Hasbro, Inc. Change in Control Severance Plan for Designated Senior Executives (the “Plan”). Participants in the Plan include Ms. Thomas, Mr. Billing, Mr. Frascotti and Mr. Tinga. Under the Plan, if a Change in Control (as defined in the Plan) occurs and the covered executive’s employment is terminated by the Company without Cause (as defined in the Plan) or the covered executive resigns from the Company with Good Reason (as defined in the Plan) in the 24 month period following the Change in Control, the covered executive will be entitled to the following payments and benefits: (A) two times (i) the sum of the covered executive’s annual base salary in effect on the date of termination (or, if higher, immediately preceding the Change in Control) and (ii) the percentage of earned salary which constitutes the target bonus for the covered executive assuming target Company performance under the annual incentive plan in place at the time of termination, and (B) payment by the Company of the employer and employee premiums for continued health coverage for the covered executive and his/her covered dependents for the shorter of 12 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage.

The annual base salary and target bonus payouts will be reduced by an amount equal to the total of severance payments to which the covered executive is entitled to receive or will receive under any other severance plan, policy or individual agreement applicable to the covered executive’s employment termination. The severance payments and benefits above are subject to the covered executive complying with a non-competition covenant, which is effective while the covered executive is employed by the Company and for a period of 18 months after the covered executive’s employment ends, regardless of the reason for the termination of employment. The Plan does not provide for any tax gross-ups and does not provide benefits to the executive unless their employment with the Company is terminated.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board as of the 2016 fiscal year end were Edward Philip (Chair), Basil Anderson, Kenneth Bronfin, Crispin Davis, Lisa Gersh and Linda Zecher. None of the members of the Compensation Committee during fiscal 2016 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation Committee during fiscal 2016.

Hasbro, Inc. | Executive Compensation (Continued)	67

SHAREHOLDER ADVISORY VOTE ON COMPENSATION FOR NAMED EXECUTIVE OFFICERS (Proposal No. 2)

Pursuant to Section 14A of the Exchange Act, we are seeking shareholder approval for the compensation of our Named Executive Officers, as such compensation is described in this Proxy Statement under the headings “Compensation Discussion and Analysis” beginning on page 25, and “Executive Compensation” beginning on page 51. Shareholders are urged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders of Hasbro, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to the rules of the Securities and Exchange Commission in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation”.

At our 2011 Annual Meeting we recommended to our shareholders that we have an annual advisory vote on the compensation of our Named Executive Officers. The recommendation of having this vote annually was overwhelmingly supported by our shareholders, with 93.2% of the shares voted on that proposal indicating they supported an annual vote. In keeping with the expressed interests of our shareholders, we submitted annual advisory votes to our shareholders in each of the last six years.

In keeping with the requirements to have such votes at least every six years, we are asking our shareholders at the 2017 Annual Meeting to vote on the frequency of advisory votes on the compensation of our Named Executive Officers and we are again recommending annual advisory votes. We will review the results for this shareholder vote to help determine how frequently we submit such advisory votes to our shareholders in the future.

Hasbro has engaged regularly with our shareholders on governance and compensation matters for several years. We do this as part of our commitment to be responsive to shareholders and to ensure that our actions are informed by the viewpoints of you, our investors. The views expressed by our shareholders on our executive compensation programs are carefully considered by the Compensation Committee and the full Board of Directors as they design our compensation programs. Feedback from our investors was incorporated into the changes we made to our executive compensation program in 2014. At our 2015 Annual Meeting approximately 96.7% of the shares voting approved the compensation of our Named Executive Officers, and at the 2016 Annual Meeting approximately 97.4% of the shares voting approved the compensation of our Named Executive Officers.

We have designed our compensation programs for our Named Executive Officers in the way we believe enables the Company to attract and retain top executive talent, maximizes the performance of those executives in furthering the objectives of the Company, aligns our realized executive compensation with the Company’s performance in meeting its financial and strategic objectives and with the delivery of total shareholder return, and promotes the creation of long-term shareholder value, all while containing the cost of the executive compensation program to a level the Compensation Committee believes is reasonable and appropriate. To further these objectives, the vast majority of the compensation opportunity for our Named Executive Officers is tied to achievement of Company performance targets which are based upon our Board approved operating and strategic plans and/or to increases in the value of our stock. We design our executive compensation program in the way we believe best promotes the interests of you, our shareholders and we are committed to being responsive to the views of our shareholders on our compensation programs and governance practices.

Approval

Although the vote is non-binding, the Board of Directors and Compensation Committee of the Company will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the Company’s compensation arrangements and programs for the Company’s Named Executive Officers.

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on this shareholder advisory vote is required for approval of the resolution. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE COMPANY’S COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS.

68	Shareholder Advisory Vote on Compensation for Named Executive Officers (proposal No. 2) | Hasbro, Inc.

SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON COMPENSATION FOR NAMED EXECUTIVE OFFICERS (Proposal No. 3)

Pursuant to Section 14A of the Exchange Act, the Board is asking shareholders to submit a non-binding, advisory vote to express whether they prefer that shareholder advisory votes on the compensation of our Named Executive Officers, such as the one set forth above under Proposal No. 2, be held every one, two or three years. Shareholders will be able to mark the proxy card or voting instruction card for the Meeting to indicate whether they want the Company to hold these say-on-pay advisory votes every one, two or three years, in response to the resolution set forth below. Alternatively, shareholders may indicate that they are abstaining from voting.

RESOLVED, that the shareholders of Hasbro, Inc. advise that an advisory resolution with respect to approval of the Company’s compensation for its Named Executive Officers be proposed every one, two or three years, as is reflected on the shareholders’ votes of each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one (1) year, two (2) years or three (3) years based on your preference for how frequently (being every one, two or three years) an advisory vote on executive compensation should be held. If you have no preference you may abstain from voting.

In the Company’s opinion, the optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Some people believe less frequent votes are best as they enable shareholders to focus on the Company’s overall compensation program design, as opposed to short-term decisions, and allow for a window of time sufficient to determine how well the compensation program design drives the Company’s performance over the longer-term and the creation of longer-term shareholder value. These less frequent votes also avoid the burden that annual votes impose on shareholders and prevent distraction to the Company from trying to react to short-term impacts to its compensation programs.

Others believe more frequent shareholder votes are optimal as they provide shareholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to the Company with respect to their views on the effectiveness and appropriateness of the Company’s executive compensation programs. This provides the Board and the Compensation Committee with the opportunity to evaluate individual compensation decisions each year in light of the shareholder feedback and to better incorporate current shareholder views into the Company’s compensation programs.

The Board believes that the most appropriate outcome at this time is to continue to have an annual (every one year) shareholder advisory vote on the compensation of our Named Executive Officers, as the Company has done since 2011. We believe an annual vote best enables the Board and the Compensation Committee to understand and incorporate the views of the shareholders in structuring the Company’s executive compensation programs. As time progresses the Board may alter this view, but currently the Board is interested in obtaining more frequent feedback from shareholders to assist in evaluating and structuring the Company’s compensation programs.

In 2011 we asked shareholders how frequently they wanted to have an advisory votes on the compensation of our Named Executed Officers and we recommended an annual advisory vote. At the 2011 Annual Meeting 93.2% of the shares voted on that proposal expressed the desire to have an annual vote. In recognition of that, we have submitted a vote on the compensation of our Named Executive Officers to the shareholders on an annual basis since 2011.

Approval

Although the vote on the desired frequency of shareholder votes on executive compensation is non-binding, the Board of Directors and Compensation Committee of the Company will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the frequency with which the Company seeks an advisory shareholder vote on executive compensation.

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on this shareholder advisory vote is required for approval of a desired frequency under the resolution. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposed frequencies. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ONE (1) YEAR OPTION (MEANING ADVISORY VOTES WOULD BE HELD EVERY YEAR) AS TO THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPANY’S COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS.

Hasbro, Inc. | Shareholder Advisory Vote on the Frequency of the Vote on Compensation for Named Executive Officers (proposal No. 3)	69

PROPOSAL TO APPROVE AMENDMENTS TO THE RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN (Proposal No. 4)

On March 2, 2017, the Company’s Board adopted, subject to shareholder approval, the First Amendment (the “First Amendment”) to the Company’s Restated 2003 Stock Incentive Performance Plan (the “Plan”). A copy of the First Amendment is attached to this proxy statement as Appendix C. The Board further directed that the First Amendment be submitted to the shareholders of the Company for their consideration at the Meeting and the Board recommends that shareholders approve the First Amendment.

The First Amendment implements the five changes (collectively the “Amendments”) to the Plan that are described below. Approval by the shareholders of this First Amendment shall constitute approval of the Amendments as well as reapproval of the Plan, and the Performance Criteria, for purposes of Rule 162(m).

Approval of the Amendments is necessary to allow the Company to have the ability to make equity awards to its officers, employees and directors beyond December 31, 2017, the date upon which the Plan is currently scheduled to expire. If the Amendments are not approved, the Company will not have any plan in place allowing for equity grants after December 31, 2017. As such, the Board believes that it is critical that the shareholders approve the First Amendment, so that the Company will continue to have the ability to grant equity awards under the Plan to attract and retain key officers, employees and directors, and to utilize awards under the Plan to provide variable performance-based compensation that aligns the interests of those persons with shareholders and appropriately rewards those persons for contributing to the success of the Company and the delivery of strong performance to you, the Company’s owners.

Summary of Proposed Amendments

The Amendments make the following five changes to the Plan:

•	Extend the Term. The Amendments extend the term of the Plan for four years to December 31, 2021, from the currently scheduled expiration date of December 31, 2017.

•	Add Authorized Shares. The Amendments increase the maximum number of total shares of stock that may be delivered pursuant to all awards under the Plan over its lifetime by 3,000,000 shares. With the addition of these 3,000,000 shares, and based upon the Company’s equity grants made as of March 24, 2017, the Company would have approximately 5,447,852 total shares available for future awards under the Plan through December 31, 2021 (assuming that outstanding contingent stock performance awards are earned at their target level), which constitutes approximately 4.4% of the Company’s outstanding stock as of March 24, 2017. Of the 5,447,852 shares available for future grant, all of those shares could be delivered pursuant to awards other than stock options or stock appreciation rights (SARs) under the Plan’s limit on Full-Value Awards.

•	Eliminate the Exception to the Minimum Vesting Requirements and Performance Periods for Awards Made to New Hires. Section 7(a)(3) of the Plan places minimum vesting periods and performance periods on awards. An exception to those requirements used to be provided for awards made to new employees or new directors. The Amendments eliminate this exception to the minimum vesting and performance periods for new employees and new directors.

•	Provide a Minimum First Vesting Period for Options, SARS, Restricted Stock and Deferred Stock Awards. The Plan already includes a minimum total vesting period for Options, SARs, Restricted Stock and Deferred Stock Awards, of at least three years. So those awards cannot completely vest over a period of less than three years, subject to a limited exception for no more than 5% of the shares authorized under the Plan. The Amendments further refine this minimum vesting requirement to provide that in addition to the minimum total vesting period for such awards already provided in the Plan, that Options, SARS, Restricted Stock and Deferred Stock awards cannot have a first scheduled vesting date earlier than one year from the date of grant, again subject to the exception for no more than 5% of the shares authorized under the Plan.

•

Broaden the Definition of Material Amendments that Require Shareholder Approval.    Section 10 of the Plan governs the ability to amend the Plan, and outlines actions that are considered “material amendments” which cannot be made without obtaining shareholder approval. The existing provisions of Section 10 already specify that amending an outstanding option or SAR to provide an exercise price that is lower than the current exercise price, or cancelling an option or SAR and granting in substitution therefor an option or SAR with a lower exercise price, are material amendments and may not be done without obtaining shareholder approval. In keeping with what the Company considers best practices, the Amendment broadens this language to additionally provide that to “exchange” or “permit the surrender” of any option

70	Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) | Hasbro, Inc.

or SAR with an exercise price higher than the then fair market value of the Company’s stock in exchange for other awards, securities or property is also a “material amendment” that requires shareholder approval in accordance with the terms of the Plan.

Equity incentives are critical to attract and retain key officers, employees and directors. Without an equity plan allowing for equity incentive grants, the Company will be at a significant disadvantage in attracting and retaining personnel. As of March 24, 2017, there were approximately 528 officers, employees and directors of the Company holding equity awards under the Plan. Without approval of the Amendments, the Company will not have any equity plan in place providing for equity grants beyond 2017.

The Board unanimously recommends that the shareholders approve the Amendments to the Plan because it believes that providing equity incentives and a proprietary interest in the growth and performance of the Company to key personnel will advance the interests of the Company by further aligning the interests of award recipients with those of shareholders, and by tying the realization of key compensation elements for individuals who contribute significantly to the Company’s performance with the performance of the Company and increases in the value of the Company’s stock.

Key Shareholder Friendly Provisions of the Plan

The Company has designed the Plan, inclusive of the Amendments, to include a number of provisions that the Company believes promote best practices and reinforce the alignment between compensation payable to or realizable by participating officers, other key employees and directors, and shareholders’ interests. These provisions include, but are not limited to, the following:

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

•	No Automatic Grants. The Plan does not provide for “reload” or automatic grants to participants and all grants must be approved by the Compensation Committee, which is composed entirely of independent directors.

•	Double Trigger Acceleration Following a Change in Control. The Plan provides a double trigger change in control provision for all awards granted after January 2013, including all future awards to be made under the Plan after the date of this proxy statement, such that awards will only forward vest if there is both (i) a change in control, as defined under the Plan and (2) the award holder’s employment is terminated by the Company without Cause, or by the employee for Good Reason (each as defined in the Plan) within twenty-four (24) months following the change in control.

•	No Liberal Share Recycling of Awards. Shares tendered in payment of an award’s exercise price, shares withheld to pay taxes due on an award, and shares purchased by the Company using proceeds from awards will not increase the total number of remaining shares authorized to be delivered pursuant to awards under the Plan, and the gross number of shares covered by SARs count against the shares remaining available for grant under the Plan.

•	Minimum Vesting Requirements. Stock options, SARs, restricted stock and deferred stock units granted under the Plan cannot fully vest over a period of less than three years, and performance awards must have a minimum performance period of at least one year, subject to a limited exception set forth in Section 10 of the plan. The Amendments provide that options, SARs, restricted stock and deferred stock granted under the Plan also cannot begin to vest until one year after the date of the award, again subject to the limited exception in Section 10 of the Plan.

•	No Dividends on Unearned or Unvested Awards. The Plan prohibits the payment or accrual of dividends on (i) outstanding options or SARs or (ii) other awards subject to performance criteria or time vesting criteria that have not yet been met.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

•	No Repricing Stock Options or SARs, or Substituting Cash, without Shareholder Approval. The Plan does not allow for the repricing of stock options or SARs, or substitution of cash for underwater options or SARs, without shareholder approval.

•	Stock Options and SARs cannot be Granted at Less Than Fair Market Value. The Plan prohibits granting stock options at an exercise price less than fair market value or granting SARs with a strike price less than the fair market value on the date of grant.

•	Annual Award Limits. The Plan sets limits on awards that can be made to any individual in any calendar year.

•	Term Limits. No award under the Plan can be outstanding for more than ten years.

Hasbro, Inc. | Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued)	71

Key Burn-Rate Data

The following table provides information regarding the Company’s unadjusted annual burn rate for the past five years. All equity award grants during this period have been made under the Plan. This table shows a significant trend downward in the Company’s burn rate over the last five years.

Fiscal Year	Shares Subject to Options Granted	Shares Subject to Full-Value Awards Granted(a)	Full- Value Shares Actually Earned(b)	Weighted Average Common Shares Outstanding	Burn Rate
2016	492,105	267,966	570,623	125,292,339	1.06%
2015	548,755	274,103	423,532	125,006,205	1.00%
2014	683,901	434,014	0	128,410,825	0.87%
2013	776,307	952,432	0	130,185,886	1.33%
2012	1,730,221	135,504	0	130,066,693	1.43%

(a)	Includes restricted stock units or other restricted stock awards with a time-based vesting component which are granted in that year, and shares that are vested upon grant. Does not include share awards subject to future performance criteria.

(b)	Includes contingent stock performance awards or other awards subject to performance criteria earned for the three-year performance period ending in December of that year (so for example, the 2016 figure would include any contingent stock performance awards earned for the three-year performance period ending December 2016).

The Company’s average unadjusted burn rate for the prior three years, as derived from the table above, was 0.98%. The Company’s average adjusted burn rate for the prior three years was 1.41%, which is well below the ISS burn rate industry benchmark for companies in GICS 2520 (Consumer Durables & Apparel) of 2.24% for 2017. The adjusted burn rate is computed by counting all Full-Value Share Awards as 3.0 shares for every one share subject to the award.

On February 1, 2017, the Compensation Committee of the Board of Directors approved the Company’s annual grants of options and restricted stock units to employees and officers for 2017, all of which were effective on February 23, 2017. The February 23, 2017 effective date fell in an open trading window under the Company’s trading windows policy, following the February 6, 2017 release of the Company’s earnings for 2016. The annual grants of contingent stock performance awards for 2017 were made by the Compensation Committee on March 16, 2017, following the Committee’s approval of the performance metrics for the three-year performance period of fiscal 2017, 2018 and 2019.

The following table provides information regarding outstanding Full-Value Awards and shares available for future issuance under the Plan (without taking into account the Amendments) as of March 24, 2017. As such, the number of shares subject to the grants approved on or before March 24, 2017 has been deducted from shares available for future grant as of March 24, 2017:

Plan
Total shares subject to outstanding contingent stock performance awards (reflecting such awards at their target numbers)	1,286,580
Total shares subject to outstanding restricted stock units which are not vested	1,221,150
Total shares available for future awards (all of which are available for use as Full-Value Awards)	2,447,852

The following table provides information regarding outstanding option awards as of March 24, 2017. The total shares underlying outstanding options reflects option grants approved by the Compensation Committee in February 2017.

Plan
Total shares underlying outstanding options	3,027,682
Weighted average exercise price of outstanding options	60.34
Weighted average remaining contractual life of outstanding options	4.16

Immediately following approval of the Amendments, the total shares authorized for future issuance under the Plan, including shares subject to currently outstanding awards under the Plan (the Plan is the only plan under which the Company has any outstanding equity awards), will be approximately 4.4% of the Company’s diluted outstanding number of shares on March 24, 2017 (computed by adding the number of outstanding shares of Common Stock on such date to the number of shares then issuable pursuant to the Plan).

72	Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued) | Hasbro, Inc.

Awards Granted Under the Plan and Existing Plan Benefits

The Company believes that the Amendments will provide enough shares to cover annual equity grants by the Company for approximately the next three to four years based upon projected grant practices. However, the period of time for which the shares available for future awards under the Plan will be sufficient may vary from the foregoing based on our stock price, participation rates in the plan, award sizes, award mix, payout levels for performance awards, or equity program plan design changes, among other factors.

By way of updating the information regarding outstanding awards under the Plan which the Company reported in its Annual Report on Form 10-K for the year ended December 25, 2016, from December 26, 2016 through March 24, 2017 the Company granted options, restricted stock units, and performance share awards under the Plan covering an aggregate of 1,387,633 shares of Common Stock. These grants comprised the Company’s discretionary long-term incentive awards and annual grants of contingent stock performance awards, restricted stock units and stock options for fiscal 2017 to the Company’s officers and selected other employees.

In addition, from December 26, 2016 through March 24, 2017, there were stock options, contingent stock performance awards and other awards outstanding under the Plan and former equity plans of the Company that vested, were earned, were exercised, expired or were forfeited. This included the vesting and payment of shares due under the contingent stock performance awards granted at the beginning of 2014 which had a three-year performance period that ended at the end of the Company’s fiscal 2016 year.

The table set forth below provides the number of shares earned under the Company’s contingent stock performance awards for each of the last three years.

Shares Earned under Contingent Stock Performance Awards in 2014 and Paid in Early 2015 (for performance period from 2012 through end of 2014)	Shares Earned under Contingent Stock Performance Awards in 2015 and Paid in Early 2016 (for performance period from 2013 through end of 2015)	Shares Earned under Contingent Stock Performance Awards in 2016 and Paid in Early 2017 (for performance period from 2014 through end of 2016)	Total Shares Earned Under Contingent Stock Performance Awards for the years 2014, 2015 and 2016
0	423,532	570,623	994,155

The awards that will be made and the amounts that will be paid pursuant to the Plan in the future are discretionary and are therefore not currently determinable. However, the following table sets forth the number of shares subject to options, restricted stock units, deferred stock awards and contingent stock performance awards (outstanding contingent stock performance awards for which the performance period has not ended are included at the target number of shares for such awards) granted under the Plan during the Company’s 2016 fiscal year, which began on December 28, 2015 and ended on December 25, 2016, to the named individuals, all current executive officers as a group, all current directors who are not executive officers and were not executive officers at the time of grant, as a group, and all employees, excluding executive officers.

Number of Shares Subject to Awards

Name and Position	Granted Under the Plan During the Company’s 2016 Fiscal Year
Brian Goldner	192,183
Chairman and Chief Executive Officer
John Frascotti	41,730
President
Deborah Thomas	32,822
Executive Vice President and Chief Financial Officer
Duncan Billing	25,725
Executive Vice President and Chief Strategy Officer
Wiebe Tinga	35,599
Executive Vice President and Chief Commercial Officer
All current executive officers as a group (including the five officers above)	428,191
All current directors who were not executive officers at the time of grant, as a group	19,437
All employees and officers, excluding current executive officers and directors, as a group	564,960

Hasbro, Inc. | Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued)	73

Summary of Plan, as Amended by the Amendments

The following is a summary of the Plan, as amended by the Amendments, and is therefore not complete. A complete copy of the Plan, as it existed prior to the Amendments in March 2017, is attached to this proxy statement as Appendix D, and a complete copy of the Amendments being considered by shareholders is attached to this proxy statement as Appendix C.

Background

The Plan is intended to attract and retain talented officers, employees and directors for the Company and its affiliates who are in a position to make significant contributions to the success of the Company, to reward such persons for making these contributions and to encourage such persons to take into account the long-term interests of the Company and enhancement of the Company’s value for its shareholders.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places annual limitations on the deductibility by public companies of compensation in excess of $1 million paid to each of the chief executive officer and the three most highly compensated other executive officers (other than the chief financial officer), unless, among other things, the compensation is performance-based. For compensation attributable to stock options, SARs, performance shares and other equity awards to qualify as performance-based, the plan under which such stock options and SARs are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period, must specify the persons eligible to participate in the plan, must set forth the permissible performance criteria which may be used for performance awards, and must be approved by the Company’s shareholders. The Plan is intended to comply with the provisions of Section 162(m) so as to permit the Company to claim an income tax deduction for total remuneration paid in excess of $1 million in any one year to the chief executive officer or the other three most highly compensated other executive officers (other than the chief financial officer), although the Company has not requested or received, and does not expect to receive a ruling from the Internal Revenue Service to that effect. The Company is asking shareholders to approve the Amendments, in part, to satisfy the requirement under Section 162(m) regarding shareholder approval of the material terms of the Plan, including, without limitation, the performance goals described therein.

The Plan was originally adopted by the Board on February 12, 2003 and was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders. The Plan was amended by the Board and the shareholders in 2005, 2007, 2009, 2010 and most recently in 2013 and 2017.

Administration

The Plan is administered by the Compensation Committee of the Board (the “Committee”), comprised entirely of independent directors. The Committee has the authority to establish rules for the administration of the Plan; to select the officers, employees and directors of the Company and its affiliates to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards.

The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred. The Committee may provide that awards denominated in stock earn dividends or dividend equivalents, except that dividends and dividend equivalents may not be paid or accrued with respect to (i) outstanding options or SARs or (ii) other Awards subject to performance criteria or time vesting criteria that have not yet been met. Determinations and interpretations of the Committee will be binding on all parties.

Eligibility

Officers, employees and directors of the Company and of any other entity, including a subsidiary or joint venture, that is directly or indirectly controlled by the Company (collectively “affiliates”) are eligible to receive awards under the Plan, as are other persons who have service relationships with the Company which are covered by the Plan’s definition of “Employment.” At March 24, 2017, the Company employed approximately 5,260 persons worldwide. As of March 24, 2017 there are approximately 528 officers, employees and directors holding equity awards granted under the Plan.

Incentive stock options (“ISOs”) may only be granted to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

Awards

The Plan permits granting awards for: (1) stock options, including ISOs meeting the requirements of Section 422 of the Code; (2) SARs; (3) stock awards, including restricted and unrestricted stock, restricted stock units and other deferred stock awards, (4) performance awards, and (5) cash awards.

74	Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued) | Hasbro, Inc.

Shares Available and Limits on Awards

If the Amendments are approved 3,000,000 shares will be added to the authorized shares under the Plan. Based on the number of outstanding awards as of March 24, 2017, approximately 5,447,852 shares of Common Stock would be available for future awards under the Plan (assuming that outstanding contingent stock performance awards are earned at their target level). These 5,447,852 available shares represent only approximately 4.4% of the outstanding Common Stock as of March 24, 2017. After the Amendments are adopted, all of these shares will be available for future Full-Value Awards to be made under the Plan (again assuming that outstanding contingent stock performance awards are earned at their target level).

The number of shares that may be subject to options or SARs granted to any one individual may not exceed 2,000,000 in any calendar year. The maximum benefit that may be paid to any person under other awards which are granted in any calendar year will be: (i) to the extent paid in shares, 1,000,000 shares, (ii) to the extent such awards are denominated in shares but paid in cash, 1,000,000 shares multiplied by the fair market value of the shares on the date of payment under such awards, and, (iii) to the extent otherwise paid in cash, $10 million.

If any shares subject to an option or award under the Plan are forfeited or if any such option or award terminates, the shares previously covered by such option or award will be available for future grant or award under the plan. If another company is acquired by the Company or an affiliate in the future, any grants or awards made and any of the Company’s shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted or awarded under the Plan, but will not decrease the number of shares available for grant or award under the Plan.

In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the Company’s capital structure, the Committee will make appropriate adjustments to reflect such change with respect to (i) the aggregate number of shares that may be issued under the Plan and the limits on certain types of awards under the Plan; (ii) the number of shares subject to awards under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan. To the extent consistent with applicable rules, the Committee may make adjustments of the type described in the preceding sentence to take into account other events and circumstances if the Committee determines such adjustments are appropriate to preserve the value of awards under the Plan.

Additional Terms of Awards

Options.    The Committee establishes the exercise price per share for options, the term of options (which cannot exceed ten years), the time at which they may be exercised and such other terms as the Committee deems appropriate, except that the exercise price of each option shall be not less than the Fair Market Value (as defined below) of the Common Stock on the date of grant.

“Fair Market Value” for purposes of the Plan is the average of the high and low sales prices of the Common Stock, or, if no sales of Common Stock were made on that date, the average of the high and low prices of Common Stock as reported for the preceding day on which sales of Common Stock were made. On March 24, 2017, the average of the high and low sales prices of the Common Stock, as reported in the Wall Street Journal, was $100.09.

Subject to the limitations described below, options will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. Except for a total of 5% of the shares authorized under the Plan which may be granted pursuant to shorter vesting periods, stock options shall vest in one or more installments over a total vesting period of not less than three years, and once the Amendments are approved, options, SARS, restricted stock and deferred stock cannot begin to vest until one year from the date of grant. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of stock options upon the death, disability, retirement or other termination of employment or service of the participant. Unless the Committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise.

Stock Appreciation Rights.    The holder of a SAR will be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares over the grant price of the SAR. The strike price of a SAR must be no less than the fair market value of the stock on the date of grant. SARs need not be granted in tandem with stock options. SARs are also subject to the same minimum vesting period requirements set forth above for stock options.

Hasbro, Inc. | Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued)	75

Stock Awards, Restricted Stock Awards and Restricted Stock Units.    The Plan provides for the award of restricted stock subject to forfeiture, restricted stock units and other forms of deferred stock providing for the delivery of stock in the future subject to specified conditions, and unrestricted stock which is immediately vested. A stock award may provide the recipient with all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends, subject to the limitations set forth in the Plan.

Stock awards and awards of restricted stock units or other forms of deferred stock generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Except for 5% of the shares authorized under the 2003 Plan which may be granted subject to shorter vesting periods or may be vested upon grant (which is what the Company currently does for its annual stock grants to non-employee directors, which are vested upon grant), stock awards and restricted stock units shall vest in one or more installments over a total vesting period of not less than three years from the date of grant, and may not begin to vest until one year from the date of grant. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of stock awards or restricted stock units upon the death, disability, retirement or other termination of employment or service of the participant or as otherwise described herein.

Performance Awards.    The Committee may grant awards under the Plan other than options and SARs which are designed to qualify as performance-based compensation. In the case of grants of stock awards or cash awards, including to executive officers of the Company designated by the Committee as a “covered employee” under Section 162(m), the Committee may establish one or more performance goals for such participant or for the Company for the period of time designated by the Committee at the time of grant of the award. As an example, starting in 2006 the Company began granting contingent stock performance awards which provide the recipients with the ability to earn shares of the Company’s Common Stock based upon the Company’s achievement of stated diluted earnings per share and net revenues targets over specified performance periods. Beginning for grants made in 2015, return on invested capital was added as a third performance metric under performance awards granted to the Company’s most senior officers.

The performance goals for each participant under a performance award shall be objectively determinable measures of performance based on any one or a combination of the following criteria: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index; total shareholder return on common stock relative to any index of companies or groups of companies or one or more specific companies; and working capital. These business criteria may be measured on a consolidated basis or on a segment, divisional, sector or other business unit basis (herein collectively “business unit”), all as selected by the Committee in each individual case. Satisfaction of performance criteria may, in the Administrator’s discretion, be determined to the extent applicable, (i) in accordance with generally accepted accounting principles applied on a consistent basis and/or (ii) exclusive of designated (a) changes in accounting principles, (b) extraordinary items, (c) material restructurings, (d) material nonrecurring items, (e) material non-budgeted items and (f) results of operations of acquisitions or divestitures consummated during the fiscal year; each of the items in this section (ii) being excluded to the extent authorized by the Administrator.

The percentage vesting of any stock award and/or cash award shall in each case be based on the percentage of the performance goal achieved, as determined by the Committee, although the Committee generally has the discretion to reduce, or refuse to make (but not to increase), payments under stock or cash awards otherwise payable as a result of the achievement of a designated percentage of a performance goal.

Cash Awards.    Cash awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, or other measurements of individual, business unit or Company performance.

General.    Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, Common Stock or any combination thereof as the Committee shall determine. Any shares of stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

76	Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued) | Hasbro, Inc.

Neither ISOs, nor, except as the Committee otherwise expressly provides in compliance with the following sentence, other awards may be transferred other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order or other domestic relations order, and during a participant’s lifetime ISOs (and, except as the Committee otherwise expressly provides, other non-transferable awards requiring exercise) may be exercised only by the participant. In no case will the Administrator allow awards under the Plan to be transferred for value to persons who are not related or previously related to the award recipient. The intent of this prohibition is to prohibit programs pursuant to which award recipients would be able to sell awards in the open market to unrelated parties.

Change in Control.    The Plan provides that if a participant’s employment by the Company is terminated by the Company without Cause during the twenty-four (24) month period following a Change in Control, or a participant resigns from the Company for Good Reason during the twenty-four (24) month period following a Change in Control, all of such participant’s awards outstanding on such date become 100% vested and the value will be paid in either cash or shares of the Company’s Common Stock, in the discretion of the Committee, as soon as practicable.

The Plan provides following a Reorganization Event, the Administrator may generally take any one or more of the following actions as to all (or any portion of) outstanding Awards on such terms as the Administrator determines in its sole discretion: (i) provide that such Awards shall be assumed, or other Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event (but only in connection with a termination of the participant’s employment), (iv) in the event of a Reorganization Event under the terms of which holders of stock will receive upon consummation thereof a cash payment for each share of stock surrendered, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event in connection with the termination of the participant’s employment) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards that are vested shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted the Administrator is not be obligated by the 2003 Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Amendment or Termination

The Board or the Committee may terminate the Plan at any time, and shall have the right to amend or modify the Plan at any time, and from time to time, provided, however, that no material amendment to the terms of the Plan, including an amendment to reprice options or SARs granted under the Plan, shall become effective without shareholder approval. If shareholders approve the proposed Amendments, the Plan will terminate on December 31, 2021, unless terminated earlier by the Board or the Committee. Absent shareholder approval of the Amendments, the Plan expires on December 31, 2017.

United States Federal Income Tax Consequences of Certain Awards

The following is a summary of the principal United States federal income tax consequences generally applicable to certain awards under the Plan. Note that there may be state, local, foreign and other taxes applicable to participants in the Plan.

The grant of a stock option or SAR under the Plan will generally create no immediate tax consequences for the recipient or for the Company or an affiliate employing such individual (the “employer”). An employee exercising an ISO has no taxable income for regular income tax purposes (but the alternative minimum tax may apply) in connection with the exercise, and no tax deduction is available to the employer. In general, an ISO that is exercised by the recipient more than three months following termination of employment is treated as a non-ISO for federal income tax purposes, as are stock options granted to an employee and otherwise qualifying as ISOs to the extent that in the aggregate they first become exercisable in any calendar year for stock having a grant-date value in excess of $100,000.

Hasbro, Inc. | Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (continued)	77

Upon exercising a stock option other than an ISO, the optionee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and a corresponding tax deduction is available to the employer. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and a corresponding deduction is available to the employer.

The tax consequence to an optionee of a disposition of shares acquired through the exercise of a SAR or a stock option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an ISO or by exercising a SAR or a stock option other than an ISO. An employee who disposes of shares acquired upon exercise of an ISO, if the disposition occurs within one year following the date of exercise or within two years from the date of grant of the ISO, will have income, taxable at ordinary income rates, equal in general to the spread at exercise (or, with limited exceptions, to the gain on disposition, if less), and a corresponding deduction will be available to the employer. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee’s tax holding period in the shares. If the employee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized on a subsequent sale or exchange is treated as a long-term capital gain or loss, and no corresponding tax deduction is available to the employer. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a stock option other than an ISO or a SAR will be taxed as a capital gain or loss, long-term or short-term depending on the holder’s tax holding period in the shares. No deduction is available to the employer in respect of these capital gains or losses.

If cash, shares of Common Stock or other property is transferred under or in settlement of other awards under the Plan, including if shares are earned by a recipient pursuant to a contingent stock performance award which provides the opportunity to earn shares if the Company meets certain performance targets over a stated performance period, or if a recipient earns shares under a restricted stock unit grant, the recipient will generally recognize ordinary income at the time the property or shares are transferred to or earned by the recipient equal to the excess of (a) the cash (if any) transferred, plus the fair market value of the vested shares or other vested property (if any) transferred over (b) the amount (if any) paid for such shares or other property by the participant, and a corresponding deduction will be available to the employer. If any of the transferred shares or other property is unvested (subject to a substantial risk of forfeiture), the ordinary income associated with the transfer will be includible and measured only when the property vests (and the associated deduction will be similarly delayed), unless the award recipient makes a special election to take the awarded shares or other property into income at the time of transfer.

Some awards under the Plan could constitute or give rise to “nonqualified deferred compensation” subject to Section 409A of the Code. Where applicable, Section 409A regulates, among other things, both the deferral of compensation and the time and manner in which previously deferred amounts may be paid. The summary above assumes that the awards are exempt from, or comply with, the requirements of Section 409A.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the Amendments to the Plan is required for approval of the Amendments and reapproval of the Plan for purposes of the Code. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE PLAN.

78	Proposal to Approve Amendments to the Restated 2003 Stock Incentive Performance Plan (Proposal No. 4) (Continued) | Hasbro, Inc.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2014 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN (Proposal No. 5)

On March 15, 2017 the Compensation Committee of the Board adopted, subject to shareholder approval, the first amendment (the “Amendment”) to the 2014 Senior Management Annual Performance Plan (the “2014 Performance Plan” or the “Plan”). A copy of the Amendment is attached to this proxy statement as Appendix E. The Board further directed that the Amendment be submitted to the shareholders of the Company for their consideration at the Meeting and the Board recommends that shareholders approve the Amendment. The Amendment is described below.

The 2014 Performance Plan is designed to enable the Company to make awards that qualify as “performance based” compensation exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”) and was approved by the Company’s shareholders in 2014.

Purpose of the Amendment

As is required by the Code, the 2014 Performance Plan imposes a limit on the amount that can be paid to any individual as a performance award under the Plan in respect of any particular fiscal year. That limit is currently the lesser of (i) 300% of the individual’s base salary for the year in question, or (ii) $6 million.

The Compensation Committee of the Board and its outside compensation consultant, Meridian Compensation Partners LLC, have reviewed the management annual performance plans used at a number of other companies, including the peer companies used as a market check for the Company’s compensation to its executive officers. From that review the Compensation Committee has concluded that the significant majority of the peer companies do not express a limit under their 162(m) incentive plans as a percentage of the individual’s base salary. Rather, the significant majority of companies have a limit expressed only as a dollar amount.

In addition, as the Company has grown, including in net revenues, earnings per share, and the complexity of its business, the Compensation Committee believes it is desirable for the Company and its shareholders that additional flexibility be introduced to the 2014 Performance Plan to award annual incentive payouts with sufficient potential upside leverage to reward superior performance by the participating executives in driving the Company’s financial performance and the achievement of the Company’s strategic objectives. The Compensation Committee believes the current limit on awards that can be paid to an individual for any given fiscal year is not sufficient in all cases to appropriately incentivize and reward superior performance by participants in the plan.

For the reasons set forth above, the Amendment replaces the current per participant, per year award limit in the Plan with a new limit providing simply that the maximum amount that can be paid to any individual as a performance award under the 2014 Performance Plan in respect of any given fiscal year will be $10 million. If the shareholders do not approve the Amendment to the 2014 Performance Plan, the Company may not be able to take a tax deduction for some or all of the management incentive plan compensation which it pays to its covered officers for fiscal 2017 or subsequent years.

For awards made under the 2014 Performance Plan to qualify as performance based compensation under the Code, the Plan, and the performance criteria that can be used under the Plan, must be approved by shareholders every five years. Approval by the shareholders of the Amendment shall also constitute reapproval of the 2014 Performance Plan, and the performance criteria under the Plan, for purposes of the Code, and will reset this five-year time period.

Purpose of the 2014 Performance Plan

The purpose of the 2014 Performance Plan is to promote the interests of the Company and its shareholders by providing incentive for participating senior executive officers to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

The 2014 Performance Plan is designed to enable the Company to make awards that qualify as “performance based” compensation exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”). Under Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, a corporation whose stock is publicly traded generally is not entitled to an income tax deduction for remuneration paid to its chief executive officer or any of its three most highly compensated other executive

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officers, other than the chief financial officer, to the extent that payments for any year to any such covered employee exceed $1 million, unless the payments are made under plans providing for qualifying performance-based compensation. The Company believes that awards made under the 2014 Performance Plan qualify as performance-based compensation, although the Company has not requested or received, and does not expect to request or receive a ruling from the Internal Revenue Service to that effect.

Summary Description of the 2014 Performance Plan

The following is a summary description of the 2014 Performance Plan and is therefore not complete. A complete copy of the 2014 Performance Plan as it existed prior to the Amendment is attached to this Proxy Statement as Appendix F, and a complete copy of the Amendment being considered by the shareholders is attached to this Proxy Statement as Appendix E.

Administration

The 2014 Performance Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the sole authority to select participants under the 2014 Performance Plan, to set Performance Goals (as defined below) for participants and to make rules and regulations for the administration of the 2014 Performance Plan. The interpretations and decisions of the Committee with regard to the 2014 Performance Plan are final and conclusive, and the Committee has the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase the maximum amount payable to a participant), any payment payable as a result of the achievement of a Performance Goal.

Eligibility

Eligibility for participation in the 2014 Performance Plan is limited to executive officers of the Company who are selected in the sole discretion of the Committee no later than ninety (90) days after the beginning of the performance period. No person is automatically entitled to participate in the 2014 Performance Plan in any plan year. Awards under the 2014 Performance Plan will be made only to those executive officers whose remuneration for the year is expected to potentially be subject to the Section 162(m) deduction limitation. During fiscal year 2017, five executives will participate in the 2014 Performance Plan.

Performance Goals

The Committee designates one or more performance goals under the 2014 Performance Plan for each fiscal year (each a “Performance Goal”) for each participant. Each Performance Goal will be established in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the performance award as performance-based under Section 162(m) of the Code).

The Performance Goals for each participant shall be objectively determinable measures of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index; total shareholder return relative to any company or any customized list of companies established by the Committee at the same time as it sets the relevant Performance Goal and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on the basis of performance in a segment, division, sector or other business unit (including the performance of one or more designated products or brands), all as selected by the Committee in each individual case.

When the Compensation Committee sets the performance goals, the Committee may provide that such objective bases for determining performance will be modified in an objectively determinable and nondiscretionary manner to reflect specified types of events occurring during the fiscal year that the Compensation Committee deems relevant in light of the nature of the performance goals set or the assumptions made by the Compensation Committee regarding such goals.

Determination of Benefits

The Committee will designate the Performance Goals for each participant in the 2014 Performance Plan for every fiscal year and will also establish the maximum amount that may be payable to each participant if the

80	Proposal to Approve an Amendment to the 2014 Senior Management Annual Performance Plan (Proposal No. 5) (Continued) | Hasbro, Inc.

Performance Goals for such participant are achieved at specified levels. In no event will the amount paid to any one individual as a performance award under the 2014 Performance Plan in respect of any given fiscal year exceed the limit set forth in the Plan. Under the Amendment, that limit is $10 million.

Payment of Awards

All performance awards under the 2014 Performance Plan with respect to a fiscal year, if any, will be made in cash or in shares of the Company’s stock, which shares, if issued, would be issued under and pursuant to the terms of the Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan, or any successor thereto (including that any such shares will count against the shares authorized under the 2003 Stock Incentive Performance Plan), and would be made to the Participant by March 15 of the following fiscal year.

Estimate of Benefits

The amounts that will be paid pursuant to the 2014 Performance Plan are discretionary and are therefore not currently determinable. The table set forth below provides the maximum amount that could have been paid to each of the Named Executive Officers chosen to participate in the 2014 Performance Plan in 2016, as well as the actual bonuses those officers received under the 2014 Performance Plan, with respect to their services in 2016.

Name and Position	Actual Bonus Paid for 2016	Maximum Bonus Payable for 2016
Brian Goldner Chairman and Chief Executive Officer	$3,860,000	$3,900,000
John Frascotti President	$1,100,000	$2,316,924
Duncan Billing Executive Vice President and Chief Strategy Officer	$755,000	$1,637,730
Wiebe Tinga Executive Vice President and Chief Commercial Officer	$925,000	$1,778,361

If the shareholders do not approve the Amendment to the 2014 Performance Plan, the Company may not be able to take a tax deduction for some or all of the management incentive plan compensation which it pays to its covered officers for fiscal 2017 or subsequent years.

Amendment or Termination

The Committee may terminate or suspend the 2014 Performance Plan in whole or in part at any time, and may amend the 2014 Performance Plan from time to time in any respect, provided that no amendment for which shareholder approval is required either by the Code in order to assure the deductibility by the Company of payments payable under the 2014 Performance Plan, or by other applicable law, will be effective without such shareholder approval having been obtained. The 2014 Performance Plan will remain in full force and effect for future fiscal years of the Company unless amended or terminated by the Committee. However, under Section 162(m), the exemption for performance-based compensation would not be available for awards beyond 2022 unless the 2014 Performance Plan is reapproved by shareholders.

Clawback Provision

All incentive compensation awarded under the 2014 Performance Plan is subject to the Hasbro, Inc. Clawback Policy adopted by the Board of Directors as it may be amended from time to time. By accepting an award under the Plan, a participant agrees that all incentive compensation to which the participant is or becomes entitled to under the 2014 Performance Plan shall be subject to the terms of the Hasbro, Inc. Clawback Policy.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the 2014 Performance Plan is required for approval of the Amendment and reapproval of the Plan for purposes of the Code. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2014 PERFORMANCE PLAN.

Hasbro, Inc. | Proposal to Approve an Amendment to the 2014 Senior Management Annual Performance Plan (Proposal No. 5) (Continued)	81

COMPENSATION OF DIRECTORS

The following table sets forth information concerning compensation of the Company’s directors for fiscal 2016. Mr. Goldner, the Company’s current Chairman and Chief Executive Officer, served on the Board during fiscal 2016. However, Mr. Goldner did not receive any compensation for his Board service in fiscal 2016 beyond his compensation as Chief Executive Officer.

Name	Fees Earned or Paid in Cash(a)	Stock Awards (b)(c)	Option Awards (b)(c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Basil L. Anderson	$164,496	$145,000	$0	N/A	$115,990	$425,486
Alan R. Batkin	$3,386	$279,814	$0	$75,744	$218,713	$577,657
Kenneth A. Bronfin	$11,381	$299,064	$0	N/A	$62,012	$372,457
Michael R. Burns	$122,558	$145,000	$0	N/A	$5,000	$272,558
Hope Cochran	$62,660	$129,464	$0	N/A	$0	$192,124
Crispin Davis	$0	$305,098	$0	N/A	$4,475	$309,573
Lisa Gersh	$0	$274,314	$0	N/A	$67,428	$341,742
Alan G. Hassenfeld	$102,558	$145,000	$0	N/A	$45,100	$292,658
Tracy A. Leinbach	$142,558	$145,000	$0	N/A	$25,634	$313,192
Edward M. Philip	$137,558	$145,000	$0	N/A	$165,830	$448,388
Richard S. Stoddart	$0	$279,814	$0	N/A	$24,802	$304,616
Mary Beth West	$56,272	$129,464	$0	N/A	$0	$185,736
Linda K. Zecher	$0	$288,064	$0	N/A	$16,411	$304,475
(a)	Includes amounts which are deferred by directors into the interest account under the Deferred Compensation Plan for Non-Employee Directors, as well as interest earned by directors on existing balances in the interest account. Does not include the amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors, which amounts are reflected in the Stock Awards column.

(b)	Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 25, 2016, for a detailed discussion of the assumptions used in valuing stock and option awards.

In addition to reflecting the grant date fair value for stock awards made to the directors (this expense for the director stock award in 2016 was $145,000 per director and was pro-rated for directors joining the board after the 2016 Annual Meeting), the stock awards column also includes, to the extent applicable, the (i) amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors and (ii) a 10% matching contribution which the Company makes to a director’s account under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Plan”) on all amounts deferred by such director into the Company’s stock unit account under the Deferred Plan.

No options were granted to any of the non-employee directors in 2016.

(c)	The non-employee directors who were serving on the Board at that time held the following outstanding stock and option awards as of December 25, 2016.

Name	Outstanding Option Awards	Outstanding Stock Awards
Basil L. Anderson	0	33,487
Alan R. Batkin	0	33,487
Kenneth A. Bronfin	0	25,943
Michael Burns	0	1,017
Hope Cochran	0	0
Crispin Davis	0	2,277
Lisa Gersh	0	18,213
Alan G. Hassenfeld	0	23,060
Tracy A. Leinbach	0	10,369
Edward M. Philip	0	33,487
Richard S. Stoddart	0	6,137
Mary Beth West	0	0
Linda K. Zecher	0	5,297

82	Compensation of Directors | Hasbro, Inc.

The outstanding stock awards consist of the non-employee director stock grants made in May of 2006 (4,769 shares), May of 2007 (2,775 shares), May of 2008 (3,033 shares), May of 2009 (4,619 shares), May of 2010 (2,994 shares), May of 2011 (2,726 shares), May of 2012 (3,660 shares), May of 2013 (2,774 shares), May of 2014 (2,417 shares) , May of 2015 (2,004 shares) and May of 2016 (1,716 shares) to the extent that the director elected to defer the receipt of any such shares until his or her retirement from the Board. To the extent a director did not defer the stock award, it is not included in the table. Each director was given the option, prior to the beginning of the year of grant, to receive the shares subject to the upcoming annual grant either at the time of grant, or to defer receipt of the shares until he or she retires from the Board.

(d)	The increase in pension value for Mr. Batkin is due to one less year of discounting from the expected payable date (age 72), and a decrease in the discount rate used for computing benefits from 3.83% to 3.61%. The actual pension benefits to be provided to Mr. Batkin were not increased in 2016. As is discussed in more detail in the following pages, in 2003 the Company eliminated its director pension plan on a going-forward basis, such that directors joining the board after that time would not be eligible to participate in the pension plan. However, directors serving on the Board at the time that the pension plan was eliminated were given the ability to (i) either continue to accrue benefits under the director pension plan or instead to elect, effective as of specified dates ranging from May 1, 2003 through May 1, 2006, to start receiving stock options under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Option Plan”) and (ii) to the extent that a director opted into participation in the 2003 Director Option Plan, to have their accumulated benefits under the pension plan converted into stock units under the Deferred Compensation Plan for Non-employee directors (the “Deferred Plan”). All of the Company’s other current directors who were directors at the time of this transition opted into the 2003 Director Option Plan in 2003 and elected to convert their balance in the director pension plan into deferred stock units under the Deferred Plan. As such, other than Mr. Batkin, no current directors will receive any pension benefits and none of these directors accrued any such benefits during 2016.

This column does not include interest earned on balances held in directors’ interest accounts under the Deferred Plan. Such interest accrues based on the five-year treasury bill rate.

(e)	Comprises (i) deemed dividends which are paid on outstanding balances in stock unit accounts under the Deferred Plan and (ii) deemed dividends paid on annual stock awards which have been deferred. Balances deferred by directors into the stock unit account track the performance of the Company’s common stock. Also includes the Company’s matching charitable contribution of up to $5,000 per director per fiscal year. An aggregate of $30,000 was paid by the Company in fiscal 2016 in director matching contributions.

Current Director Compensation Arrangements

All members of the Board who are not otherwise employed by the Company (“non-employee directors”) received a base retainer of $95,000 per year for their Board service in fiscal 2016. The Chair of the Audit Committee received an additional retainer of $40,000 for her service as Chair of this committee in fiscal 2016. The Chairs of the Compensation Committee and the Finance Committee received an additional retainer of $35,000 and $30,000, respectively, for service as Chair of their respective committee in fiscal 2016. The Chair of the Nominating, Governance and Social Responsibility Committee received an additional retainer of $20,000 for his service as Chair of such committee in fiscal 2016. The Company’s Lead Independent Director receives an additional retainer of $35,000 per year for serving in that role. Non-employee directors also received an annual committee membership retainer if they are not chair of the applicable committee of $20,000 for serving on the Audit Committee, $15,000 for serving on the Compensation Committee, and $7,500 for serving on either of the Finance Committee and/or the Nominating, Governance and Social Responsibility Committee. No meeting fees were paid for attendance at meetings of the full Board or committees.

Beginning in 2006, the Company shifted to stock awards, instead of stock options, to provide equity compensation to its non-employee directors. As part of the implementation of this policy, the Company terminated the 2003 Stock Option Plan for Non-Employee Directors (which is described below) effective as of December 31, 2005. Under its new program, the Company anticipates issuing to each non-employee director, in May of every year, that number of shares of Common Stock which have a set fair market value (based on the fair market value of the Common Stock on the date of grant). In fiscal 2016, the director stock grants had grant date fair market values of $145,000. These shares are immediately vested, but the Board has adopted stock ownership guidelines which mandate that Board members may not sell any shares of the Company’s Common Stock which they hold, including shares which are obtained as part of this yearly stock grant, until they own shares of Common Stock with an aggregate market value equal to at least $475,000 (which is equivalent to five times the annual Board retainer). Board members are permitted to sell shares of Common Stock they hold with a value in excess of $475,000, as long as they continue to hold at least $475,000 worth of Common Stock.

Pursuant to the Deferred Compensation Plan for non-employee directors (the “Deferred Plan”), which is unfunded, non-employee directors may defer some or all of the annual Board retainer and meeting fees into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each

Hasbro, Inc. | Compensation of Directors (Continued)	83

non-employee director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee directors may also defer any portion of their retainer and/or meeting fees into an interest account under the Deferred Plan, which bears interest at the five-year treasury rate.

The Company makes a deemed matching contribution to a director’s stock unit account under the Deferred Plan equal to 10% of the amount deferred by the director into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided that the participant remains a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

The Company also offers a matching gift program for its Board members pursuant to which the Company will match charitable contributions, up to a maximum yearly Company match of $5,000, made by Board members to qualifying non-profit organizations and academic institutions.

Chairmanship Agreement with Alan G. Hassenfeld

Effective on August 30, 2005 the Company entered into a Chairmanship Agreement, which agreement was subsequently amended effective May 22, 2008, October 2009 and November 2013 (as amended, the “Chairmanship Agreement”) with Alan G. Hassenfeld.

Pursuant to the Chairmanship Agreement, Mr. Hassenfeld serves as a non-employee member of the Board and as Chairman of the Executive Committee of the Board for one-year periods unless he or the Board provide notice of the intent not to renew by December 31st of the year prior to the end of the then current term. Mr. Hassenfeld’s continued service as the non-employee Chairman of the Executive Committee is contingent upon his annual reelection to the Board by the Company’s shareholders.

Mr. Hassenfeld is eligible to receive Board fees, equity grants and such other benefits as may be provided from time to time to the other non-employee members of the Company’s Board.

The Company makes available to Mr. Hassenfeld the support services for one administrative assistant (the “Hasbro Employee”). Mr. Hassenfeld reimburses the Company quarterly in advance for the Company’s pro-rata cost of the Hasbro Employee’s annual base salary, target bonus and fringe benefits (including 401(k), payroll taxes, FICA, social security, insurance costs for health, dental, vision benefits, and cost to administer these benefits) for such Hasbro Employee.

In the event that Mr. Hassenfeld’s service as a non-employee Chairman of the Executive Committee of the Board ends due to his resignation, death, disability, or failure to be re-elected to the Board by the Company’s shareholders, or in the event that the Company terminates Mr. Hassenfeld’s service for Cause (as defined in the Chairmanship Agreement), Mr. Hassenfeld’s compensation as a non-employee director would cease immediately. The Chairmanship Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro’s confidential information.

Former Director Compensation Arrangements In Which Certain Directors Participate or Under Which Directors Previously Received Awards

Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each non-employee director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board was entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

84	Compensation of Directors (Continued) | Hasbro, Inc.

Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the Company’s former 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) were not eligible to participate in the Retirement Plan, and automatically participated in the 2003 Director Plan prior to its termination on December 31, 2005. The benefits of the 2003 Director Plan replaced the benefits of both the Retirement Plan and the Company’s previous 1994 Stock Option Plan for Non-Employee Directors (the “1994 Director Plan”). Non-employee directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continued to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and did not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

The Company’s 2003 Director Plan, which was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders (the “2003 Meeting”), replaced the benefits of the Retirement Plan and the 1994 Director Plan. The 2003 Director Plan was cancelled effective December 31, 2005 and no further grants are being made under the 2003 Director Plan, provided, however, that options previously granted under the 2003 Director Plan continue in effect in accordance with their terms.

Hasbro, Inc. | Compensation of Directors (Continued)	85

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 25, 2016, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance shares or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by shareholders(1)	5,473,964(2)	$53.21	3,805,132(4)
Equity compensation plans not approved by shareholders	0	—	0
Total	5,473,964(2)	$53.21	3,805,132(4)
(1)	The only shareholder approved plan which was in effect as of December 25, 2016 was the Company’s Restated 2003 Stock Incentive Performance Plan, as amended (the “2003 Plan”).

The 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) was terminated effective as of December 31, 2005. Although no further awards may be made under the 2003 Director Plan, awards outstanding at the time of plan termination continue in effect in accordance with the terms of the award.

Included in shares which may be issued pursuant to outstanding awards is the target number of shares subject to outstanding contingent stock performance awards under the 2003 Plan. The actual number of shares, if any, which will be issued pursuant to these awards may be higher or lower than this target number based upon the Company’s achievement of the applicable performance goals over the performance periods specified in these awards. Also included in shares to be issued pursuant to outstanding awards are shares granted to outside directors in May of 2006 through 2016 (as part of the yearly equity grant to outside directors) to the extent that such directors deferred receipt of those shares until they retire from the Board.

(2)	Includes 2,767,830 shares subject to outstanding option awards, 1,074,288 shares subject to outstanding contingent stock performance awards (reflecting such awards at their target numbers), 1,013,000 shares subject to outstanding restricted stock unit awards and 191,757 shares subject to deferred stock awards.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock awards, which do not have an exercise price.

(4)	All such shares are eligible for issuance as contingent stock performance awards, restricted stock or deferred restricted stock, or other stock awards under the 2003 Plan.

86	Equity Compensation Plans | Hasbro, Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 8, 2017 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. There were 124,996,278 shares of Common Stock outstanding on March 8, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (“Vanguard”) (1)	11,563,860	9.3%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Alan G. Hassenfeld (2)	10,687,015	8.6%
Hassenfeld Family Initiatives LLC 101 Dyer Street, Suite 401 Providence, Rhode Island 02903
BlackRock, Inc. (“BlackRock”) (3)	9,303,276	7.4%
55 East 52nd Street New York, New York 10055
(1)	Includes 179,978 shares over which Vanguard has sole power to vote or to direct the vote, and 11,365,931 shares over which Vanguard has sole power to dispose or direct the disposition. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s Common Stock as of December 31, 2016.

(2)	Includes 4,107,831 shares held as one of the trustees of trusts for the benefit of family members and/or Mr. Hassenfeld, 5,643,064 shares held as sole trustee of trusts for Mr. Hassenfeld’s benefit and 23,060 shares the receipt of which is deferred until Mr. Hassenfeld retires from the Board. Also includes 908,441 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and one of the directors. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein. This information is based upon information furnished by the shareholder or contained in filings made with the Securities and Exchange Commission.

(3)	BlackRock has sole power to vote or to direct the vote of 7,587,290 shares and sole power to dispose or direct the disposition of all 9,303,276 shares. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s Common Stock as of December 31, 2016.

Hasbro, Inc. | Voting Securities and Principal Holders Thereof	87

Security Ownership of Management

The following table sets forth information, as of March 8, 2017, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each Named Executive Officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Name of Director, Nominee or Executive Officer(1)	Amount and Nature of Beneficial Ownership(#)	Percent of Class (%)
Basil L. Anderson(2)	60,078	*
Alan R. Batkin(3)	111,687	*
Duncan J. Billing(4)	59,218	*
Kenneth A. Bronfin(5)	30,289	*
Michael R. Burns(6)	4,737	*
Hope Cochran	1,594	*
Crispin H. Davis (7)	3,750	*
John A. Frascotti(8)	211,637	*
Lisa Gersh(9)	37,951	*
Brian D. Goldner(10)	2,087,766	1.7
Alan G. Hassenfeld(11)	10,687,015	8.6
Tracy A. Leinbach(12)	25,886	*
Edward M. Philip(13)	81,964	*
Richard S. Stoddart(14)	11,458	*
Deborah M. Thomas(15)	98,848	*
Wiebe Tinga(16)	131,989	*
Mary Beth West	1,594	*
Linda K. Zecher(17)	9,805	*
All Directors and Executive Officers as a Group (includes 22 persons)(18)	13,955,914	11.0
*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 124,996,278 shares of Common Stock outstanding on March 8, 2017.

(2)	Includes 33,487 shares the receipt of which is deferred until Mr. Anderson retires from the Board, as well as 25,591 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 33,487 shares the receipt of which is deferred until Mr. Batkin retires from the Board and 76,513 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Includes currently exercisable options and options exercisable within sixty days of March 8, 2017 to purchase an aggregate of 18,540 shares.

(5)	Comprised of 25,943 shares the receipt of which is deferred until Mr. Bronfin retires from the Board as well as 4,346 shares deemed to be held in Mr. Bronfin’s stock unit account under the Deferred Plan.

(6)	Includes 1,017 shares the receipt of which is deferred until Mr. Burns retires from the Board.

(7)	Comprised of 2,277 shares the receipt of which is deferred until Mr. Davis retires from the Board as well as 1,473 shares deemed to be held in Mr. Davis’ stock unit account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 8, 2017 to purchase an aggregate of 139,436 shares and 19,200 shares held jointly with his wife.

(9)	Includes 18,213 shares the receipt of which is deferred until Ms. Gersh retires from the Board and 17,321 shares deemed to be held in Ms. Gersh’s stock unit account under the Deferred Plan.

(10)	Includes currently exercisable options and options exercisable within sixty days of March 8, 2017 to purchase an aggregate of 1,425,993 shares, 57,787 restricted stock units, which are payable in shares to Mr. Goldner upon Mr. Goldner’s retirement from the Company and 416,882 shares held by the Brian D. Goldner Trust. Does not include 28,929 shares held by the Barbara S. Goldner Trust (Mr. Goldner’s wife’s trust), of which shares Mr. Goldner disclaims beneficial ownership.

(11)	See note (2) to the immediately preceding table.

88	Voting Securities and Principal Holders Thereof (Continued) | Hasbro, Inc.

(12)	Includes 10,369 shares the receipt of which is deferred until Ms. Leinbach retires from the Board.

(13)	Comprised of 33,487 shares the receipt of which is deferred until Mr. Philip retires from the Board and 48,477 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(14)	Comprised of 6,137 shares the receipt of which is deferred until Mr. Stoddart retires from the Board and 5,321 shares deemed to be held in Mr. Stoddart’s stock unit account under the Deferred Plan.

(15)	Includes currently exercisable options and options exercisable within sixty days of March 8, 2017 to purchase 21,035 shares.

(16)	Includes currently exercisable options and options exercisable within sixty days of March 8, 2017 to purchase 72,540 shares.

(17)	Comprised of 5,297 shares the receipt of which is deferred until Ms. Zecher retires from the Board and 4,508 shares deemed to be held in Ms. Zecher’s stock unit account under the Deferred Plan.

(18)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 13,028,273 shares and have shared voting and/or dispositive power with respect to 927,641 shares. Includes 1,855,479 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 8, 2017; 192,774 shares deemed to be held in director stock unit accounts under the Deferred Plan; 155,069 shares the receipt of which has been deferred by directors until they retire from the Board and 57,787 vested restricted stock units held under the Restated 2003 Stock Incentive Performance Plan.

Hasbro, Inc. | Voting Securities and Principal Holders Thereof (Continued)	89

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the United States Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 25, 2016, except as set forth below all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with in a timely manner during fiscal 2016.

In April 2016 restricted stock units granted to each of Duncan Billing, Barbara Finigan, John Frascotti, Deb Thomas and Wiebe Tinga vested. Those units had a three-year cliff vesting provision. The receipt of the restricted stock unit awards had been reported previously in April 2013 by each of these persons as an acquisition of stock from the Company. In connection with the vesting of the awards, each of these persons paid their tax withholding to the Company through the withholding of shares due from the awards. As an oversight, the reports of this share withholding were not made in April 2016. The Section 16 reports of the disposition of shares to the Company for share withholding for each of these Section 16 officers were made in February 2017.

90	Section 16(A) Beneficial Ownership Reporting Compliance | Hasbro, Inc.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR (Proposal No. 6)

The Audit Committee has selected KPMG LLP (“KPMG”), independent registered public accounting firm, to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 31, 2017 (“Fiscal 2017”), and the Company’s Board has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2017 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and makes the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of the independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate. The Report of the Audit Committee following this proposal contains a discussion of the factors considered by the Audit Committee in selecting the independent registered public accounting firm.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

Hasbro, Inc. | Proposal to Ratify the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2017 Fiscal Year (Proposal No. 6)	91

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Audit Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the Company’s Standards for Director Independence and the requirements of The NASDAQ Stock Market’s corporate governance listing standards.

All six of the Audit Committee members possess significant financial, business and accounting expertise. Ms. Leinbach, Chair of the Committee, served as Executive Vice President and Chief Financial Officer of Ryder System, Inc. a public company, from 2003 to 2006. Prior thereto her twenty-one year career with Ryder included multiple senior operating and financial roles, including service as controller and chief financial officer of several of Ryder’s subsidiaries. Mr. Batkin has more than forty years of experience and financial expertise spanning his work in public accounting, investment banking and international strategic consulting. Mr. Burns has served as Vice Chairman of Lions Gate Entertainment Corp. since 2000. From 1991 to 2000 Mr. Burns was the Managing Director and Head of the Los Angeles investment banking office of Prudential Securities Inc. In 2017 Ms. Cochran joined the Madrona Venture Group as a partner. Prior to that Ms. Cochran served in senior finance positions with several companies, serving most recently as Chief Financial Officer of King Digital Entertainment plc from 2013 to 2016, and as Chief Financial Officer of Clearwire, Inc. prior to that. Mr. Stoddart has spent thirty years helping to build his client’s businesses and most recently has served as President of Leo Burnett North America from 2005 to 2013, as Chief Executive Officer of Leo Burnett North America from 2013 to 2016, and in February 2016 Mr. Stoddart was promoted to Chief Executive Officer of Leo Burnett Worldwide. Ms. Zecher has over thirty-five years of business and operating experience across a number of companies and industries, culminating most recently in her role as President and Chief Executive Officer of Houghton Mifflin Harcourt Company from 2011 to 2016.

The Audit Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under “Corporate — Investor Relations — Corporate Governance — Committee Charters”. Under the charter, the Audit Committee’s primary purpose is to:

•	Appoint the independent registered public accounting firm (hereafter referred to as the independent auditors) and oversee the independent auditors’ work; and

•	Assist the Board in its oversight of the:

•	Integrity of the Company’s consolidated financial statements and financial reporting;

•	Company’s compliance with legal and regulatory requirements;

•	Company’s system of internal controls;

•	Company’s significant financial and other risks and exposures;

•	Independent auditors’ qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditors.

In carrying out these responsibilities the Audit Committee reviews all earnings releases and quarterly and annual financial reports prepared by management, and discusses such releases and reports with management, prior to their issuance and filing with the United States Securities and Exchange Commission (SEC). The Audit Committee supervises the relationship between the Company and the independent auditors and has direct responsibility for the appointment and compensation of the independent auditors, as well as for reviewing and approving the scope of the audit and all audit and permitted non-audit services.

The Committee met eleven times during 2016. Many of the Committee’s meetings include executive sessions in which the Committee meets separately with the independent auditors, the Company’s Head of Internal Audit and with other members of the Company’s management.

As part of its oversight function, the Audit Committee discusses with the Company’s internal auditor and independent auditors, with and without management present, the overall scope and plans for their respective audits, and the Committee approves such audit plans. The Audit Committee reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls, including the Company’s code of conduct. The Audit Committee maintains procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, as well as a policy regarding the hiring of former employees of the independent auditor.

92	Report of the Audit Committee of the Board of Directors | Hasbro, Inc.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors, internal legal and compliance personnel and the independent auditors the Company’s significant financial and other risks and exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks.

The Audit Committee meets with the Company’s head of internal audit, and with the independent auditors, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the SEC. The Audit Committee also discusses with management, on a quarterly basis, management’s evaluation of the Company’s internal controls over financial reporting and disclosure controls.

The Audit Committee is responsible for selecting the Company’s independent auditors. In making this selection the Audit Committee reviews the recent and historical performance of the independent auditors and their expertise and capability in handling the types and breadth of issues facing the Company and the geographic reach of the Company’s business, discusses with management their view on the performance of the auditor, reviews and discusses the results of the most recent Public Company Accounting Oversight Board (United States) (PCAOB) and peer reviews of the independent auditor, as well as any significant regulatory or legal proceedings involving the independent auditor, considers the tenure of the independent auditors, including the benefits from knowledge gained by the auditors of the Company’s business over time, and reviews the reasonableness of the independent auditors’ fees. The Audit Committee is directly responsible for approving the fees of the independent auditors and in doing so they review fee benchmarking information regarding audit and non-audit fees paid by multinational companies which are comparable in terms of size, complexity, and type of financial and accounting issues to the Company. When the audit engagement partner is due to rotate off of the Company’s audit team following five years of service, the Audit Committee meets with the potential candidates within the independent auditors to replace the audit engagement partner and the Committee is involved in reviewing and considering the selection of the audit engagement partner to ensure the Company receives the highest quality replacement.

While the Audit Committee selects the independent auditors and oversees their work, the independent auditors are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the fiscal year ended December 25, 2016 and the Company’s report on the effectiveness of internal controls over financial reporting as of December 25, 2016, as well as the independent auditors’ audit of those financial statements and the Company’s internal controls over financial reporting. The Audit Committee has also reviewed and discussed with the independent auditors the matters required to be discussed by the PCAOB and the SEC. In addition, the Audit Committee discussed with the independent auditors the audit and permitted non-audit services they provide to the Company and any other matters that might impact their independence from management, the Audit Committee has determined that the approved non-audit services being provided by the independent auditor do not impact the auditor’s independence, and the Audit Committee has received from the independent auditors the written disclosures and letters required by the applicable requirements of the PCAOB.

Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph and the other oversight actions discussed above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited consolidated financial statements for the fiscal year ended December 25, 2016 in the Company’s Annual Report on Form 10-K for filing with the SEC. The Audit Committee has also selected, and the Board has approved the selection of, KPMG LLP as the independent auditor for Fiscal 2017.

Report issued by the members of the Audit Committee as of the 2016 fiscal year end.

Tracy Leinbach (Chair)

Alan Batkin

Michael Burns

Hope Cochran

Richard Stoddart

Linda Zecher

Hasbro, Inc. | Report of the Audit Committee of the Board of Directors (Continued)	93

ADDITIONAL INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the integrated audits of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal 2016 and 2015, as well as fees for other services rendered by KPMG to the Company during fiscal 2016 and 2015.

	2016	2015
Audit Fees(1)	$5,332,000	$5,204,000
Audit-Related Fees(2)	$1,048,000	$347,000
Tax Fees(3)	$828,000	$617,000
All Other Fees	—	$—

Total Fees	$7,208,000	$6,168,000
(1)	Audit Fees consist of services related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting. Audit fees also include consultations on accounting and reporting matters, as well as services generally only the independent auditor can reasonably be expected to provide, such as statutory audits and services in connection with filings with the United States Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans, accounting and reporting consultations and due diligence procedures, and agreed upon procedures reports.

(3)	Tax Fees consist primarily of fees for tax compliance services, such as assistance with the preparation of tax returns and in connection with tax examinations, as well as fees for other tax consultations rendered to the Company.

The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Consistent with the rules and regulations of the United States Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation for and overseeing the services of the independent registered public accounting firm (hereafter referred to as the independent auditors). In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditors.

Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Audit Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditors for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditors for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

94	Additional Information Regarding Independent Registered Public Accounting Firm | Hasbro, Inc.

OTHER BUSINESS

Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials for the year ended December 25, 2016 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of the Notice of Internet Availability of the Proxy Materials, the Proxy Statement or our Annual Report on Form 10-K for the year ended December 25, 2016, he or she may contact Debbie Hancock, Vice President of Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02861, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations Department using the above contact information if he or she would like to receive separate Notices of the Internet Availability of Proxy Materials or proxy statements and annual reports in the future. If you are receiving multiple copies of our Notice of Internet Availability of the Proxy Materials, annual report or proxy statement, you may request householding in the future by contacting the Investor Relations Department using the above contact information.

COST AND MANNER OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902 to aid in the solicitation of proxies at an estimated cost of $12,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., LLC in person or by telephone.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating a proxy and returning it in as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barbara Finigan

Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: April 4, 2017

Pawtucket, Rhode Island

Hasbro, Inc. | Other Business Important Notice Regarding Delivery of Shareholder Documents Cost and Manner of Solicitation	95

Appendix A

HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

FEBRUARY 2017

The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to applicable legal requirements and the rules of The NASDAQ Stock Market. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the following relationships, whether by blood, marriage or adoption: the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, or anyone else residing in such person’s home.

•	The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•	No director who is an employee (or whose immediate family member is an executive officer) of the Company can be independent until at least three years after such employment or executive officer relationship has ended.

•	No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•	No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her (i) service as a member of the Board or one of its committees, (ii) benefits under a tax-qualified retirement plan or (iii) non-discretionary compensation. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family, with the exclusion of compensation received by an immediate family member as a non-executive officer employee of the Company, which will be considered in making an independence determination, but which does not preclude a determination of independence.

•	No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•	No director who is an executive officer, partner, controlling shareholder or an employee (or whose immediate family member is an executive officer, partner or controlling shareholder) of an entity (including a charitable entity) that makes payments to or receives payments from the Company in amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•	No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended.

Additional Relationships to Consider in Determining Director Independence

The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence. If a director satisfies all of the criteria set forth below it would suggest that the director, absent other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

Business and Professional Relationships of Directors and Their Family Members

•	The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

A-1

•	No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•	The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•	No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•	The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•	Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•	No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

A-2

Appendix B

WillisTowers Watson 2015 Compensation Databank

A.O. Smith

AbbVie

Accenture

ACH

Adecco

ADT Technologies

Agilent Technologies

Agrium

Aimia

Air Products and Chemicals

Alcoa

Alexander & Baldwin

Alexion Pharmaceuticals

Altria Group

Amadeus North America

American Express Global Business Travel

American Sugar Refining

Americas Styrenics

AmerisourceBergen

AMETEK

Amgen

AMSTED Industries

Amway

Andersons

Ansell

Arby’s Restaurant Group

Archer Daniels midland

Arkema

ARM

Armstrong World Industries

Arrow Electronics

Asbury Automotive Group

Ashland

AstraZeneca

AT&T

Automatic Data Processing

Avnet

Axiall Corporation

BAE Systems

Baker Hughes

Ball

Barrick Gold of North America

Beam Suntory

Bechtel Nuclear, Security & Environmental

Beckman Coulter

Becton Dickinson

Bemis

Berry Plastics

Best Buy

Big Lots

Biogen, Inc.

Blount International

BMC Software

Bob Evans Farms

Bombardier Transportation

BorgWarner

Boston Scientific

Brembo

Bristol-Myers Squibb

Broadridge Financial Solutions

Brown-Forman

Brunswick

Bunge

Burlington Northern Santa Fe

Bush Brothers & Company

CA Technologies

Cablevision Systems

Cabot

Calgon Carbon

Capsugel

Cardinal Health

Cargill

Carlson

Carnival

Casey’s General Stores

Catalent Pharma Solutions

Catalyst Paper Corporation

CDI

CDK Global

CDW

Celenese

Celestica

CenturyLink

Cepheid

CEVA Logistics

CGI Technologies and Solutions

CH2M HILL

Charter Communications

Chemours Company

Chemtura

Children’s Place

Chicago Bridge & Iron (CB&I)

CHS

Cimpress

Cintas

Clearwater Paper Corporation

Coca-Cola

Coca-Cola Enterprises

Colgate-Palmolive

Columbia Sportswear

Comcast

CommScope

Communications Systems

Compass

ConAgra Foods

Continental Automotive Systems

Convergys

Cooper Standard Automotive

Corning

Cott Corporation

Covestro

Cox Enterprises

Crown Castle

CSC

CSX

Cubic

Cumberland Gulf Group

Curtiss-Wright

Cushman & Wakefield

CVR Energy

D&B

Danaher

Darden Restaurants

Dean Foods

Dell

Delta Air Lines

Deluxe

Dematic Group

Dentsply Sirona

DHL Supply Chain

Diageo North America

Diebold

DJO Global, Inc.

Domtar

Donaldson

Dot Foods

Dow Chemical

DuPont

E.W. Scripps

Eastman Chemical

Eastman Kodak

eBay

Ecolab

Edwards Lifesciences

Eisai

Elementis

Eli Lilly

EnCana Services Company

Endo

Enpro Industries

Epson America

Equifax

Ericcsson

ESCO

Estee Lauder

Esterline Technologies

Experian Americas

Express Scripts

Federal-Mogul

Ferrovial

FIS

Flowers Foods

Flowserve

Fluor

FOCUS Brands

Ford

Forsythe Technology

Frontier Communication

Fujitsu

G&K Services

GAF Materials

Gap

Garmin

Gates

General Atomics

General Cable

General Dynamics

General Mills

General Motors

Gilead Sciences

Glatfelter

GlaxoSmithKline

GLOBAL FOUNDERS

Goodyear Tire & Rubber

Graco

Greene, Tweed and Co.

H.B. Fuller

Hallmark Cards

Halozyme Therapeutics

Hanesbrands

Haribo

Harley-Davidson

Harman International Industries

Harsco

Hasbro

HAVI Group

HD Supply

Hearthside Food Solutions

Henry Schein

HERC

Herman Miller

Hershey

Hertz

Hexcel

Hexion

Hilton Worldwide

Hitachi Data Systems

HNI

HNTB

Hoffmann-La Roche

Hormel Foods

Host Hotels & Resorts

Houghton Mifflin Harcourt Publishing

HP Inc.

Hunt Consolidated

Husky Injection Molding Systems

IBM

IDEX Corporation

IDEXX Laboratories

iHeartMedia

IMS Health

INEOS Olefins & Polymers USA

Ingenico

Ingevity

Ingredion

Intel

Intelsat

International Flavors & Fragrances

International Game Technology

International Paper

Irvine

Itron

J. Crew

Jabil Circuit

Jack in the Box

Jacobs Engineering

JetBlue Airways

Johns-Manville

Johnson & Johnson

K. Hovnanian Companies

B-1

KB Home

KBR

Kellogg

Kelly Services

Kennametal

Kerry Group

Keurig Green Mountain

Keysight Technologies

Keystone Foods

Kimberly-Clark

Kinross Gold

Koch Industries

Kodak Alaris

Kohler

L-3 Communications

Lafarge North America

Land O’Lakes

Lear

Ledcor Group of Companies

Leggett and Platt

Lehigh Hanson

Leidos

Lend Lease

Lenovo

Leprino Foods

Level 3 Communications

Lexmark

LG Electronics

Liberty Global

Lifetouch

Lincoln Electric

Lockheed Martin

Lonza

L’Oreal

Lubrizol

Lutron Electronics

LyondellBaselll

Magellan Midstream Partners

Makino

Marriott International

Mars Incorporated

Martin Marietta Materials

Mary Kay

Masco

Masterion Corporation

Mattel

Matthews International

McCain Foods USA

McKesson

McLane Company

Medtronic

Merck & Co.

Meredith

Meritor

Merrill

Metrie

Mettler-Toledo

Micron Technology

Microsoft

MillerCoors

Molex

Molson Coors Brewing

Monsanto

Mosaic

Motorsport Aftermarket Group

MTS Systems

Multi-Color

Mylan

Navigant Consulting

Navistar International

NBTY

NCR

Neoris

New York Times

Newell Rubbermaid

Newmont Mining

Nike

Nissan North America

Norfolk Southern

Nortek

Northrop Grumman

Novartis

Novelis

Nu Skin Enterprises

Nuance Communications

Occidental Petroleum

Orbital ATK

Oshkosh

Osram Sylvania

Outerwall

Owens Corning

Oxford Instruments America

Panasonic of North America

PAREXEL

Parker Hannifin

Parmalat

Parsons Corporation

PayPal

PepsiCo

Pfizer

Philip Morris

Pitney Bowes

Polaris Industries

PolyOne

Potash

Praxair

Pulte Group

Puratos

Purdue Pharma

Quaker Chemical

Qualcomm

Quest Diagnostics

Quintiles

R.R. Donnelley

Rackspace

Ralph Lauren

Rayonier Advanced Materials

Regency Centers

Regeneron Pharmaceuticals

Revlon

Reynolds Packaging

Ricoh Americas

Rio Tinto

Ritchie Brother Auctioneers

Rockwell Automation

Rockwell Collins

Rolls-Royce North America

Royal Caribbean Cruises

Ryder System

S.C. Johnson & Son

Sabre

Sage Software

SAIC

Saint-Gobain

Samsung

Sanofi

SAS Institute

Sasol USA

Scholastic

Schreiber Foods

Schwan Food Company

Scotts Miracle-Gro

Scripps Networks Interactive

Sealed Air

Sensient Technologies

ServiceMaster Company

SGS-Societe Generale de Surveillance

Sherwin-Williams

Siemens

Smith & Nephew

Snap-On

Snyder’s Lance

Sodexo

Sonic Corp

Sonoco Products

Sony

Sony Electronics

Southwest Airlines

Spirit AeroSystems

Spirit Airlines

SPX Corporation

SPX Flow

St. Jude Medical

Stanley Black & Decker

Stantec

Starbucks

Steelcase

Stolt-Nielsen

Stryker

Sucampo Pharmaceuticals

SunCoke Energy

SunOpta

SuperValu Stores

SWM International (Schweizer-Mauduit)

Sysco Corporation

Takeda Pharmaceuticals

Talisman Energy USA

Target

Taubman Centers

TE Connectivity

TeleTech

Tempur Sealy

Teradata

Terex

Textron

Thermo Fisher Scientific

ThyssenKrupp

Tiffany & Co.

Time Warner

Time Warner Cable

Timken

TimkenSteel

T-Mobile USA

Tobii Dynavox

Toro

Total System Service (TSYS)

TransUnion

Travel Leaders Group

Travelport

Tribune Media

TripAdvisor

TRW Automotive

Tupperware Brands

Tyson Foods

Underwriters Laboratories

Unilever United States

Unisys

United States Cellular

United States Steel

United Technologies Corporation (UTC)

UPS

USG Corporation

Valero Energy

Vantiv

Vectrus

Ventura Foods

Verizon

Vertex Pharmaceuticals

Viacom

Viad

Vista Outdoor

Visteon

Vizient

Vulcan Materials

VWR International

W.R. Grace

Walmart

Walt Disney

Waste Management

Watts Water Technologies

Welltower

Wendy’s Group

West Pharmaceutical Services

Westinghouse Electric

WestRock

Weyerhaeuser

Whirlpool

Wilsonart

Wood Mackenzie

Worthington Industries

Xilinx

Xylem

YP

Zebra Technologies

Zimmer Biomet

B-2

Appendix C

FIRST AMENDMENT TO HASBRO, INC.

RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

The Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan (the “Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this First Amendment to the Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan (the “First Amendment”) by the shareholders of Hasbro, Inc.

Notwithstanding the foregoing, the First Amendment shall only become effective if it is approved by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders, or any adjournment thereof.

1.	The third sentence of Section 3 of the Plan is deleted and replaced in its entirety with the following:

“The Plan shall remain in effect until December 31, 2021 unless sooner terminated by the Board, subject to Section 10 hereof.”

2.	The first two sentences of Section 5(a) of the Plan are deleted and replaced in their entirety with the following:

“A maximum of 35,600,000 shares of Stock may be delivered pursuant to Awards under the Plan (which represents an increase of 3,000,000 shares of Stock from the aggregate level previously authorized by the shareholders of the Company at the 2013 Annual Meeting of Shareholders). Of those authorized shares of Stock, no more than 13,200,000 shares of Stock (which represents an increase of 3,000,000 shares of Stock from the aggregate level previously authorized by the shareholders of the Company at the 2013 Annual Meeting of Shareholders) may be delivered pursuant to Awards other than Stock Options or SARs.”

3.	The first sentence of Section 7(a)(3) of the Plan is deleted and replaced in its entirety with the following:

“The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except as otherwise permitted under Section 10 of the Plan, (i) Stock Options and SARs shall vest in one or more installments over a total vesting period of not less than three years, such that a Stock Option or SAR award will not become vested for the full number of shares subject to the Award over a period of less than three years from the date of grant of the Award, and the first scheduled vesting date for any Stock Options or SARs shall not be less than one year from the date of grant of such Award, (ii) Restricted Stock and Deferred Stock shall vest in one or more installments over a total vesting period of not less than three years, such that Restricted Stock or Deferred Stock awards will not become vested for the full number of shares subject to the Award over a period of less than three years from the date of grant of the Award, and the first scheduled vesting date for any Restricted Stock or Deferred Stock shall not be less than one year from the date of grant of such Award, and (iii) Performance Awards must have a performance period of at least one year.”

4.	The last sentence of the first paragraph of Section 10 of the Plan is deleted and replaced in its entirety with the following:

“In addition to the above, the following actions are considered material amendments under the Plan and the Company may not (except as provided for under Section 8(c) in connection with a Reorganization Event) take any such actions unless they are approved by the Company’s shareholders: (1) amend any outstanding Stock Option or SAR granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Stock Option or SAR, (2) cancel, exchange or permit the surrender of any outstanding Stock Option or SAR (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan (other than substitute Awards granted by the Administrator pursuant to Section 8(c) in connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity) covering the same or a different number of shares of Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Option or SAR, (3) cancel, exchange or permit the surrender of, in exchange for a cash payment or other securities or property, any outstanding Stock Option or SAR with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 8(c), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.”

5.	Except for the changes set forth above, the Plan remains in full force and effect.

C-1

Appendix D

HASBRO, INC.

RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

1.	Defined Terms

Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose

The Plan has been established to advance the interests of the Company and to increase shareholder value by providing for the grant to Participants of Stock-based and other incentive Awards which provide such Participants with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company and its Affiliates.

3.	Term

The Plan shall become effective upon adoption of the Plan by the Board, subject to shareholder approval within twelve months after adoption. The Board may grant Awards under the Plan prior to such shareholder approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no such Award may be exercisable prior to such approval. The Plan shall remain in effect until December 31, 2017 unless sooner terminated by the Board, subject to Section 10 hereof. After termination of the Plan, no future Awards may be granted under the Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions.

4.	Administration

The Administrator has full and exclusive discretionary authority, subject only to the express provisions of the Plan, to interpret, construe and implement the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe, implement and modify forms, rules and procedures for operation of the Plan; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties and Participants under the Plan. The Administrator shall be entitled to rely on reports, opinions, or statements of officers or employees of the Company as well as those of counsel, public accountants and other professional or expert persons. No member of the Administrator shall be subject to any individual liability with respect to the Plan.

Notwithstanding the foregoing, as is more fully set forth in Section 10 of the Plan, the Administrator may not make material amendments to the Plan or reprice Stock Options granted under the Plan without shareholder approval.

The grant of any Awards under the Plan is at the sole discretion of the Administrator. The Plan does not entitle any person eligible to participate in the Plan to any Awards and there is no guarantee that any person eligible to participate will be granted Awards under the Plan. No Participant shall have any right by reason of the grant of any Award under the Plan to continued employment by the Company. To the extent that Awards are made under the Plan, the terms of Awards may differ between different Award grants and Participants, whether or not such Participants or potential Participants are similarly situated.

The Administrator will exercise its discretion under the Plan in such a way as to comply, to the maximum extent practicable in carrying out the goals of the Plan, in a manner consistent with the requirements of Code Section 409A or an exemption from those requirements, provided, however, that neither the Administrator, the Company or the Plan shall have any liability for any failure to so comply.

5.	Shares Subject to the Plan and Limits on Awards Under the Plan

(a) Number of Shares.    A maximum of 32,600,000 shares of Stock may be delivered pursuant to Awards under the Plan (which represents an increase of 4,300,000 shares of Stock from the aggregate level previously authorized by the shareholders of the Company at the 2010 Annual Meeting of Shareholders). Of those authorized shares of Stock, no more than 10,200,000 shares of Stock (which represents an increase of 2,000,000 shares of Stock from the aggregate level previously authorized by the shareholders of the Company at the 2010 Annual Meeting of Shareholders) may be delivered pursuant to Awards other than Stock Options or SARs. Notwithstanding anything in the Plan to the contrary, any shares of Stock that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares of Stock available for delivery under the Plan and the terms and conditions of any such awards shall be the original terms and conditions thereof as adjusted by or pursuant to any applicable acquisition agreements. Shares tendered in payment of an Award’s exercise price, shares withheld to pay taxes due upon an Award and shares purchased by the Company using proceeds from Awards will not increase the total number of remaining shares authorized to be delivered pursuant to Awards under the Plan, and the gross number of shares covered by any SAR Awards granted under the Plan, as opposed to the net number of shares actually delivered under SARs, will be deducted from the number of shares remaining available for delivery pursuant to Awards under the Plan.

(b) Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan. Any fractional Shares which, but for this provision, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares, less all applicable withholding taxes.

(c) Award Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will together be an aggregate of 2,000,000 shares. The maximum benefit that may be paid to any person under other Awards which are granted in any calendar year will be: (i) to the extent paid in shares, 1,000,000 shares, (ii) to the extent such Awards are denominated in shares but paid in cash, 1,000,000 shares multiplied by the Fair Market Value of the shares on the date of payment under such Awards, and (iii) to the extent otherwise paid in cash, $10 million. The foregoing provisions will be construed and applied consistent with Section 162(m). No Award under the Plan may be outstanding for a term longer than ten years from the date of grant of such Award.

6.	Eligibility and Participation

The Administrator will select Participants from among key Employees and directors of the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	Rules Applicable to Awards

(a) All Awards

(1) Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. A Participant shall have no rights with respect to the Plan, or any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions, and provisions of the Plan and the Award applicable to such Participant have been met. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant.

(2) Transferability.    Neither ISOs, nor, except as the Administrator otherwise expressly provides consistent with the following sentence, other Awards may be transferred other than by will, a qualified domestic relations order or other domestic relations order, or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other Awards requiring exercise) may be exercised only by the Participant. The Administrator may provide that Awards may be transferable by gift or as part of estate planning transactions, provided that in no case will the Administrator allow for transfers of Awards for value to persons who are not related or previously related to the Participant making the transfer.

(3) Vesting, Etc.    The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with the recruitment of new Employees (including new officers) or new directors and except as otherwise permitted under Section 10 of the Plan, (i) Stock Options and SARs shall vest in one or more installments over a total vesting period of not less than three years, such that a Stock Option or SAR award will not become vested for the full number of shares subject to the Award over a period of less than three years from the date of grant of the Award, (ii) Restricted Stock and Deferred Stock shall vest in one or more installments over a total vesting period of not less than three years, such that

Restricted Stock or Deferred Stock awards will not become vested for the full number of shares subject to the Award over a period of less than three years from the date of grant of the Award, and (iii) Performance Awards must have a performance period of at least one year. Notwithstanding the foregoing restrictions, up to 5% of the shares authorized under the Plan may be granted under Awards subject to shorter performance, vesting, or other periods, including subject to being immediately vested upon grant. Subject to the foregoing restriction, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Administrator may at any time accelerate the vesting or exercisability of an Award, without being subject to the limitations set forth in the first sentence of this Section 7(a)(3), if such acceleration is associated with the death, disability, retirement or other termination of Employment or service of a Participant. For purposes of the foregoing sentence, the Administrator will have sole and conclusive power to define the types of disability, retirement or other termination of Employment or service associated with such acceleration.

The Administrator has full power and authority to determine, for each Award, how long after cessation of the Participant’s Employment or service as a director an Award requiring exercise will continue to be exercisable. Unless the Administrator expressly provides otherwise in the applicable Award agreement or through other means, immediately upon the cessation of the Participant’s Employment or service as a director an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that these default rules further provide, unless otherwise modified by the Administrator for a particular Award or Awards, that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months from the date of termination or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(A), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(B), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment or service as a director has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(4) Taxes. The Administrator will make such provision for the withholding of all applicable taxes as it deems necessary. The Administrator may, but need not, permit a Participant to satisfy tax withholding requirements by (i) having the Participant deliver cash or a check payable to the order of the Company, (ii) holding back shares of Stock from an Award, or (iii) permitting a Participant to tender shares of Stock which have been owned by the Participant for at least six months having a Fair Market Value equal to the amount of the applicable withholding taxes. The Administrator may, in its discretion, allow that withholding taxes paid by a Participant exceed the minimum withholding required by law.

(5) Dividend Equivalents, Deferrals, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award, provided that no such cash dividends or distributions will be paid or accrued with respect to (i) outstanding Options or SARs or (ii) other Awards subject to performance criteria or time vesting criteria that have not yet been met. Such dividend equivalents and other payments may be paid currently or may be credited to an account established under the Plan in the name of the Participant.

The Administrator may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents on deferred amounts denominated in Stock.

(6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create, or be construed to create, a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the Plan, such rights, unless otherwise determined by the Administrator, shall be no greater than the rights of an unsecured general creditor of the Company.

(7) Section 162(m). This Section 7(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or a SAR. In the case of any Performance Award to which this Section 7(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 7(a)(7) applies may be granted after the fifth anniversary of the approval of the Plan by shareholders of the Company until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.    The exercise price of a Stock Option and the strike price of a SAR will not be less than the Fair Market Value of the Stock subject to the Stock Option or the SAR, determined as of the date of grant.

(3) Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by any other means acceptable to the Administrator or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above in this Section 7(b)(3) may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Awards of Restricted Stock, Deferred Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

8.	Effect of Certain Transactions

(a) Change in Control

(1) If a Participant’s Employment by the Company is terminated by the Company without Cause during the twenty-four (24) month period following a Change in Control, or the Participant resigns from the Company with Good Reason during the twenty-four (24) month period following a Change in Control, all of such Participant’s Awards outstanding on such date shall become 100% vested and the then value of such Awards (calculated in the manner set forth in Section 8(a)(2) of the Plan but calculated as of the date of the Participant’s termination of employment based on the then Fair Market Value of the Stock on such date of the termination of employment, rather than based on the date of a Change in Control and based on a CIC Price), less all applicable withholding taxes, shall be paid to the Participant in cash (or, in the case of Stock Options, SARs, Restricted Stock, Unrestricted Stock, Deferred Stock and any other Awards providing for equity in the Company, either in cash or in shares of Stock, or in any combination thereof, as may be determined by the Administrator in its sole and absolute discretion) as soon as may be practicable. Upon such payment, such Awards shall be cancelled.”

(2) The amount of cash to be paid with respect to Stock Options, SARs, Restricted Stock, Deferred Stock, Unrestricted Stock and Performance Awards providing for shares of Stock shall be determined by multiplying the number of such Awards by (i) in the case of Restricted Stock, Unrestricted Stock, Deferred Stock and Performance Awards providing for shares of Stock, the CIC Price, provided, however, that in the case where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the number of Awards to be multiplied shall be the number of shares issued or vested pursuant to the Award as determined in accordance with the Award agreement and in the case where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the number of Awards to be multiplied shall be either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target number of such Awards as determined by the Administrator at the time of grant or (ii) higher of the target number of such Awards as determined by the Administrator at the time of grant and the number of shares issuable based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed, (ii) in the case of Stock Options, the difference between the exercise price per share and the CIC Price, if the CIC price is higher, and (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if the CIC price is higher. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid. In the case of Cash Awards the amount of cash to be paid shall be determined, (i) where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the Award agreement and (ii) where the performance period, if any, has not been completed upon the occurrence of a Change in Control, either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target value of such Awards as determined by the Administrator at the time of grant or (ii) the higher of the target value of such Awards as determined by the Administrator at the time of grant and the value of such awards based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed.

(3) In the event that the Administrator determines pursuant to Section 8(a)(1) above to pay Participants the value of an equity Award in shares of Stock, the number of shares of Stock to be paid to each Participant will be determined by taking the cash value which would have been paid if the Administrator had elected to pay in cash, computed in accordance with Section 8(a)(2) above, and dividing such value by the Payout Fair Market Value of the Stock. No fractional shares of Stock will be issued. The value of any fractional share amount will be paid to the Participant in cash.

(b) Changes in and Distributions with Respect to the Stock

(1) Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination or exchange of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum numbers of shares that may be delivered under the Plan and certain types of Awards under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.    To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to shareholders and other changes that impact the Stock or Awards other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

(3) Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

(c) Reorganization Events.

(1) Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. For purposes of this Section 8(c) and the 2003 Plan, any reference to “Stock” shall include reference to any successor securities resulting from a prior recapitalization of the Company.

(2) Consequences of a Reorganization Event on Outstanding Awards.

(A) In connection with a Reorganization Event, the Administrator may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Administrator determines in its sole discretion (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or other Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event (but in case of this subsection (iii) only in connection with a termination of the Participant’s Employment), (iv) in the event of a Reorganization Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event in connection with the termination of a Participant’s Employment) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards that are vested shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 8(c)(2), the Administrator shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 8(c)(2)(A), in the case of outstanding Awards that are subject to Section 409A of the Code: (i) if the applicable Award agreement provides that the vested portion of such Award shall be settled upon a Section 409A Change in Control, and the Reorganization Event constitutes such a Section 409A Change in Control, then no assumption or substitution shall be permitted pursuant to Section 8(c)(2)(A)(i), and the Awards shall instead be settled in accordance with the terms of the applicable Award agreement; and (ii) the Administrator may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 8(c)(2)(A) if the Reorganization Event constitutes a Section 409A Change in Control and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a Section 409A Change in Control, and the acquiring or succeeding entity does not assume or substitute the Awards pursuant to clause (i) of Section 8(c)(2)(A), then, unless the Administrator provides otherwise, the unvested Awards shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefore.

(C) For purposes of Section 8(c)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock or other equity of the acquiring or succeeding entity (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock or other equity of the acquiring or succeeding entity (or an affiliate thereof) that the Administrator determined to be equivalent in value (as of the date of such determination or another date specified by the Administrator) to the per share consideration received by holders of outstanding shares of Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event, other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding shares of Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Administrator determines otherwise, apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Reorganization Event in the same manner and to the same extent as such repurchase and other rights applied to such Restricted Stock; provided, however, that the Administrator may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, in connection with the termination of a Participant’s Employment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, the Administrator may provide that a pro-rata portion of such restricted stock will vest in connection with the termination of the Participant’s Employment.

9.	Legal Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.	Amendment and Termination

The Administrator may at any time terminate the Plan as to any future grants of Awards and may at any time and from time to time amend or modify the Plan or any outstanding Award for any purpose which may at the time be permitted by law; provided, however, that no material amendment to the Plan (including an amendment to reprice Stock Options or SARs granted under the Plan) shall become effective without shareholder approval; and further provided, that except as otherwise expressly provided in the Plan or required by law, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. For purposes of this Section 10 the following shall be considered material amendments to the Plan: (i) increasing benefits already accrued to participants under the Plan (other than in compliance with clause (iv) of this sentence), (ii) increasing the number of shares that may be issued under the Plan, (iii) modifying the requirements for participation in the Plan or (iv) waiving restrictions (such as accelerating the vesting period or waiving other Award restrictions), except in the case of death, disability, retirement, termination of employment or a Change in Control, provided that the Administrator may waive restrictions with respect to Awards covering up to an aggregate of 5% of the total shares authorized under the Plan for reasons other than those specified in the exceptions set forth in this clause (iv). For purposes of this Section 10, neither a termination of the Plan nor any amendment or modification to an outstanding Award under the Plan (other than to reprice Stock Options or SARs or to otherwise effect a change deemed material under the prior sentences of this Section 10) shall be considered a material amendment to the Plan. The following actions are considered material amendments under the Plan and the Company may not (except as provided for under Section 8(c) in connection with a Reorganization Event) take any such actions unless they are approved by the Company’s shareholders: (1) amend any outstanding Stock Option or SAR granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Stock Option or SAR, (2) cancel any outstanding Stock Option or SAR (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan (other than substitute Awards granted by the Administrator pursuant to Section 8(c) in connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity) covering the same or a different number of shares of Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Option or SAR, (3) cancel in exchange for a cash payment any outstanding Stock Option or SAR with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 8(c), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

The Administrator may, subject to the provisions of the Plan, create sub-plans to the Plan that may incorporate such terms as it considers necessary or desirable to operate the Plan in any non-United States jurisdiction in which Participants are situated and may implement such sub-plans in the form of schedules to the Plan applicable to the specified jurisdiction, provided that any Stock issued pursuant to such sub-plans shall be counted against the limits set forth in Section 5 of the Plan. Any such sub-plans created by the Administrator may provide for greater restrictions on Awards than those set forth in the Plan, but may not provide for greater benefits to Participants than the benefits permitted under the Plan itself.

11.	Other Compensation Arrangements

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

12.	Governing Law

The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

13	Other Provisions.

(a) Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid in accordance with their original schedule.

All terms in the Plan and in any Award agreement will be construed in compliance with the requirements of Section 409A of the Code and the regulations promulgated thereunder to the maximum extent possible.

The Company makes no representations or warranties and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

Exhibit A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: A Committee appointed by the Board to be the Administrator which is composed entirely of independent directors. The Administrator may delegate ministerial tasks to such persons as it deems appropriate. For any Awards subject to the requirements of Section 162(m), the composition of any Committee functioning as the Administrator with respect to such Awards will meet all of the requirements of Section 162(m).

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Performance Awards.

(vii) Cash Awards.

“Board”: The Board of Directors of the Company.

“Cash Award”: An award denominated in cash. The payment of a Cash Award may be subject to such restrictions and conditions as may be established by the Administrator.”

“Cause”: means a termination of a Participant’s Employment if such termination involves:

(i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(ii) a material breach of a material agreement with the Company;

(iii) a material failure to comply with the Company’s written policies or rules, which failure results in material harm to the Company;

(iv) a conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof or the equivalent under the applicable laws of foreign jurisdictions;

(v) gross negligence or willful misconduct that results in material harm to the Company;

(vi) continuing failure to perform assigned duties;

(vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such cooperation;

(viii) an intentional violation of Federal or state securities laws; or

(ix) fraud, embezzlement, theft or dishonesty against the Company.

Provided that no finding of Cause shall be made pursuant to subsections (ii), (iii), (vi) or (vii) above unless the Company has provided the Participant with written notice stating the facts and circumstances underlying the allegations of Cause, and the Participant has failed to cure such violation, if curable, within 30 calendar days following receipt thereof. The Administrator will determine whether a violation is curable and/or cured in its reasonable discretion.”

“Change in Control”: means the occurrence of any one of the following events:

(i) consummation of the sale of all or substantially all (at least 85%) of the assets of the Company to one or more individuals, entities, or groups (other than an Excluded Owner);

(ii) consummation of the acquisition or attainment of ownership by a person, entity, or group (other than an Excluded Owner) of more than 50% of the total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

(iii) consummation of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such merger or consolidation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the Company Voting Securities and the then outstanding voting securities of the other surviving entity or its ultimate parent, as applicable; or

(iv) individuals who constitute the Board on the date hereof (“Incumbent Directors”) cease for any reason during a twelve-month period to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date hereof and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors.

Notwithstanding the foregoing, where required to avoid extra taxation under Section 409A, a “Change in Control” must also constitute a change in control as defined in Code section 409A(2)(A)(v) and the regulations thereunder (a “Section 409A Change in Control”) unless the Administrator determines otherwise.

“CIC Price”: The higher of (i) the highest price paid for a share of the Stock in the transaction or series of transactions pursuant to which a Change in Control shall have occurred, or (ii) the highest reported sales price of a share of the Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred. To the extent that the consideration paid in any transaction or series of transactions described in (i) above consists in whole or in part of non-cash consideration, the value of such non-cash consideration shall be determined in the sole discretion of the Administrator.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board meeting any applicable legal and other requirements.

“Company”: Hasbro, Inc.

“Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Employee”: Any person who has an Employment relationship with the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and/or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in the instructions to Form S-8 promulgated by the Securities and Exchange Commission to the Company or any of its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Excluded Owner”: consists of (i) the Company, (ii) any entity in which the Company holds, directly or indirectly, stock or other ownership interests representing at least 50% of the voting power of all outstanding stock or ownership interests of such entity, (iii) any entity that holds, directly or indirectly, stock or other ownership interests representing at least 50% of the voting power of all stock or ownership interests of the Company, (iv) any Company benefit plan, and (v) any underwriter temporarily holding securities for an offering of such securities.”

“Fair Market Value”: The average of the high and low sales prices of the Stock as reported in The Wall Street Journal for New York Stock Exchange Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or NASDAQ National Market Issues, if the Stock is admitted for trading or quotation on said exchange or market), or, if no sales of the Stock were made on said exchange or market on that date, the average of the high and low prices of the Stock as reported in said composite transactions report for the preceding day on which sales of the Stock were made on said exchange or market. If the Stock is not then trading on an exchange or quoted in NASDAQ National Market Issues, then Fair Market Value shall be the mean between the bid and asked prices for the relevant over-the-counter transaction on such date or the preceding day on which sales of Stock were made over-the-counter, or if there are not such transactions, Fair Market Value shall be determined in good faith by the Administrator. Notwithstanding the foregoing, for purposes of valuing Stock delivered to the Company by a Participant in payment of the exercise price of a Stock Option or Stock delivered or withheld in payment of applicable tax withholding, if the Participant sells, on a national securities exchange, or on NASDAQ or over-the-counter, the Stock acquired on the same day as the date of exercise, the Administrator shall have the discretion to deem the per share Fair Market Value of the Stock so delivered or withheld to be the actual sales price per share of the Stock so sold. Under no circumstances shall Fair Market Value be less than the par value of the Stock.

“Good Reason”: means, without the Participant’s written consent, the occurrence of any of the following events or actions during the twenty four (24) months following a Change in Control:

(i) a material reduction in the aggregate amount of Participant’s base compensation in effect immediately preceding the Change in Control other than in connection with a general reduction that is also applied to other similarly situated employees;

(ii) a material reduction in the Participant’s position or reporting status in effect immediately prior to the Change in Control, or any material diminution in the Participant’s duties, responsibilities, powers or authorities relative to the Participant’s duties, responsibilities, powers or authorities in effect immediately prior to the Change in Control;

(iii) any relocation of the Participant’s principal place of employment by more than 50 miles; or

(iv) a material breach by the Company or any successor of any material provision of an employment agreement or other agreement under which the Participant provides services to the Company.

No resignation will be treated as resignation for Good Reason unless (1) the Participant has given written notice to the Company of his or her intention to terminate his or her employment for Good Reason, describing the grounds for such action, no later than sixty (60) days after the first occurrence of such circumstances, (2) the Participant has provided the Company with at least thirty (30) days in which to cure the circumstances giving rise to the Good Reason, and (3) provided that the Company is not successful in curing the circumstance giving rise to the Good Reason, the Participant ends his or her employment within 180 days following the end of the cure period.”

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Payout Fair Market Value”: The average of the Fair Market Values of the Stock for the ten trading days immediately preceding the date on which the Change in Control shall have occurred.

“Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any one or any combination of the following criteria (determined either (i) on a consolidated basis or (ii) as the context permits and as determined by the Administrator, on a segment, divisional, sector, subsidiary, business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), or in combinations thereof, all as selected by the Administrator in each individual case): net earnings; earnings per share; net earnings per share; stock price; net revenues; gross profit; operating profit; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; cost control; cash net earnings; return on assets; return on capital; return on capital investment; return on shareholders’ equity; return on net revenues; net cash provided by operating activities; working capital; economic value added; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to the Russell 1000 Consumer Discretionary Index; total shareholder return on common stock relative to any index of companies or group of companies, such index or group either being assembled by a third party or by the Administrator, or one or more specific companies, all as selected by the Administrator; sales; core brands growth; core brands net revenues; operating margin; and free cash flow. Performance goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. In setting the Performance Criteria the Administrator intends to set goals which are indicative of strong performance. Satisfaction of Performance Criteria may, in the Administrator’s discretion, be determined to the extent applicable, (i) in accordance with generally accepted accounting principles applied on a consistent basis and/or (ii) exclusive of designated (a) changes in accounting principles, (b) extraordinary items, (c) material restructurings, (d) material nonrecurring items, (e) material non-budgeted items and (f) results of operations of acquisitions or divestitures consummated during the fiscal year; each of the items in this section (ii) being excluded to the extent authorized by the Administrator.

“Plan”: The Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code, or any successor provision.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $.50 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price. Stock Options can be either ISO’s or non-incentive options.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

Appendix E

FIRST AMENDMENT TO HASBRO, INC.

2014 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN

The Hasbro, Inc. 2014 Senior Management Annual Performance Plan (the “Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this First Amendment to the Hasbro, Inc. 2014 Senior Management Annual Performance Plan (the “First Amendment”) by the shareholders of Hasbro, Inc.

Notwithstanding the foregoing, the First Amendment shall only become effective if it is approved by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders, or any adjournment thereof.

1. The last sentence of Section 5 of the Plan is deleted and replaced in its entirety with the following:

“In no event shall the maximum amount paid to any one individual as a Performance Award under the Plan in respect of any given fiscal year exceed $10 million.”

2. Except for the changes set forth above, the Plan remains in full force and effect.

E-1

Appendix F

HASBRO, INC.

2014 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN

Section 1. Purpose. The purpose of the Hasbro, Inc. 2014 Senior Management Annual Performance Plan (the “Plan”) is to promote the interests of Hasbro, Inc. (the “Company”) and its shareholders by providing incentive to participating senior executive officers of the Company to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

Section 2. Term. The Plan shall be effective as of the first day of the Company’s 2014 fiscal year (the “Effective Date”), subject to shareholder approval of the Plan at the Company’s 2014 Annual Meeting of Shareholders, and shall also be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 10, subject to any future shareholder reapproval requirements of the Internal Revenue Code of 1986, as amended (including without limitation Section 162(m) thereof), and the rules and regulations (including any then current proposed and/or transitional rules or regulations) promulgated thereunder by the Internal Revenue Service (collectively the “Code”).

Section 3. Coverage. For purposes of the Plan, a “Participant” for a fiscal year shall mean each executive officer or other employee of the Company selected for such fiscal year by the Compensation Committee of the Board of Directors or a subcommittee thereof, consisting solely of two or more “outside directors,” as defined in Section 162(m) of the Code (the “Committee”). Each member of the Committee shall also be a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

Section 4. Performance Goals. For each Participant for a fiscal year, the Committee shall designate, within the time period required by the Code, one or more performance goals (each, a “Performance Goal”) to be applied in determining whether payments may be made under the award opportunity (the “Performance Award”) granted to the Participant for such year. The Plan, Performance Goals, payout levels (as described in Section 5 below), and Performance Awards will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Performance Award under the performance-based compensation exception requirements of Section 162(m) of the Code. The Committee will pre-establish each Performance Goal and other relevant terms in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the Performance Award as performance-based under Section 162(m) of the Code). Attainment of the specified percentage of the Performance Goal so established shall be a condition to any payment under the Performance Award. The Performance Goal for each Participant shall be an objectively determinable measure of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index; total shareholder return relative to any company or any customized list of companies established by the Committee at the same time as it sets the relevant Performance Goal and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on a segment, divisional, sector, subsidiary or other business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), all as selected by the Committee in each individual case. Performance Goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. In setting the Performance Goals the Committee intends to set goals which are indicative of strong performance. Performance Goals, including the criteria upon which such goals are based, may vary among Participants. A Performance Goal may consist of a targeted increase in one or more criteria, maintaining one or more criteria or limiting a reduction in one or more criteria, all as determined by the Committee in its discretion for any particular year.

Whether and to what extent a pre-established Performance Goal is achieved shall be determined by reference to the Company’s certified financial statements and supporting financial records maintained by the

Company in the ordinary course in accordance with generally accepted accounting principles or on such other objective basis as the Committee determines at the time it specifies the Performance Goal. Without limiting the generality of the foregoing, the Committee may, at the time it specifies the Performance Goal, provide that such objective bases for determining performance will be modified in an objectively determinable and nondiscretionary manner to reflect specified types of events occurring during the fiscal year – for example, but without limitation, acquisitions or dispositions, compensation expenses related to acquisitions, the effects of litigations, arbitrations or settlements, changes in accounting principles, gains or losses on discontinued operations, the writedown of any asset, changes related to restructuring or rationalization programs, amortization of purchased intangibles, impacts from entering into or amending significant licenses or other relationships with third parties, the net impact of tax rate changes, non-cash asset impairment charges, or any other specified items that are considered by the Committee to be extraordinary, or other non-recurring and/or non-budgeted items specified by the Committee – the occurrence of which, and the impact of which on such bases for determining performance, are themselves objectively determinable and nondiscretionary.

Section 5. Payout Levels. Within the time period for establishing the terms of a Performance Award, as described in Section 4 above, the Committee shall establish for each Performance Award the maximum amount, expressed as a percentage of Earned Salary (but in no event greater than the maximum amount described in the last sentence of this Section 5), that will be payable to the Participant if the Performance Goal or Performance Goals applicable to the Performance Award are achieved at specified levels pre-established by the Committee. For example, if the Committee establishes under Section 4 a Performance Award opportunity based solely on EBITDA for the fiscal year, it shall establish at the same time a maximum percentage of Earned Salary that will be payable to the Participant at specified levels of EBITDA for the year, which may include no payment for EBITDA performance below a specified level and no increase in payout for EBITDA above a specified level. For purposes of the Plan “Earned Salary” means all base compensation for the Participant for the year in question, which base compensation shall (i) include all base compensation amounts deferred by the Participant under the Company’s Retirement Savings Plan, the Company’s Non-Qualified Deferred Compensation Plan and/or any similar or successor plans for the fiscal year and (ii) exclude any bonus or other benefits, other than base compensation, for the year in question. In no event shall the maximum amount paid to any one individual as a Performance Award under the Plan in respect of any given fiscal year exceed 300% of that individual’s base salary for the year in question, or $6 million, whichever is smaller.

Section 6. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to select Participants under the Plan, to set Performance Goals for Participants and to make rules and regulations for the administration of the Plan. The Committee may delegate to others, including to officers or other employees of the Company, nondiscretionary administrative functions under the Plan. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive, and the Committee shall have the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

Section 7. Certification of Achievement of Performance Goals. Provided that the Code so requires, the Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, of achievement of Performance Goals for each Participant, and such determination will be final and conclusive. For purposes of this Section and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as a written certification.

Section 8. Payment of Awards. Payment, if any, under the Plan with respect to a fiscal year can be made in cash or in shares of the Company’s stock, which shares, if issued, shall be issued under and pursuant to the terms of the Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan, or any successor thereto, and shall be made to the Participant if the Participant is employed by the Company at the end of such fiscal year and, subject to the certification requirement described in Section 7, may be made at any time or in installments from time to time between the first day and March 15 of the next fiscal year at the discretion of the Committee.

Unless the Committee provides otherwise, immediately upon the cessation of the Participant’s employment with the Company prior to the end of the fiscal year in question, any unpaid Performance Award under the Plan for such fiscal year will terminate and be forfeited.

Section 9. Clawback of Awards. All incentive compensation awarded under the Plan is subject to the Hasbro, Inc. Clawback Policy adopted by the Board of Directors as it may be amended from time to time. By accepting an award under the Plan, a Participant agrees that all incentive compensation to which the Participant is or becomes entitled to under the Plan shall be subject to the terms of the Hasbro, Inc. Clawback Policy.

Section 10. Amendment or Termination. The Committee may terminate or suspend at any time the Plan in whole or in part or from time to time amend the Plan in any respect, provided that no such amendments that require shareholder approval shall be effective without such shareholder approval having been obtained.

Section 11. No Assignment. The rights hereunder, including without limitation rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession). During the lifetime of any Participant any payment shall be payable only to such Participant.

Section 12. The Company. For purposes of the Plan, the “Company” shall include the successors and assigns of the Company, and the Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquires substantially all of the assets of the Company, or which otherwise succeeds to its business.

Section 13. No Right to Participate. Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer or other employee of the Company as a Participant, nor confer upon any Participant in the Plan the right to remain a Participant in the Plan for any subsequent fiscal year.

Section 14. Governing Law. The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

IMPORTANT ANNUAL MEETING INFORMATION 000004
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Electronic Voting Instructions
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VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED TITLE BAR.
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Election of Directors For Terms Expiring in 2018 — The Board of Directors recommends a vote FOR all of the nominees listed.
1. Election of Directors: For Against Abstain For Against AbstainFor Against Abstain
01—Kenneth A. Bronfin 02—Michael R. Burns 03—Hope Cochran
04—Crispin H. Davis 05—Lisa Gersh 06—Brian D. Goldner
07—Alan G. Hassenfeld 08—Tracy A. Leinbach 09—Edward M. Philip
10—Richard S. Stoddart 11—Mary Beth West 12—Linda K. Zecher
B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 4, 5 and 6 and for a frequency of every 1 YEAR for Proposal 3.
For Against Abstain1 Year 2 Years 3 Years Abstain
2. The adoption, on an advisory basis, of a resolution approving the compensation of the Named Executive Officers of Hasbro, Inc., as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the 2017 Proxy Statement.
4. Approval of Amendments to the Restated 2003 Stock Incentive Performance Plan.
6. Ratification of the selection of KPMG LLP as Hasbro, Inc.’s independent registered public accounting firm for fiscal 2017.
3. The adoption, on an advisory basis, of approval of a frequency for the vote on the compensation of the Named Executive Officers.
5. Approval of an Amendment to the 2014 Senior Management Annual Performance Plan.
1 Year 2 Years 3 Years Abstain
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02KLSE

Dear Fellow Shareholders:
You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 11:00 a.m., EDT on Thursday, May 18, 2017, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.
Your Vote Matters. Whether or not you plan to attend the 2017 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2017 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.
Sincerely,
Brian D. Goldner Chairman of the Board
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
HASBRO, INC.
1027 Newport Avenue, Pawtucket, RI 02861 Annual Meeting of Shareholders – May 18, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints each of BRIAN D. GOLDNER and DEBORAH M. THOMAS with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 18, 2017 at 11:00 a.m., EDT at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment or postponement thereof.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 4, 5 AND 6, FOR A FREQUENCY OF EVERY 1 YEAR FOR PROPOSAL 3, AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE MARK ON REVERSE SIDE AND SIGN AND DATE BELOW AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. CONTINUED ON REVERSE SIDE AND TO BE SIGNED BELOW. YOUR VOTE IS IMPORTANT
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